AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF NOVEMBER 7, 2014

AMONG

WHITESTONE REIT OPERATING PARTNERSHIP, L.P.,

THE GUARANTORS FROM TIME TO TIME PARTIES HERETO,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

BANK OF MONTREAL,
AS ADMINISTRATIVE AGENT,

WELLS FARGO BANK, NATIONAL ASSOCIATION AND BANK OF AMERICA, N.A.
AS SYNDICATION AGENTS,

AND

U.S. BANK NATIONAL ASSOCIATION,
AS DOCUMENTATION AGENT

BMO CAPITAL MARKETS, WELLS FARGO SECURITIES, LLC, MERRILL LYNCH, PIERCE FENNER & SMITH INCORPORATED AND U.S. BANK NATIONAL ASSOCIATION,
AS CO-LEAD ARRANGERS AND JOINT BOOK RUNNERS

TABLE OF CONTENTS
Section    Heading
Section 1.    THE CREDIT FACILITIES

Section 1.1.	Revolving Credit Commitments

Section 1.2.	Term Loan Commitments

Section 1.3.	Letters of Credit

Section 1.4.	Applicable Interest Rates; Investment Grade Credit Rating Interest Rate Election

Section 1.5.	Minimum Borrowing Amounts; Maximum Eurodollar Loans

Section 1.6.	Manner of Borrowing Loans and Designating Applicable Interest Rates

Section 1.7.	Maturity of Loans

Section 1.8.	Prepayments

Section 1.9.	Default Rate

Section 1.10.	Evidence of Indebtedness

Section 1.11.	Funding Indemnity

Section 1.12.	Commitment Terminations

Section 1.13.	Substitution of Lenders

Section 1.14.	Defaulting Lenders

Section 1.15.	Incremental Facilities

Section 1.16.	Extension of Revolving Credit Termination Date

Section 2.	FEES

Section 2.1.	Fees

Section 3.	PLACE AND APPLICATION OF PAYMENTS

Section 3.1.	Place and Application of Payments

Section 4.	GUARANTIES

Section 4.1.	Guaranties

Section 4.2.	Further Assurances

Section 4.3.	Release of Subsidiary Guarantors

Section 5.	DEFINITIONS; INTERPRETATION

Section 5.1.	Definitions

Section 5.2.	Interpretation

Section 5.3.	Change in Accounting Principles

Section 6.	REPRESENTATIONS AND WARRANTIES

Section 6.1.	Organization and Qualification

Section 6.2.	Subsidiaries

Section 6.3.	Authority and Validity of Obligations

Section 6.4.	Use of Proceeds; Margin Stock

Section 6.5.	Financial Reports

Section 6.6.	No Material Adverse Change

Section 6.7.	Full Disclosure

Section 6.8.	Trademarks, Franchises, and Licenses

Section 6.9.	Governmental Authority and Licensing

Section 6.10.	Good Title

Section 6.11.	Litigation and Other Controversies

Section 6.12.	Taxes

Section 6.13.	Approvals

Section 6.14.	Affiliate Transactions

Section 6.15.	Investment Company

Section 6.16.	ERISA

Section 6.17.	Compliance with Laws

Section 6.18.	OFAC

Section 6.19.	Other Agreements

Section 6.20.	Solvency

Section 6.21.	No Default

Section 6.22.	No Broker Fees.

Section 6.23.	Condition of Property; Casualties; Condemnation

Section 6.24.	Legal Requirements, and Zoning

Section 6.25.	Qualified Ground Leases

Section 6.26.	No Defaults; Landlord is in Compliance with Leases

Section 7.	CONDITIONS PRECEDENT

Section 7.1.	All Credit Events

Section 7.2.	Initial Credit Event

Section 7.3.	Eligible Property Additions and Deletions to the Borrowing Base

Section 8.	COVENANTS

Section 8.1.	Maintenance of Business

Section 8.2.	Maintenance of Properties

Section 8.3.	Taxes and Assessments

Section 8.4.	Insurance

Section 8.5.	Financial Reports

Section 8.6.	Inspection

Section 8.7.	Liens

Section 8.8.	Investments, Acquisitions, Loans and Advances

Section 8.9.	Mergers, Consolidations and Sales

Section 8.10.	Maintenance of Subsidiaries

Section 8.11.	ERISA

Section 8.12.	Compliance with Laws

Section 8.13.	Compliance with OFAC Sanctions Programs

Section 8.14.	Burdensome Contracts With Affiliates

Section 8.15.	No Changes in Fiscal Year

Section 8.16.	Formation of Subsidiaries

Section 8.17.	Change in the Nature of Business

Section 8.18.	Use of Proceeds

Section 8.19.	No Restrictions

Section 8.20.	Financial Covenants

Section 8.21.	Borrowing Base Covenants

Section 8.22.	Dividends and Certain Other Restricted Payments

Section 9.	EVENTS OF DEFAULT AND REMEDIES

Section 9.1.	Events of Default

Section 9.2.	Non‑Bankruptcy Defaults

Section 9.3.	Bankruptcy Defaults

Section 9.4.	Collateral for Undrawn Letters of Credit

Section 9.5.	Notice of Default

Section 10.	CHANGE IN CIRCUMSTANCES

Section 10.1.	Change of Law

Section 10.2.	Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR

Section 10.3.	Increased Cost and Reduced Return

Section 10.4.	Lending Offices

Section 10.5.	Discretion of Lender as to Manner of Funding

Section 11.	THE ADMINISTRATIVE AGENT

Section 11.1.	Appointment and Authority

Section 11.2.	Rights as a Lender

Section 11.3.	Action by Administrative Agent; Exculpatory Provisions

Section 11.4.	Reliance by Administrative Agent

Section 11.5.	Delegation of Duties

Section 11.6.	Resignation of Administrative Agent

Section 11.7.	Non-Reliance on Administrative Agent and Other Lenders

Section 11.8.	L/C Issuer and Swingline Lender.

Section 11.9.	Hedging Liability and Bank Product Obligations

Section 11.10.	Designation of Additional Agents

Section 11.11.	Authorization to Release Guaranties

Section 11.12.	Authorization of Administrative Agent to File Proofs of Claim

Section 12.	MISCELLANEOUS

Section 12.1.	Taxes

Section 12.2.	Other Taxes

Section 12.3.	No Waiver, Cumulative Remedies

Section 12.4.	Non‑Business Days

Section 12.5.	Survival of Representations

Section 12.6.	Survival of Indemnities

Section 12.7.	Sharing of Payments by Lenders

Section 12.8.	Notices; Electronic Communication

Section 12.9.	Counterparts, Integration; Effectiveness.

Section 12.10.	Successors and Assigns

Section 12.11.	Amendments

Section 12.12.	Headings

Section 12.13.	Costs and Expenses; Indemnification

Section 12.14.	Set‑off

Section 12.15.	Severability of Provisions

Section 12.16.	Excess Interest

Section 12.17.	Construction

Section 12.18.	Governing Law; Jurisdiction; Consent to Service of Process

Section 12.19.	Waiver of Jury Trial

Section 12.20.	USA Patriot Act

Section 12.21.	Confidentiality

Section 12.22.	Amendment and Restatement; No Novation

Section 12.23.	Equalization of Loans and Commitments

Section 13.	THE GUARANTEES

Section 13.1.	The Guarantees

Section 13.2.	Guarantee Unconditional

Section 13.3.	Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances

Section 13.4.	Subrogation

Section 13.5.	Waivers

Section 13.6.	Limit on Recovery

Section 13.7.	Stay of Acceleration

Section 13.8.	Benefit to Guarantors

Section 13.9.	Guarantor Covenants

Section 13.10.	Keepwell

Section 13.11.	Subordination
Signature Page
Exhibit A    -    Notice of Payment Request
Exhibit B    -    Notice of Borrowing

Exhibit C    -    Notice of Continuation/Conversion
Exhibit D-1    -    Term A Note
Exhibit D-2    -    Term B Note
Exhibit D-3    -    Revolving Note
Exhibit D-4    -    Incremental Term Note
Exhibit D-5    -    Swing Note
Exhibit E    -    Compliance Certificate
Exhibit F    -    Assignment and Acceptance
Exhibit G    -    Additional Guarantor Supplement
Exhibit H    -    Borrowing Base Certificate
Schedule I-1    -    Form of U.S. Tax Compliance Certificate
Schedule I-2    -    Form of U.S. Tax Compliance Certificate
Schedule I-3    -    Form of U.S. Tax Compliance Certificate
Schedule I-4    -    Form of U.S. Tax Compliance Certificate
Schedule 1    -    Commitments
Schedule 1.1    -    Initial Properties
Schedule 5.1    -    Legacy Houston Properties
Schedule 6.2    -    Subsidiaries
Schedule 6.17    -    Underground Storage Tanks
Schedule 6.26     -    Significant Leases

AMENDED AND RESTATED CREDIT AGREEMENT
This Amended and Restated Credit Agreement is entered into as of November 7, 2014, by and among Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), Whitestone REIT and each Material Subsidiary from time to time party to this Agreement, as Guarantors, the several financial institutions from time to time party to this Agreement, as Lenders, and BANK OF MONTREAL, as Administrative Agent as provided herein. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in Section 5.1 hereof.
PRELIMINARY STATEMENT
WHEREAS, the Borrower, Whitestone REIT and certain Material Subsidiaries of the Borrower, as Guarantors, the financial institutions party thereto as “Lenders” and Bank of Montreal, Chicago Branch, as Administrative Agent and the L/C Issuer, previously entered into a Credit Agreement dated as of February 4, 2013 (as heretofore extended, renewed, amended, modified, amended and restated or supplemented, the “Prior Credit Agreement”).
WHEREAS, the Borrower has requested that (i) the maturity date under the Prior Credit Agreement be extended, (ii) the maximum amount of the aggregate Revolving Credit Commitments be increased and a swingline be provided under the Revolving Credit, (iii) a new $50,000,000 term loan be extended by the Lenders to the Borrower on the date hereof, and (iv) certain other amendments be made to the Prior Credit Agreement, and the Administrative Agent, the L/C Issuer and the Lenders have agreed to such requests on the terms and conditions set forth in this Agreement, which, for the sake of clarity and convenience, amends and restates the Prior Credit Agreement in its entirety.
NOW, THEREFORE, in consideration of their mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and restate the Prior Credit Agreement in its entirety as follows:

SECTION 1.	THE CREDIT FACILITIES.
Section 1.1.    Revolving Credit Commitments.
(a)    Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a “Revolving Loan” and collectively for all the Lenders the “Revolving Loans”) in U.S. Dollars to the Borrower from time to time on a revolving basis up to the amount of such Lender’s Revolving Credit Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Revolving Credit Termination Date. The sum of the aggregate principal amount of Revolving Loans, Swingline Loans and L/C Obligations at any time outstanding shall not exceed the lesser of (i) the Revolving Credit Commitments of all Lenders in effect at such time and (ii) the Borrowing Base as then determined and computed. Each Borrowing of Revolving Loans shall be made ratably by the Lenders in proportion to their respective Revolver Percentages. As of the Closing Date immediately prior to the initial Borrowing of Revolving Loans under this Agreement, the aggregate outstanding principal amount of Revolving Loans advanced under the Prior Credit Agreement is $148,100,000, which outstanding Revolving Loans advanced under the Prior Credit Agreement shall continue as outstanding Revolving Loans under this Agreement. As provided in Section 1.6(a) hereof, the Borrower may elect that each Borrowing of Revolving Loans be either Base Rate Loans or Eurodollar Loans. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Revolving Credit Termination Date, subject to the terms and conditions hereof.
(b)    Swingline Loans. (i) Generally. Subject to the terms and conditions hereof, as part of the Revolving Credit, the Swingline Lender may, in its sole discretion, make loans in U.S. Dollars to the Borrower under the Swingline (individually a “Swingline Loan” and collectively the “Swingline Loans”) which shall not in the aggregate at any time outstanding exceed the Swingline Sublimit. Swingline Loans may be availed of from time to time and borrowings thereunder may be repaid and used again during the period ending on the Revolving Credit Termination Date. Each Swingline Loan shall be in a minimum amount of $250,000 or such greater amount which is an integral multiple of $100,000. Each Swingline Loan shall bear interest until maturity (whether by acceleration or otherwise) at a rate per annum equal to (x) the rate per annum for Base Rate Loans under the Revolving Credit as from time to time in effect (computed on the basis of a year of 365/366 days for the number of the days elapsed) or (y) the Swingline Lender’s Quoted Rate (computed on the basis of a year of 360 days for the actual number of days elapsed). Interest on the Swingline Loan shall be due and payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).
(ii)    Requests for Swingline Loans. The Borrower shall give the Administrative Agent prior notice (which may be written or oral) no later than 12:00 Noon (Chicago time) on the date upon which the Borrower requests that the Swingline Loan be made, of the amount and date of the Swingline Loan, and, if applicable, the Interest Period requested therefor. The Administrative Agent shall promptly advise the Swingline Lender of any such notice received from the Borrower. Thereafter, the Swingline Lender shall notify the Administrative Agent (who shall thereafter promptly notify the Borrower) whether or not it has elected to make the Swingline Loan. If the Swingline Lender agrees to make the Swingline Loan, it may in its discretion quote an interest rate to the Borrower at which the Swingline Lender would be willing to make the Swingline Loan available to the Borrower for the Interest Period so requested (the rate so quoted for a given Interest Period being herein referred to as “Swingline Lender’s Quoted Rate”). The Borrower acknowledges and agrees that the interest rate quote is given for prompt and irrevocable acceptance. If the Borrower does not so promptly accept the Swingline Lender’s Quoted Rate for the full amount requested by the Borrower for the Swingline Loan, the Swingline Lender’s Quoted Rate shall be deemed immediately withdrawn. If the Swingline Lender’s Quoted Rate is not accepted or otherwise does not apply, the Swingline Loan shall bear interest at the rate per annum for Base Rate Loans under the Revolving Credit as from time to time then currently in effect. Subject to the terms and conditions hereof, the proceeds of the Swingline Loan extended to the Borrower shall be deposited or otherwise wire transferred to the Borrower’s Designated Disbursement Account or as the Borrower, the Administrative Agent, and the Swingline Lender may otherwise agree. Anything contained in the foregoing to the contrary notwithstanding, the undertaking of the Swingline Lender to make Swingline Loans shall be subject to all of the terms and conditions of this Agreement (provided that the Swingline Lender shall be entitled to assume that the conditions precedent to an advance of the Swingline Loan have been satisfied unless notified to the contrary by the Administrative Agent or the Required Lenders).
(iii)    Refunding Swingline Loans. In its sole and absolute discretion, the Swingline Lender may at any time, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to act on its behalf for such purpose) and with notice to the Borrower and the Administrative Agent, request each Lender to make a Revolving Loan in the form of a Base Rate Loan in an amount equal to such Lender’s Revolver Percentage of the amount of the Swingline Loans outstanding on the date such notice is given (which Loans shall thereafter bear interest as provided for in Section 1.4(a)). Unless an Event of Default described in Section 9.1(j) or 9.1(k) exists with respect to the Borrower, regardless of the existence of any other Event of Default, each Lender shall make the proceeds of its requested Revolving Loan available to the Administrative Agent for the account of the Swingline Lender), in immediately available funds, at the Administrative Agent’s office in Chicago, Illinois (or such other location designated by the Administrative Agent), before 12:00 Noon (Chicago time) on the Business Day following the day such notice is given. The Administrative Agent shall promptly remit the proceeds of such Borrowing to the Swingline Lender to repay the outstanding Swingline Loans.
(iv)    Participation in Swingline Loans. If any Lender refuses or otherwise fails to make a Revolving Loan when requested by the Swingline Lender pursuant to Section 1.1(b)(iii) above (because an Event of Default described in Section 9.1(j) or 9.1(k) exists with respect to the Borrower or otherwise), such Lender will, by the time and in the manner such Revolving Loan was to have been funded to the Swingline Lender, purchase from the Swingline Lender an undivided participating interest in the outstanding Swingline Loans in an amount equal to its Revolver Percentage of the aggregate principal amount of Swingline Loans that were to have been repaid with such Revolving

Loans. From and after the date of any such purchase, the parties hereto hereby acknowledge and agree that the Swingline Loans shall thereafter bear interest as Base Rate Loans as provided for in Section 1.1(b)(i)(x) above). Each Lender that so purchases a participation in a Swingline Loan shall thereafter be entitled to receive its Revolver Percentage of each payment of principal received on the Swingline Loan and of interest received thereon accruing from the date such Lender funded to the Swingline Lender its participation in such Loan. The several obligations of the Lenders under this Section shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set‑off, counterclaim or defense to payment which any Lender may have or have had against the Borrower, any other Lender, or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or by any reduction or termination of the Commitments of any Lender, and each payment made by a Lender under this Section shall be made without any offset, abatement, withholding, or reduction whatsoever.
Section 1.2.    Term Loan Commitments. (a) The Loan Parties, Administrative Agent and Lenders hereby acknowledge and agree that the Lenders with “Term Loan Commitments” under the Prior Credit Agreement severally and not jointly advanced a loan (the “Term A Loan”) under the Prior Credit Agreement in the amount of $50,000,000 and, in connection therewith, the “Term Loan Commitments” under the Prior Credit Agreement simultaneously terminated and no Lender under this Agreement has any obligation to advance a Term A Loan to the Borrower. As of the Closing Date, the aggregate outstanding principal amount of Term A Loans is $50,000,000, which Term A Loans continue as outstanding obligations under this Agreement ratably held by each Lender in proportion to their respective Term A Loan Commitments. As provided in Section 1.6(a) hereof, the Borrower may elect that the Term A Loan be outstanding as a Base Rate Loan or Eurodollar Loan. No amount repaid or prepaid on any Term A Loan may be borrowed again.
(b)    Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan (individually a “Term B Loan” and collectively for all the Lenders the “Term B Loans”) in U.S. Dollars to the Borrower in the amount of such Lender’s Term B Loan Commitment. The Term B Loans shall be advanced in a single Borrowing on the Closing Date and shall be made ratably by the Lenders in proportion to their respective Term B Loan Percentages, at which time the Term B Loan Commitments shall expire. As provided in Section 1.6(a) hereof, the Borrower may elect that the Term B Loans be outstanding as Base Rate Loans or Eurodollar Loans. No amount repaid or prepaid on any Term B Loan may be borrowed again.
Section 1.3.    Letters of Credit. (a) General Terms. Subject to the terms and conditions hereof, as part of the Revolving Credit, the L/C Issuer shall issue standby and commercial letters of credit (each a “Letter of Credit”) or amend or extend Letters for Credit issued by it for the account of the Borrower or for the account of the Borrower and one or more of its Subsidiaries in an aggregate undrawn face amount up to the L/C Sublimit; provided that if a Letter of Credit is issued on account of a Subsidiary, the Borrower shall be the primary obligor for all obligations with respect to such Letter of Credit. Each Letter of Credit shall be issued by the L/C Issuer, but each Lender shall be obligated to reimburse the L/C Issuer for such Lender’s Revolver Percentage of the amount of each drawing thereunder and, accordingly, each Letter of Credit shall constitute usage of the Revolving Credit Commitment of each Lender pro rata in an amount equal to its Revolver Percentage of the L/C Obligations then outstanding.
(b)    Applications. At any time prior to thirty (30) days before the Revolving Credit Termination Date, the L/C Issuer shall, at the request of the Borrower, issue one or more Letters of Credit in U.S. Dollars, in a form satisfactory to the L/C Issuer, with expiration dates no later than the earlier of 12 months from the date of issuance (or which are cancelable not later than 12 months from the date of issuance and each renewal) or thirty (30) days prior to the Revolving Credit Termination Date, in an aggregate face amount as set forth above, upon the receipt of an application duly executed by the Borrower and, if such Letter of Credit is for the account of one of its Subsidiaries, such Subsidiary for the relevant Letter of Credit in the form then customarily prescribed by the L/C Issuer for the Letter of Credit requested (each an “Application”). Without limiting the foregoing limitation regarding Letter of Credit expiration dates, the Borrower agrees that if on the Revolving Credit Termination Date any Letters of Credit remain outstanding the Borrower shall then deliver to the Administrative Agent, without notice or demand, Cash Collateral in an amount equal to 102% of the aggregate amount of each Letter of Credit then outstanding (which shall be held by the Administrative Agent pursuant to the terms of Section 9.4). Notwithstanding anything contained in any Application to the contrary: (i) the Borrower shall pay fees in connection with each Letter of Credit as set forth in Section 2.1 hereof, (ii) except as otherwise provided in Section 1.8 or Section 1.14 hereof, unless an Event of Default exists, the L/C Issuer will not call for the funding by the Borrower of any amount under a Letter of Credit before being presented with a drawing thereunder, and (iii) if the L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Borrower’s obligation to reimburse the L/C Issuer for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed). If the L/C Issuer issues any Letter of Credit with an expiration date that is automatically extended unless the L/C Issuer gives notice that the expiration date will not so extend beyond its then scheduled expiration date, the L/C Issuer will, unless the Administrative Agent and the Required Lenders instruct the L/C Issuer otherwise, give such notice of non‑renewal before the time necessary to prevent such automatic extension if before such required notice date: (i) the expiration date of such Letter of Credit if so extended would be after the date that is thirty (30) days prior to the Revolving Credit Termination Date, (ii) the Revolving Credit Commitments have been terminated, or (iii) a Default or an Event of Default exists and either the Administrative Agent or the Required Lenders (with notice to the Administrative Agent) have given the L/C Issuer instructions not to so permit the extension of the expiration date of such Letter of Credit. The L/C Issuer agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Borrower subject to the conditions of Section 7 hereof and the other terms of this Section 1.3. Notwithstanding anything contained herein to the contrary, the L/C Issuer shall be under no obligation to issue, extend or amend any Letter of Credit if a default of any Lender’s obligations to fund under Section 1.3(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into arrangements with Borrower or such Lender satisfactory to the L/C Issuer to eliminate the L/C Issuer’s risk with respect to such Lender.
(c)    The Reimbursement Obligations. Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall promptly notify the Borrower and the Administrative Agent thereof. Subject to Section 1.3(b) hereof, the obligation of the Borrower to reimburse the L/C Issuer for all drawings under a Letter of Credit (a “Reimbursement Obligation”) shall be governed by the Application related to such Letter of Credit, except that reimbursement shall be made by no later than 12:00 Noon (Chicago time) on the date when each drawing is to be paid if the Borrower has been informed of such drawing by the L/C Issuer on or before 11:00 a.m. (Chicago time) on the date when such drawing is to be paid or, if notice of such drawing is given to the Borrower after 11:00 a.m. (Chicago time) on the date when such drawing is to be paid, by no later than 12:00 Noon (Chicago time) on the following Business Day, in immediately available funds at the Administrative Agent’s principal office in Chicago, Illinois or such other office as the Administrative Agent may designate in writing to the Borrower (who shall thereafter cause to be distributed to the L/C Issuer such amount(s) in like funds). If the Borrower does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations therein in the manner set forth in Section 1.3(e) below, then all payments thereafter received by the Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.3(e) below.
(d)    Obligations Absolute. The Borrower's obligation to reimburse L/C Obligations as provided in subsection (c) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the relevant Application under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this

Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, or the L/C Issuer shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the L/C Issuer; provided that the foregoing shall not be construed to excuse the L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the L/C Issuer (as determined by a court of competent jurisdiction by final and non-appealable judgment), the L/C Issuer shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the L/C Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(e)    The Participating Interests. Each Lender (other than the Lender acting as the L/C Issuer in issuing the relevant Letter of Credit), by its acceptance hereof, severally agrees to purchase from the L/C Issuer, and the L/C Issuer hereby agrees to sell to each such Lender (a “Participating Lender”), an undivided percentage participating interest (a “Participating Interest”), to the extent of its Revolver Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the L/C Issuer. Upon any failure by the Borrower to pay any Reimbursement Obligation at the time required on the date the related drawing is to be paid, as set forth in Section 1.3(c) above, or if the L/C Issuer is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate in the form of Exhibit A hereto from the L/C Issuer (with a copy to the Administrative Agent) to such effect, if such certificate is received before 1:00 p.m. (Chicago time), or if received later than 1:00 p.m. (Chicago time), on the following Business Day, pay to the Administrative Agent for the account of the L/C Issuer an amount equal to such Participating Lender’s Revolver Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the L/C Issuer to the date of such payment by such Participating Lender at a rate per annum equal to: (i) from the date the related payment was made by the L/C Issuer to the date two (2) Business Days after payment by such Participating Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Base Rate in effect for each such day. Each such Participating Lender shall thereafter be entitled to receive its Revolver Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the L/C Issuer retaining its Revolver Percentage thereof as a Lender hereunder. The several obligations of the Participating Lenders to the L/C Issuer under this Section 1.3 shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set‑off, counterclaim or defense to payment which any Participating Lender may have or have had against the Borrower, the L/C Issuer, the Administrative Agent, any Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Commitment of any Lender, and each payment by a Participating Lender under this Section 1.3 shall be made without any offset, abatement, withholding or reduction whatsoever.
(f)    Indemnification. The Participating Lenders shall, to the extent of their respective Revolver Percentages, indemnify the L/C Issuer (to the extent not reimbursed by the Borrower, without limiting its obligation to do so) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the L/C Issuer’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment) that the L/C Issuer may suffer or incur in connection with any Letter of Credit issued by it. The obligations of the Participating Lenders under this Section 1.3(f) and all other parts of this Section 1.3 shall survive termination of this Agreement and of all Applications, Letters of Credit, and all drafts and other documents presented in connection with drawings thereunder.
(g)    Manner of Requesting a Letter of Credit. The Borrower shall provide at least five (5) Business Days’ advance written notice to the Administrative Agent of each request for the issuance of a Letter of Credit, such notice in each case to be accompanied by an Application for such Letter of Credit properly completed and executed by the Borrower and, in the case of an extension or amendment or an increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Administrative Agent and the L/C Issuer, in each case, together with the fees called for by this Agreement. The Administrative Agent shall promptly notify the L/C Issuer of the Administrative Agent’s receipt of each such notice (and the L/C Issuer shall be entitled to assume that the conditions precedent to any such issuance, extension, amendment or increase have been satisfied unless notified to the contrary by the Administrative Agent or the Required Lenders)

and the L/C Issuer shall promptly notify the Administrative Agent and the Lenders of the issuance of the Letter of Credit so requested.
(h)    Replacement of the L/C Issuer. The L/C Issuer may be replaced at any time by any other Lender or an Affiliate of any Lender by written agreement among the Borrower, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of the L/C Issuer. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer. From and after the effective date of any such replacement (i) the successor L/C Issuer shall have all the rights and obligations of the L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuers, as the context shall require. After the replacement of the L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of the L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
Section 1.4.    Applicable Interest Rates; Investment Grade Credit Rating Interest Rate Election. (a) Base Rate Loans. Each Base Rate Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, or created by conversion from a Eurodollar Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).
“Base Rate” means, for any day, the rate per annum equal to the greatest of: (a) the rate of interest announced or otherwise established by the Administrative Agent from time to time as its prime commercial rate, or its equivalent, for U.S. Dollar loans to borrowers located in the United States as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be the Administrative Agent’s best or lowest rate), (b) the sum of (i) the rate determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Administrative Agent at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Administrative Agent for sale to the Administrative Agent at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount for which such rate is being determined, plus (ii) 1/2 of 1%, and (c) the LIBOR Quoted Rate for such day plus 1.00%. As used herein, the term “LIBOR Quoted Rate” means, for any day, the rate per annum equal to the quotient of (i) the rate per annum (rounded upwards, if necessary, to the next higher one hundred‑thousandth of a percentage point) for deposits in U.S. Dollars for a one-month interest period which appears on the LIBOR01 Page as of 11:00 a.m. (London, England time) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) divided by (ii) one (1) minus the Eurodollar Reserve Percentage.
(b)    Eurodollar Loans. Each Eurodollar Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or continued, or created by conversion from a Base Rate Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBOR applicable for such Interest Period, payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).
“Adjusted LIBOR” means, for any Borrowing of Eurodollar Loans, a rate per annum determined in accordance with the following formula:
Adjusted LIBOR    =                          LIBOR
1 ‑ Eurodollar Reserve Percentage
“Eurodollar Reserve Percentage” means the maximum reserve percentage, expressed as a decimal, at which reserves (including, without limitation, any emergency, marginal, special, and supplemental reserves) are imposed by the Board of Governors of the Federal Reserve System (or any successor) on “eurocurrency liabilities”, as defined in such Board’s Regulation D (or any successor thereto), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the relevant Loans shall be deemed to be “eurocurrency liabilities” as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.
“LIBOR” means, for an Interest Period for a Borrowing of Eurodollar Loans, the greater of (i) zero and (ii) (a) the LIBOR Index Rate for such Interest Period, if such rate is available, or (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by three (3) or more major banks in the interbank eurodollar market selected by the Administrative Agent for delivery on the first day of and for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made as part of such Borrowing.
“LIBOR Index Rate” means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred‑thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the LIBOR01 Page as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period.
“LIBOR01 Page” means the display designated as “LIBOR01 Page” on the Reuters Service (or such other page as may replace the LIBOR01 Page on that service or such other service as may be nominated by the ICE Benchmark Administration (“ ICE” ) (or the successor thereto if ICE is no longer making the London Interbank Offered Rate available) as the information vendor for the purpose of displaying the London Interbank Offered Rate for U.S. Dollar deposits).
(c)    Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Loans and the Reimbursement Obligations hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error.
(d)    Investment Grade Credit Rating Interest Rate Election. At any time after the Borrower receives an Investment Grade Credit Rating from two Rating Agencies, the Borrower may, so long as no Default then exists and is continuing, irrevocably elect (an “Interest Rate Election”) by written notice to the Administrative Agent, accompanied by reasonable evidence of the Borrower’s Credit Ratings from two Rating Agencies, that the interest rate and fee margins set forth in clause (b) of the definition of “Applicable Margin” herein shall at all times thereafter be applicable to all credit extensions under this Agreement. The Administrative Agent shall provide the Lenders and the L/C Issuer with prompt notice of its receipt of any Interest Rate Election. On the day after the date of the Administrative Agent’s receipt of any Interest Rate Election (the date of the Administrative Agent’s receipt of such election is the “Interest Rate Election Date”), the margins set forth in clause (a) of the definition of “Applicable Margin” herein shall no longer apply and the commitment fee under Section 2.1(a) shall no longer continue to accrue.
Section 1.5.    Minimum Borrowing Amounts; Maximum Eurodollar Loans. Each Borrowing of Base Rate Loans advanced under a Credit shall be in an amount not less than $100,000. Each Borrowing of Eurodollar Loans advanced, continued or converted under a Credit shall be in an amount equal to $500,000 or such greater amount which is an integral multiple of $100,000. Without the Administrative Agent’s consent, there shall not be more than ten (10) Borrowings of Eurodollar Loans outstanding hereunder.
Section 1.6.    Manner of Borrowing Loans and Designating Applicable Interest Rates. (a) Notice to the Administrative Agent. The Borrower shall give notice to the Administrative Agent by no later than 10:00 a.m. (Chicago time): (i) at least three (3) Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of Eurodollar Loans and (ii) on the date the Borrower requests the Lenders to advance a Borrowing of Base Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, subject to the terms and conditions hereof, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to the minimum amount requirement for each outstanding Borrowing set forth in Section 1.5 hereof, a portion thereof, as follows: (i) if such Borrowing is of Eurodollar Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as Eurodollar Loans or convert part or all of such Borrowing into Base Rate Loans or (ii) if such Borrowing is of Base Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Eurodollar Loans for an Interest Period or Interest Periods specified by the Borrower. The Borrower shall give all such notices requesting the advance, continuation or conversion of a Borrowing to the Administrative Agent by telephone, telecopy, or other telecommunication device acceptable to the Administrative Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing), substantially in the form attached hereto as Exhibit B (Notice of Borrowing) or Exhibit C (Notice of Continuation/Conversion), as applicable, or in such other form acceptable to the Administrative Agent. Notice of the continuation of a Borrowing of Eurodollar Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Base Rate Loans into Eurodollar Loans must be given by no later than 10:00 a.m. (Chicago time) at least three (3) Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto. No Borrowing of Eurodollar Loans shall be advanced, continued, or created by conversion if any Default or Event of Default then exists. The Borrower agrees that the Administrative Agent may rely on any such telephonic, telecopy or other telecommunication notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.

(b)    Notice to the Lenders. The Administrative Agent shall give prompt telephonic, telecopy or other telecommunication notice to each Lender of any notice from the Borrower received pursuant to Section 1.6(a) above and, if such notice requests the Lenders to make Eurodollar Loans, the Administrative Agent shall give notice to the Borrower and each Lender by like means of the interest rate applicable thereto promptly after the Administrative Agent has made such determination.
(c)    Borrower’s Failure to Notify. If the Borrower fails to give notice pursuant to Section 1.6(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurodollar Loans before the last day of its then current Interest Period within the period required by Section 1.6(a) and such Borrowing is not prepaid in accordance with Section 1.8(a), such Borrowing shall automatically be converted into a Borrowing of Base Rate Loans. In the event the Borrower fails to give notice pursuant to Section 1.6(a) above of a Borrowing equal to the amount of a Reimbursement Obligation and has not notified the Administrative Agent by 12:00 noon (Chicago time) on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans under the Revolving Credit (or, at the option of the Swingline Lender, under the Swingline) on such day in the amount of the Reimbursement Obligation then due, which Borrowing shall be applied to pay the Reimbursement Obligation then due.
(d)    Disbursement of Loans. Not later than 1:00 p.m. (Chicago time) on the date of any requested advance of a new Borrowing, subject to Section 7 hereof, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in Chicago, Illinois (or at such other location as the Administrative Agent shall designate). The Administrative Agent shall make the proceeds of each new Borrowing available to the Borrower on the date of such Borrowing as instructed by the Borrower.
(e)    Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by a Lender prior to (or, in the case of a Borrowing of Base Rate Loans, by 1:00 p.m. (Chicago time) on) the date on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative

Agent at a rate per annum equal to: (i) from the date the related advance was made by the Administrative Agent to the date two (2) Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 1.11 hereof so that the Borrower will have no liability under such Section with respect to such payment.
Section 1.7.    Maturity of Loans. (a) Term A Loan. The Term A Loan, both for principal and interest not sooner paid, shall mature and be due and payable by the Borrower on the Term A Credit Termination Date.
(b)    Term B Loan. The Term B Loan, both for principal and interest not sooner paid, shall mature and be due and payable by the Borrower on the Term B Credit Termination Date.
(c)    Revolving Loans. Each Revolving Loan, both for principal and interest not sooner paid, shall mature and be due and payable by the Borrower on the Revolving Credit Termination Date.
(d)    Swingline Loans. Each Swingline Loan, both for principal and interest not sooner paid, shall mature and be due and payable by the Borrower on the Revolving Credit Termination Date.
Section 1.8.    Prepayments. (a) Optional. The Borrower may prepay at any time or from time to time in whole or in part (but, if in part, then: (i) if such Borrowing is of Base Rate Loans, in an amount not less than $100,000, (ii) if such Borrowing is of Eurodollar Loans, in an amount not less than $500,000, and (iii) in each case, in an amount such that the minimum amount required for a Borrowing pursuant to Section 1.5 hereof remains outstanding) without premium or penalty (subject to Section 1.11 hereof) any Borrowing of Eurodollar Loans at any time upon three (3) Business Days prior notice by the Borrower to the Administrative Agent or, in the case of a Borrowing of Base Rate Loans, notice delivered by the Borrower to the Administrative Agent no later than 10:00 a.m. (Chicago time) on the date of prepayment (or, in any case, such shorter period of time then agreed to by the Administrative Agent), such prepayment to be made by the payment of the principal amount to be prepaid and, in the case of any Eurodollar Loans or Swingline Loans, accrued interest thereon to the date fixed for prepayment plus any amounts due the Lenders under Section 1.11 hereof.

(b)    Mandatory.
    (i)    If the outstanding Swingline Loans, Revolving Loans and L/C Obligations at any time exceed the Revolving Credit Commitments then in effect, the Borrower shall prepay the Swingline Loans, Revolving Loans, and, if necessary, Cash Collateralize the L/C Obligations by the amount necessary to reduce the sum of the aggregate principal amount of Swingline Loans, Revolving Loans, and L/C Obligations then outstanding to an amount which does not exceed the Revolving Credit Commitments then in effect.
(ii)    If at any time the sum of the unpaid principal balance of the Term Loans, the Incremental Term Loans (if any), the Revolving Loans, Swingline Loans and the L/C Obligations then outstanding shall be in excess of the Borrowing Base as then determined and computed, the Borrower shall immediately and without notice or demand pay over the amount of the excess to the Administrative Agent for the account of the Lenders as and for a mandatory prepayment on such Obligations, with each such prepayment first to be applied to the Swingline Loans and Revolving Loans until paid in full, then to the Term A Loan, Term B Loan and the Incremental Term Loans (if any) on a combined ratable basis with respect to all such Loans until such Loans are paid in full, with any remaining balance to be held by the Administrative Agent in the Collateral Account as security for the Obligations owing with respect to the Letters of Credit.
(iii)    Unless the Borrower otherwise directs, prepayments of Loans under this Section 1.8(b) shall be applied first to Borrowings of Base Rate Loans until payment in full thereof with any balance applied to Borrowings of Eurodollar Loans in the order in which their Interest Periods expire. Each prepayment of Loans under this Section 1.8(b) shall be made by the payment of the principal amount to be prepaid and, in the case of any Eurodollar Loans or Swingline Loans, accrued interest thereon to the date of prepayment together with any amounts due the Lenders under Section 1.11 hereof. Each prefunding of L/C Obligations shall be made in accordance with Section 9.4 hereof.
(c)    Any amount of Swingline Loans or Revolving Loans paid or prepaid before the Revolving Credit Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again. No amount of Term Loans or Incremental Term Loans paid or prepaid may be reborrowed.
Section 1.9.    Default Rate. Notwithstanding anything to the contrary contained herein, while any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans and Reimbursement Obligations, and letter of credit fees at a rate per annum equal to:

(a)    for any Base Rate Loan or the Swingline Loan bearing interest based on the Base Rate, the sum of 2.0% plus the Applicable Margin plus the Base Rate from time to time in effect;
(b)    for any Eurodollar Loan or the Swingline Loan bearing interest at the Administrative Agent’s Quoted Rate, the sum of 2.0% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of 2.0% plus the Applicable Margin for Base Rate Loans plus the Base Rate from time to time in effect;
(c)    for any Reimbursement Obligation, the sum of 2.0% plus the amounts due under Section 1.3 with respect to such Reimbursement Obligation;
(d)    for any Letter of Credit, the sum of 2.0% plus the letter of credit fee due under Section 2.1 with respect to such Letter of Credit; and
(e)    for any other amount owing hereunder not covered by clauses (a) through (d) above, the sum of 2.0% plus the Applicable Margin plus the Base Rate from time to time in effect;
provided, however, that in the absence of acceleration, any adjustments pursuant to this Section shall be made at the election of the Administrative Agent, acting at the request or with the consent of the Required Lenders, with written notice to the Borrower. While any Event of Default exists or after acceleration, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.
Section 1.10.    Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)    The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
(c)    The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded absent manifest error; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.
(d)    Any Lender may request that its Loans be evidenced by a promissory note or notes substantially in the forms (which forms may be altered to include amendment and restatement language to evidence the amendment and restatement of a Note issued to a Lender under the Prior Credit Agreement, if applicable) of Exhibit D-1 (in the case of its Term A Loan and referred to herein as a “Term A Note”), D-2 (in the case of its Term B Loan and referred to herein as a “Term B Note”), D-3 (in the case of its Revolving Loans and referred to herein as a “Revolving Note”), D‑4 (in the case of its Incremental Term Loans and referred to herein as the “Incremental Term Note”), or D‑5 (in the case of its Swingline Loans and referred to herein as a “Swing Note”) as applicable (the Term A Notes, Term B Notes, the Revolving Notes, the Incremental Term Notes and Swing Note being hereinafter referred to collectively as the “Notes” and individually as a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender or its registered assigns in the amount of the relevant Term Loan, Revolving Credit Commitment, Swingline Sublimit or Incremental Term Loan, as applicable. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 12.10) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.10, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described above.
Section 1.11.    Funding Indemnity. If any Lender shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re‑employment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan or Swingline Loan bearing interest at the Swingline Lender’s Quoted Rate or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of:
(a)    any payment, prepayment or conversion of a Eurodollar Loan or the Swingline Loan on a date other than the last day of its Interest Period,
(b)    any failure (because of a failure to meet the conditions of Section 7 or otherwise) by the Borrower to borrow or continue a Eurodollar Loan or the Swingline Loan, or to convert a Base Rate Loan into a Eurodollar Loan or the Swingline Loan, on the date specified in a notice given pursuant to Section 1.6(a) hereof,
(c)    any failure by the Borrower to make any payment of principal on any Eurodollar Loan or the Swingline Loan when due (whether by acceleration or otherwise), or

(d)    any acceleration of the maturity of a Eurodollar Loan or the Swingline Loan as a result of the occurrence of any Event of Default hereunder, then, upon the demand of such Lender, the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail and the amounts shown on such certificate shall be conclusive if reasonably determined.
Section 1.12.    Commitment Terminations. (a) Optional Revolving Credit Terminations. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days prior written notice to the Administrative Agent (or such shorter period of time agreed to by the Administrative Agent), to terminate the Revolving Credit Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than $5,000,000 and (ii) allocated ratably among the Lenders in proportion to their respective Revolver Percentages, provided that (x) the Revolving Credit Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Swingline Loans, Revolving Loans and L/C Obligations then outstanding and (y) any partial termination of the Revolving Credit Commitments shall not reduce the aggregate Revolving Credit Commitments to less than $100,000,000. Any termination of the Revolving Credit Commitments below the L/C Sublimit or Swingline Sublimit then in effect shall reduce the L/C Sublimit or Swingline Sublimit, as applicable, by a like amount. The Administrative Agent shall give prompt notice to each Lender of any such termination of the Revolving Credit Commitments.
(b)    Reinstatement. Any termination of the Commitments pursuant to this Section 1.12 may not be reinstated.
Section 1.13.    Substitution of Lenders. In the event (a) the Borrower receives a claim from any Lender for compensation under Section 10.3 or 12.1 hereof, (b) the Borrower receives notice from any Lender of any illegality pursuant to Section 10.1 hereof, (c) any Lender is then a Defaulting Lender or such Lender is a Subsidiary or Affiliate of a Person who has been deemed insolvent or becomes the subject of a bankruptcy or insolvency proceeding or a receiver or conservator has been appointed for any such Person, or (d) a Lender fails to consent to an amendment or waiver requested to be consented to by all Lenders or all affected Lenders under Section 12.11 hereof at a time when the Required Lenders have approved such amendment or waiver (any such Lender referred to in clause (a), (b), (c), or (d) above being hereinafter referred to as an “Affected Lender”), the Borrower may, in addition to any other rights the Borrower may have hereunder or under applicable law, require, at its expense, any such Affected Lender to assign, at par, without recourse, all of its interest, rights, and obligations hereunder (including all of its Commitments and the Loans and participation interests in Letters of Credit and other amounts at any time owing to it hereunder and the other Loan Documents) to an Eligible Assignee specified by the Borrower, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other governmental authority, (ii) the Borrower shall have paid to the Affected Lender all monies (together with amounts due such Affected Lender under Section 1.11 hereof as if the Loans owing to it were prepaid rather than assigned) other than such principal owing to it hereunder, (iii) the assignment is entered into in accordance with, and subject to the consents required by, Section 12.10 hereof (provided any assignment fees and reimbursable expenses due thereunder shall be paid by the Borrower) and (iv) the assignee shall have consented to the proposed amendment or waivers not consented to by the Affected Lender.
Section 1.14.    Defaulting Lenders. (a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.11 hereof.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.7 hereto shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or the Swingline Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 9.4; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 9.4; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7.1 hereof were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non‑Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with their Percentages of the relevant Commitments without giving effect to Section 1.14(a)(iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 1.14(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any commitment fee or facility fee, as applicable, for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive L/C Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 9.4 hereof.
(C)    With respect to any commitment fee, facility fee or L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non‑Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non‑Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the L/C Issuer’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non‑Defaulting Lenders in accordance with their respective Percentages of the relevant Commitments (calculated without regard to such Defaulting Lender’s Commitments) but only to the extent that (x) the conditions set forth in Section 7.1 hereof are satisfied at the time of such reallocation, and (y) such reallocation does not cause the aggregate Revolving Loans and interests in L/C Obligations and Swingline Loans of any Non‑Defaulting Lender to exceed such Non‑Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non‑Defaulting Lender as a result of such Non‑Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral; Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to them hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swing Lender’s Fronting Exposure and (y) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 9.4 hereof
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with their respective Percentages of the relevant Commitments (without giving effect to Section 1.14(a)(iv) hereof), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)    New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund the Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to the Swingline Loan and (ii) the L/C Issuer shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
Section 1.15.    Incremental Facilities    . (a)     General Terms. The Borrower may by written notice to the Administrative Agent elect to request (i) prior to the Revolving Credit Termination Date, an increase to the existing Revolving Credit Commitments (any such increase, the “Incremental Revolving Credit Commitments”) and/or (ii) the establishment of one or more new term loan commitments (any such increase, the “Incremental Term Loan Commitments”), by an amount not in excess of $200,000,000 in the aggregate and not less than $5,000,000 individually (or such lesser amount that shall be approved by Administrative Agent or such lesser amount that shall constitute the difference between $200,000,000 and the aggregate of such Incremental Revolving Credit Commitments and Incremental Term Loan Commitments obtained prior to such date). Each such notice shall specify (x) the Business Day (each an “Increased Amount Date”) on which the Borrower proposes that the Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, shall be effective, which shall be a date not less than 60 days after the date on which such notice is delivered to Administrative Agent and (y) the identity of each Lender, or other Person that is an Eligible Assignee (each, an “Incremental Revolving Loan Lender” or an “Incremental Term Loan Lender”, as applicable), to whom the Borrower proposes any portion of such Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, be allocated and the amount of such allocations; provided that Administrative Agent may elect or decline to arrange such Incremental Revolving Credit Commitments or Incremental Term Loan Commitments in its sole discretion and any Lender approached to provide all or a portion of the Incremental Revolving Credit Commitments or Incremental Term Loan Commitments may elect or decline, in its sole discretion, to provide an Incremental Revolving Credit Commitment or an Incremental Term Loan Commitment. Any Incremental Term Loans made on an Increased Amount Date shall be designated a separate series (each, a “Series”) of Incremental Term Loans for all purposes of this Agreement.
(b)    Conditions to Incremental Loans. Such Incremental Revolving Credit Commitments or Incremental Term Loan Commitments shall become effective as of such Increased Amount Date; provided that (i) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable; (ii) all representations and warranties contained in Section 6 hereof, shall be true and correct before and after giving effect to such Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, except to the extent the same expressly relate to an earlier date (in which case, the same shall be true and correct as of such earlier date); (iii) the Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, shall be effected pursuant to one or more joinder agreements (each, an “Increase Joinder Agreement”) executed and delivered by the Borrower, each Incremental Revolving Loan Lender or each Incremental Term Loan Lender, as applicable, and the Administrative Agent, in form and substance reasonably satisfactory to each of them (provided that, such Increase Joinder Agreement shall be consistent with the terms of this Agreement), and each of which shall be recorded in the Register and each Incremental Revolving Loan Lender and Incremental Term Loan Lender, as applicable, shall be subject to the requirements set forth in Section 12.1(g); (iv) the Borrower shall make any payments required pursuant to Section 1.11 in connection with the Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable; and (v) the Borrower shall deliver or cause to be delivered any documents reasonably requested by Administrative Agent in connection with any such transaction and consistent with Section 7.2 hereof.
(c)    Incremental Revolving Loans. On any Increased Amount Date on which Incremental Revolving Credit Commitments are effected, subject to the satisfaction of the terms and conditions expressed in the foregoing clauses (a) and (b), (i) each of the Lenders shall assign to each of the Incremental Revolving Loan Lenders, and each of the Incremental Revolving Loan Lenders shall purchase from each of the Lenders, at the principal amount thereof (together with accrued interest), Revolving Loans and interests in Letters of Credit and Swingline Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Revolving Loans and interests in Letters of Credit and Swingline Loans will be held by the Lenders according to their then‑existing Revolver Percentages after giving effect to the addition of such Incremental Revolving Credit Commitments to the Revolving Loan Commitments, (ii) the share of each respective Incremental Revolving Credit Commitment held by each respective Incremental Revolving Loan Lender shall be deemed for all purposes a Revolving Loan Commitment of such Lender and each Loan made thereunder (an “Incremental Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan and all references to the Loan Documents to Revolving Credit Commitments and Revolving Loans shall be deemed to include the Incremental Revolving Credit Commitments and Incremental Revolving Loans made pursuant to this Section and (iii) each Incremental Revolving Loan Lender with a Revolving Credit Commitment shall become a Lender with a Revolving Credit Commitment with respect to its respective share of the Incremental Revolving Credit Commitments and all matters relating thereto.
(d)    Incremental Term Loans. On any Increased Amount Date on which any Incremental Term Loan Commitments of any Series are effective, subject to the satisfaction of the terms and conditions expressed in the foregoing clauses (a) and (b), (i) each Incremental Term Loan Lender of any Series shall make a Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Percentage of the Incremental Term Loan Commitment of such Series, and (ii) each Incremental Term Loan Lender of any Series shall become a Lender hereunder with respect to its Incremental Term Loan.
(e)    Incremental Loan Notices. Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower’s notice of each Increased Amount Date and in respect thereof (i) the Incremental Revolving Credit Commitments and the Incremental Revolving Loan Lenders or the Series of Incremental Term Loan Commitments and the Incremental Term Loan Lenders of such Series, as applicable, and (ii) in the case of each notice to any Lender of Revolving Loans, the new Revolver Percentage for such Lender, in each case subject to the assignments contemplated by clause (c) of this Section.
(f)    Terms and Provisions of Incremental Loans. The terms and provisions of the Incremental Term Loans and Incremental Term Loan Commitments of any Series shall be identical to the Term Loans and the terms and provisions of the Incremental Revolving Loans shall be identical to the Revolving Loans. Each Increase Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and any other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent to effect the provision of this Section 1.15.
(g)    Equal and Ratable Benefit. The Incremental Revolving Loans, Incremental Revolving Credit Commitments, Incremental Term Loans and Incremental Term Loan Commitments established pursuant to this Section 1.15 shall constitute Loans and Credit under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably with the obligations from the Guarantors.
Section 1.16.    Extension of Revolving Credit Termination Date    . Borrower may, by notice to Administrative Agent (which shall promptly deliver a copy to each of the Lenders) given at least forty-five (45) days and not more than ninety (90) days prior to the then-existing Revolving Credit Termination Date (the “Existing Termination Date”), subject to the conditions in this Section 1.16, extend the Existing Termination Date for one additional one-year period. Upon the Borrower’s timely delivery of such notice to Administrative Agent and provided, that (i) no Default or Event of Default has occurred and is continuing (both on the date the notice is delivered and on the then Existing Termination Date) and (ii) the Borrower has paid in immediately available funds the Extension Fee on or prior to the first day of any requested extension period, then the Revolving Credit Termination Date shall be extended to the first anniversary of the Existing Termination Date. Should the Revolving Credit Termination Date be extended, the terms and conditions of this

Agreement will apply during such extension period, and from and after the date of such extension, the term “Revolving Credit Termination Date” shall mean the last day of the extended term.

SECTION 2.	FEES.
Section 2.1.    Fees. a) Revolving Credit Commitment Fee. Prior to the Interest Rate Election Date (if any), Borrower shall pay to the Administrative Agent for the ratable account of the Lenders in accordance with their Revolver Percentages a commitment fee on the average daily Unused Revolving Credit Commitments at a rate per annum equal to (x) 0.20% if the average daily Unused Revolving Credit Commitments are less than 50% of the Revolving Credit Commitments then in effect and (y) 0.25% if the average daily Unused Revolving Credit Commitments are greater than or equal to 50% of the Revolving Credit Commitments then in effect (computed on the basis of a year of 360 days and the actual number of days elapsed) and determined based on the average daily Unused Revolving Credit Commitments during such previous quarter. For the avoidance of doubt, the principal amount of Swingline Loans (except to the extent refunded pursuant to Section 1.1(b)(iii)) shall not be counted towards or considered usage of the Revolving Credit Commitments for purposes of this Section. Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September, and December in each year (commencing on the first such date occurring after the date hereof) and on the earlier of (i) the Interest Rate Election Date (if any) or (ii) the Revolving Credit Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be calculated and paid on the date of such termination. Any such commitment fee for the first quarter following Closing Date or the quarter in which Interest Rate Election Date (if any) occurs shall be prorated according to the number of days this Agreement was in effect during such quarter.
(b)    Revolving Credit Facility Fee. Commencing on the first day following the Interest Rate Election Date (if any), the Borrower shall pay to the Administrative Agent for the ratable account of the Lenders in accordance with their Revolver Percentages a facility fee at the rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily Revolving Credit Commitments, whether or not in use. Such facility fee shall be payable quarterly in arrears on the last day of each March, June, September, and December in each year (commencing on the first such date occurring after the Interest Rate Election Date (if any)) and on the Revolving Credit Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the facility fee for the period to the date of such termination in whole shall be paid on the date of such termination. Any such facility fee for the quarter in which Interest Rate Election Date (if any) occurs shall be prorated according to the number of days remaining in such quarter.

(c)    Letter of Credit Fees. On the date of issuance or extension, or increase in the amount, of any Letter of Credit pursuant to Section 1.3 hereof, the Borrower shall pay to the L/C Issuer for its own account a fronting fee equal to 0.125% of the face amount of (or of the increase in the face amount of) such Letter of Credit. Quarterly in arrears, on the last day of each March, June, September, and December, commencing on the first such date occurring after the date hereof, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders in accordance with their Revolver Percentages, a letter of credit fee (the “L/C Participation Fee”) at a rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) in effect during each day of such quarter applied to the daily average face amount of Letters of Credit outstanding during such quarter. If no Letters of Credit were outstanding during such quarter, no such fee shall be owed. In addition, the Borrower shall pay to the L/C Issuer for its own account the L/C Issuer’s standard issuance, drawing, negotiation, amendment, cancellation, assignment, and other administrative fees for each Letter of Credit as established by the L/C Issuer from time to time.
(d)    Administrative Agent and Other Fees. The Borrower shall pay to the Administrative Agent, for its own use and benefit and for the benefit of the Lenders, as applicable, the fees agreed to between the Administrative Agent and the Borrower in a fee letter dated October 17, 2014, or as otherwise agreed to in writing between them.

SECTION 3.	PLACE AND APPLICATION OF PAYMENTS.
Section 3.1.    Place and Application of Payments    . All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other Obligations payable by the Borrower under this Agreement and the other Loan Documents, shall be made by the Borrower to the Administrative Agent by no later than 12:00 Noon (Chicago time) on the due date thereof at the office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrower) for the benefit of the Lender(s) or L/C Issuer entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without set‑off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans and on Reimbursement Obligations in which the Lenders have purchased Participating Interests ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. If the Administrative Agent causes amounts to be distributed to the Lenders in reliance upon the assumption that the Borrower will make a scheduled payment and such scheduled payment is not so made, each Lender shall, on demand, repay to the Administrative Agent the amount distributed to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was distributed to such Lender and ending on (but excluding) the date such Lender repays such amount to the Administrative Agent, at a rate per annum equal to: (i) from the date the distribution was made to the date two (2) Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day.
Anything contained herein to the contrary notwithstanding (including, without limitation, Section 1.8(b) hereof), all payments and collections received in respect of the Obligations and all payments under or in respect of the Guaranties received, in each instance by the Administrative Agent or any of the Lenders after acceleration or the final maturity of the Obligations or termination of the Commitments as a result of an Event of Default, shall be remitted to the Administrative Agent and distributed as follows:
(a)    first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent in protecting, preserving or enforcing rights under the Loan Documents, and in any event including all costs and expenses of a character which the Borrower has agreed to pay the Administrative Agent under Section 12.13 hereof (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);
(b)    second, to the payment of any outstanding interest and fees due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;
(c)    third, to the payment of principal on the Loans, unpaid Reimbursement Obligations, together with amounts to be held by the Administrative Agent as collateral security for any outstanding L/C Obligations pursuant to Section 9.4 hereof (until the Administrative Agent is holding an amount of cash equal to the then outstanding amount of all such L/C Obligations), and Hedging Liability, the aggregate amount paid to, or held as collateral security for, the Lenders and L/C Issuer and, in the case of Hedging Liability, their Affiliates to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;
(d)    fourth, to the payment of all other unpaid Obligations and all other indebtedness, obligations, and liabilities of the Borrower and its Subsidiaries evidenced by the Loan Documents (including, without limitation, Bank Product Obligations) to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and
(e)    finally, to the Borrower or whoever else may be lawfully entitled thereto.

SECTION 4.	GUARANTIES .
Section 4.1.    Guaranties. Subject to Section 4.3, the payment and performance of the Obligations, Hedging Liability, and Bank Product Obligations shall at all times be guaranteed by Whitestone REIT and each direct and indirect Material Subsidiary of the Borrower (the “Subsidiary Guarantors”) pursuant to Section 13 hereof or pursuant to one or more guaranty agreements in form and substance acceptable to the Administrative Agent, as the same may be amended, modified or supplemented from time to time (individually a “Guaranty” and collectively the “Guaranties” and Whitestone REIT and each such Material Subsidiary executing and delivering a Guaranty being referred to herein as a “Guarantor” and collectively the “Guarantors”).
Section 4.2.    Further Assurances. Subject to Section 4.3, in the event the Borrower or any Guarantor forms or acquires any other Material Subsidiary after the date hereof, except as otherwise provided in Section 4.1, the Borrower shall promptly upon such formation or acquisition cause such newly formed or acquired Material Subsidiary to execute a Guaranty or an Additional Guarantor Supplement in the form of Exhibit G attached hereto (the “Additional Guarantor Supplement”) as the Administrative Agent may then require, and the Borrower shall also deliver to the Administrative Agent, or cause such Material Subsidiary to deliver to the Administrative Agent, at the Borrower’s cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith.
Section 4.3.    Release of Subsidiary Guarantors    . The Administrative Agent, the Swingline Lender, the L/C Issuer and the Lenders hereby acknowledge and agree that upon the Administrative Agent’s receipt of an Investment Grade Notice, so long as no Default then exists and is continuing, all then outstanding Guaranties made by Subsidiary Guarantors shall be automatically terminated and of no further force and effect and all Subsidiary Guarantors shall be forever released and discharged from all obligations, duties or liabilities of whatever nature arising under or in connection with such Guaranties. The Administrative Agent hereby agrees to furnish to the Borrower or such Subsidiary Guarantors, at the Borrower’s sole (but reasonable) cost and expense, such documents, instruments and agreements as may reasonably be requested by the Borrower or such Subsidiary Guarantors, in order to effect and evidence more fully the release contained herein. Furthermore, from and after the Administrative Agent’s receipt of the Investment Grade Notice, no Subsidiary shall be required to become a Subsidiary Guarantor hereunder or to otherwise comply with the terms of Sections 4.1 and 4.2 hereof. Nothing contained herein shall be construed in any way to release, waive, amend or otherwise affect the Guaranty of Whitestone REIT or Whitestone REIT’s obligation to continue to provide a Guaranty hereunder.

SECTION 5.	DEFINITIONS; INTERPRETATION.
Section 5.1.    Definitions. The following terms when used herein shall have the following meanings:
“Adjusted LIBOR” is defined in Section 1.4(b) hereof.
“Adjusted Property NOI” means for any Rolling Period for any Property, an amount equal to (i) the Property NOI for such Property minus (ii) the sum of (a) the greater of a management fee that is 3% of the aggregate net revenues from the operations of such Property during such period and the actual management fee and (b) an annual capital expenditures reserve of $0.20 per square foot for such Property.
“Administrative Agent” means Bank of Montreal, in its capacity as Administrative Agent hereunder, and any successor in such capacity pursuant to Section 11.6 hereof.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 20% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 20% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.
“Aggregate Borrowing Base Value” means the sum of the Borrowing Base Values of each Eligible Property.
“Aggregate Unrestricted Cash” means, as of any date, the amount of cash of the Borrower and its Subsidiaries which is not subject to any Lien, other than Liens in favor of Administrative Agent.

“Agreement” means this Amended and Restated Credit Agreement, as the same may be amended, modified, restated or supplemented from time to time pursuant to the terms hereof.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Margin” means:
(a) prior to and on an Interest Rate Election Date (if any), with respect to Loans and Reimbursement Obligations and the L/C Participation Fee, until the first Pricing Date, the rates per annum shown opposite Level III below, and thereafter from one Pricing Date to the next, the Applicable Margin means the rates per annum determined in accordance with the following schedule:

Level	Total Indebtedness to Total Asset Value Ratio for Such Pricing Date	Applicable Margin for Base Rate Loans under Revolving Credit and Reimbursement Obligations shall be:	Applicable Margin for Eurodollar Loans under Revolving Credit and L/C Participation Fees Shall Be:	Applicable Margin for Base Rate Loans Under Term Credit shall be:	Applicable Margin for Eurodollar Loans Under Term Credit Shall be:
IV	Greater than 0.55 to 1.00	0.95%	1.95%	0.90%	1.90%
III	Less than or equal to 0.55 to 1.00, but greater than 0.50 to 1.00	0.70%	1.70%	0.60%	1.60%
II	Less than or equal to 0.50 to 1.00, but greater than 0.45 to 1.00	0.55%	1.55%	0.45%	1.45%
I	Less than or equal to 0.45 to 1.00	0.40%	1.40%	0.35%	1.35%
For purposes hereof, the term “Pricing Date” means, for any Fiscal Quarter of the Borrower ending on or after December 31, 2014, the date on which the Administrative Agent is in receipt of the Borrower’s most recent financial statements (and, in the case of the year‑end financial statements, audit report) for the Fiscal Quarter then ended, pursuant to Section 8.5 hereof. The Applicable Margin shall be established based on the Total Indebtedness to Total Asset Value Ratio for the most recently completed Fiscal Quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If the Borrower has not delivered its financial statements by the date such financial statements (and, in the case of the year‑end financial statements, audit report) are required to be delivered under Section 8.5 hereof, until such financial statements and audit report are delivered, the Applicable Margin shall be the highest Applicable Margin (i.e.,

Level IV shall apply). If the Borrower subsequently delivers such financial statements before the next Pricing Date, the Applicable Margin established by such late delivered financial statements shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin established by such financial statements shall be in effect from the Pricing Date that occurs immediately after the end of the Fiscal Quarter covered by such financial statements until the next Pricing Date. Each determination of the Applicable Margin made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Borrower and the Lenders if reasonably determined. The parties understand that the Applicable Margin set forth herein may be determined and/or adjusted from time to time based upon certain financial ratios and/or other information to be provided or certified to the Administrative Agent, the Lenders and the L/C Issuer by the Borrower (the “Borrower Information”). If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including, without limitation, because of a subsequent restatement of earnings by the Borrower) at the time it was delivered to the Administrative Agent, the Lenders and the L/C Issuer, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then, such Applicable Margin for such period shall be automatically recalculated using correct Borrower Information. The Administrative Agent shall promptly notify the Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower shall pay within five (5) Business Days of receipt of such written notice such additional interest or fees due to the Administrative Agent, for the account of each Lender holding Commitments and Loans at the time the additional interest and fee payment is received. Any recalculation of the Applicable Margin required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s, L/C Issuer’s or any Lender’s other rights under this Agreement; and

(b) Commencing on the date after an Interest Rate Election Date (if any), with respect to Loans and Reimbursement Obligations, the L/C Participation Fee and facility fee payable under Section 2.1(b) hereof, means the rates per annum determined in accordance with the following schedule:

LEVEL	BORROWER CREDIT RATING	Applicable Margin for Base Rate Loans under Revolving Credit and Reimbursement Obligations shall be:	Applicable Margin for Eurodollar Loans under Revolving Credit and L/C Participation Fees shall be:	APPLICABLE MARGIN FOR FACILITY FEE UNDER SECTION 2.1(b) SHALL BE:	Applicable Margin for Base Rate Loans Under Term Credit shall be:	Applicable Margin for Eurodollar Loans Under Term Credit shall be:
I	A‑/A3 (or higher)	0.000%	0.875%	0.125%	0.000%	1.000%
II	BBB+/Baa1	0.000%	0.925%	0.150%	0.000%	1.075%
III	BBB/Baa2	0.050%	1.050%	0.200%	0.050%	1.250%
IV	BBB‑/Baa3	0.300%	1.300%	0.250%	0.250%	1.500%
V	<BBB‑/Baa3	0.700%	1.700%	0.300%	0.650%	1.950%
During any period that the Borrower has two Credit Ratings that are not equivalent, but are adjacent to each other in the immediately preceding pricing grid, then the Applicable Rate will be determined based on the lowest rating. During any period that the Borrower has either (i) two Credit Ratings that are not equivalent and are not adjacent to each other in the immediately preceding pricing grid or (ii) three Credit Ratings that are each not equivalent to each other, then the Applicable Rate will be determined based on the level that is one level above the lowest of such Credit Ratings. During any period after the Interest Rate Election that the Borrower has fewer than two Credit Ratings, the Applicable Rate will be determined based on Level V of the grid immediately above. Any change in the Borrower’s Credit Rating which would cause it to move to a different Level shall be effective five (5) Business Days after (i) the Administrative Agent’s receipt of notice of any such change in the Borrower’s Credit Rating from Borrower pursuant to Section 8.5 hereof or (ii) notwithstanding Section 8.5 hereof, any date Administrative Agent otherwise obtains knowledge of any such change (provided that Administrative Agent shall have no duty or obligation to any Person to ascertain or inquire into the Borrower’s Credit Rating). If it is subsequently determined that any change in the Borrower’s Credit Rating was not disclosed to Administrative Agent in accordance with Section 8.5, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided in accordance with Section 8.5 hereof, then such Applicable Margin for such period shall be automatically recalculated using the Borrower’s correct Credit Rating. The Administrative Agent shall promptly notify the Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower shall pay within ten (10) Business Days of receipt of such written notice such additional interest or fees due to the Administrative Agent, for the account of each Lender holding Commitments and Loans at the time the additional interest and fee payment is received. Any recalculation of the Applicable Margin required by this provision shall survive for a period of two (2) months following the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s, L/C Issuer’s or any Lender’s other rights under this Agreement
“Application” is defined in Section 1.3(b) hereof.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assets Under Development” means any real property under construction excluding minor renovations of completed buildings.
“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.10 hereof), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form approved by the Administrative Agent.
“Authorized Representative” means those persons shown on the list of officers provided by the Borrower pursuant to Section 7.2 hereof or on any update of any such list provided by the Borrower to the Administrative Agent, or any further or different officers of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Administrative Agent.
“Bank Products” means each and any of the following bank products and services provided to the Borrower, Whitestone REIT or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
“Bank Product Obligations” of the Borrower, Whitestone REIT and the Subsidiaries means any and all of their obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Bank Products.
“Bankruptcy Event” means, with respect to any Tenant, any event of the type described in clause (j) or (k) of Section 9.1 hereof with respect to such Tenant.
“Base Rate” is defined in Section 1.4(a) hereof.

“Base Rate Loan” means a Loan bearing interest at a rate specified in Section 1.4(a) hereof.
“Borrower” is defined in the introductory paragraph of this Agreement.
“Borrowing” means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Lenders on a single date and, in the case of Eurodollar Loans, for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Lenders under a Credit according to their Percentages of such Credit. A Borrowing is “advanced” on the day Lenders advance funds comprising such Borrowing to the Borrower, is “continued” on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is “converted” when such Borrowing is changed from one type of Loans to the other, all as determined pursuant to Section 1.6 hereof. Borrowings of Swingline Loans are made by the Swingline Lender in accordance with the procedures set forth in Section 1.1(b)
“Borrowing Base” means, at any date of its determination, an amount equal to:

(a)
with respect to all Eligible Properties the lesser of (i) 60% of the Aggregate Borrowing Base Value of all such Eligible Properties on such date and (ii) the Debt Service Coverage Amount of all such Eligible Properties on such dates; minus

(b)
the sum of (i) the outstanding principal amount of Revolving Loans plus (ii) the face amount of all Letters of Credit plus (iii) the outstanding principal amount of the Term Loans plus (iv) the outstanding principal amount of the Incremental Term Loans (if any); minus

(c)	the aggregate amount of Unsecured Other Recourse Debt.
“Borrowing Base Certificate” means the certificate in the form of Exhibit H hereto, or in such other form acceptable to the Administrative Agent, to be delivered to the Administrative Agent and the Lenders pursuant to Sections 7.2(j), 7.3 and 8.5 hereof.
“Borrowing Base Determination Date” means each date on which the Borrowing Base is certified to the Administrative Agent, as follows:
(a)    Quarterly. On the last day of each Fiscal Quarter.
(b)    Property Adjustments. Following each addition or deletion of an Eligible Property in accordance with Section 7.3 hereof, the Aggregate Borrowing Base Value shall be adjusted accordingly.

(c)    Acquisition of Eligible Property. If proceeds of Loans advanced hereunder will be applied in connection with the acquisition of an Eligible Property approved in accordance with the terms of Section 7.3 hereof, the Borrower shall deliver to the Administrative Agent a certified pro forma Borrowing Base Certificate calculated as of the date of any such borrowing and after giving effect to the addition of such Property as an Eligible Property.
(d)    Notice of Borrowing Base Change. Promptly following any date the Borrowing Base is re-determined in accordance with the preceding paragraphs, the Administrative Agent shall give notice to the Lenders and the Borrower of the new Borrowing Base.
“Borrowing Base Requirements” means with respect to the calculation of clause (a)(i) of the Borrowing Base, collectively that (a) at all times such calculation shall be based on no less than twenty (20) Eligible Properties; (b) the aggregate Occupancy Rate for all Eligible Properties shall be greater than 80%; and (c) no more than 25% of the Aggregate Borrowing Base Value may be comprised of any one Eligible Property.
“Borrowing Base Value” means, at any date of its determination, (i) with respect to all Eligible Properties owned by the Borrower or any Material Subsidiary for 12 months or more, an amount equal to the quotient of the Adjusted Property NOI of the applicable Eligible Property divided by such Eligible Property’s applicable Capitalization Rate and (ii) with respect to all Eligible Properties owned by the Borrower or any Material Subsidiary for less than 12 months, an aggregate of all purchase prices for such properties.
“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to the advance or continuation of, or conversion into, or payment of a Eurodollar Loan, on which banks are dealing in U.S. Dollar deposits in the interbank eurodollar market in London, England and Nassau, Bahamas.
“Capital Lease” means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.
“Capitalization Rate” means (i) 8.00% for all Legacy Houston Properties and (ii) 7.50% for all other Properties.
“Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer and the Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances subject to a first priority perfected security interest in favor of the Administrative Agent or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§9601 et seq., and any future amendments.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary,(x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means any of (a) the acquisition by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) at any time of beneficial ownership of 30% or more of the outstanding capital stock or other equity interests of the Borrower on a fully‑diluted basis, other than acquisitions of such interests by any party who is an officer or trustee of the Borrower as of the Closing Date, (b) the failure of individuals who are members of the board of trustees (or similar governing body) of Whitestone REIT on the Closing Date (together with any new or replacement trustees whose initial nomination for election was approved by a majority of the trustees who were either trustees on the Closing Date or previously so approved) to constitute a majority of the board of trustees (or similar governing body) of Whitestone REIT, (c) any “Change of Control” (or words of like import), as defined in any agreement or indenture relating to any issue of Indebtedness of the Borrower, Whitestone REIT or any

Subsidiary shall occur or (d) termination of the chief executive officer of the Borrower without cause, excluding non-appealable determinations by a court of law for fraud, gross negligence, or willful neglect, which would be considered termination for cause.
“Closing Date” means the date of this Agreement or such later Business Day upon which each condition described in Section 7.2 shall be satisfied or waived in a manner acceptable to the Administrative Agent in its discretion.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.
“Collateral Account” is defined in Section 9.4 hereof.
“Commitments” means and includes the Revolving Credit Commitments, the Incremental Revolving Credit Commitments, the Incremental Term Loan Commitments, the Term A Loan Commitments and the Term B Loan Commitments.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes.
“Consolidated Adjusted Property NOI” means for any Rolling Period, the consolidated Adjusted Property NOI of the Borrower and its Subsidiaries.
“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.
“Credit” means any of the Revolving Credit, the Term A Credit, the Term B Credit, the Incremental Revolving Credit and the Incremental Term Credit.
“Credit Event” means the advancing of any Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.
“Credit Rating” means the rating assigned by a Rating Agency to the Borrower or Whitestone REIT for the senior unsecured long term indebtedness of the Borrower.

“Debt Service” means, for any Fiscal Quarter, the sum of (a) Interest Expense and (b) the greater of (i) zero or (ii) scheduled principal amortization paid on Total Indebtedness (exclusive of any balloon payments or prepayments of principal paid on such Total Indebtedness).
“Debt Service Coverage Amount” means, for the applicable Eligible Properties, the principal amount of a loan that would be serviced by the Adjusted Property NOI for the Rolling Period most recently ended for which financial statements have been delivered pursuant to Section 8.5 hereof at a debt service coverage ratio of 1.50 to 1.00 with interest and principal payments at the greater of (i) 6.5% per annum (assuming a 30-year amortization) and (ii) the 10-year treasury rate on the last day of such period plus 2.5% (assuming a 30-year amortization).
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.
“Defaulting Lender” means, subject to Section 1.14(b), any Lender that (a) has failed to (i) honor its obligation to fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days after the date when due, (b) has notified the Borrower, the Administrative Agent or the L/C Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, at any time after the Closing Date (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 1.14(b)) upon delivery of written notice of such determination to the Borrower, the L/C Issuer, the Swingline Lender and each Lender.
“Designated Disbursement Account” means the account of the Borrower maintained with the Administrative Agent or its Affiliate and designated in writing to the Administrative Agent as the Borrower’s Designated Disbursement Account (or such other account as the Borrower and the Administrative Agent may otherwise agree).
“EBITDA” means, for any period, determined on a consolidated basis of the Borrower and its Subsidiaries, in accordance with GAAP, the sum of net income (or loss) plus: (i) depreciation and amortization expense, to the extent included as an expense in the calculation of net income (or loss); (ii) Interest Expense, to the extent included as an expense in the calculation of net income (or loss); (iii) income tax expense, to the extent included as an expense in the calculation of net income (or loss); (iv) extraordinary, unrealized or non‑recurring losses, including impairment charges and reserves to the extent included as an expense in the calculation of net income (or loss), minus: (v) funds received by the Borrower or a Subsidiary as rent but which are reserved for capital expenses; (vi) extraordinary gains and unrealized gains on the sale of assets; and (vii) income tax benefits.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.10(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.10(b)(iii)).
“Eligible Property” means, as of any Borrowing Base Determination Date, any Property owned by the Borrower or a Material Subsidiary which satisfies the following conditions which would permit such Property’s Borrowing Base Value to be included in the Aggregate Borrowing Base Value or which Property will satisfy such conditions upon such Property’s acquisition consummated with proceeds of Loans advanced hereunder on the Borrowing Base Determination Date:
(a)    Is developed commercial property owned 100% in fee simple by the Borrower or a Material Subsidiary;
(b)    Is a Property located in the contiguous United States;
(c)    If such Property is owned by the Borrower, (i) neither the Borrower’s beneficial ownership interest in such Property nor the Property is subject to any Lien (other than Permitted Liens or Liens in favor of the Administrative Agent) or to any negative pledge and (ii) the Borrower has the unilateral right to sell, transfer or otherwise dispose of such Property and to create a Lien on such Property as security for Indebtedness;
(d)    If such Property is owned by a Material Subsidiary, (i) neither the Borrower’s beneficial ownership interest in such Material Subsidiary nor the Property is subject to any Lien (other than Permitted Liens or Liens in favor of the Administrative Agent) or to any negative pledge, (ii) the Material Subsidiary has the unilateral right to sell, transfer or otherwise dispose of such Property and to create a Lien on such Property as security for Indebtedness, and (iii) to the extent required by Sections 4.1, 4.2 and 4.3, the Material Subsidiary has provided an Additional Guarantor Supplement or other Guaranty to the Administrative Agent;
(e)    To the extent requested, the Administrative Agent shall have received historic operating statements for such Property for the previous 3 years, if available, and historic rent rolls for such Property for the previous 3 years, if available;
(f)    That such Property, based on the Borrower’s or any Material Subsidiary’s actual knowledge, is free of all material structural defects or major architectural deficiencies, material title defects, material environmental conditions or other adverse matters which, individually or collectively, materially impair the value of such Property and, if the Property has an underground storage tank located thereon or any other material environmental concern as determined by the Administrative Agent, then the Administrative Agent shall have received satisfactory environmental assessments, including, to the extent requested, Phase I and Phase II reports, the results of which disclose environmental conditions which are satisfactory to the Administrative Agent in its sole discretion;
(g)    With respect to such Property, any Tenant under a Significant Lease is not more than 60 days past due with respect to any monthly rent payment obligations under such Lease; and

(h)    For each such Property, the Borrower shall have delivered to the Administrative Agent a copy, certified as true and correct by the Borrower, of each of the following: if the Property Owner is not the Borrower, the Property Owner’s articles of incorporation, by-laws, partnership agreements, operating agreements, as applicable, and certificates of existence, good standing and authority to do business from each appropriate state authority, and partnership, corporate or limited liability company, as applicable, and to the extent a Guaranty is required under Section 4.1, authorizations authorizing the execution, delivery and performance of the Additional Guarantor Supplement, in each case certified to be true and complete by a duly authorized officer of such Property Owner, as well as a fully-executed Internal Revenue Service Form W-9 for each such new Guarantor, together with financing statement, tax and judgment lien search results against each such new Guarantor and such Property evidencing the absence of Liens, except for Permitted Liens.
“Environmental Claim” means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, corrective or response action in connection with a Hazardous Material, Environmental Law or order of a governmental authority or (d) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
“Environmental Law” means any current or future Legal Requirement pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.
“Equity Interests” means with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.
“Eurodollar Loan” means a Loan bearing interest at the rate specified in Section 1.4(b) hereof.
“Eurodollar Reserve Percentage” is defined in Section 1.4(b) hereof.
“Event of Default” means any event or condition identified as such in Section 9.1 hereof.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 1.13 hereof) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 12.1 amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 12.1(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Extension Fee” means an extension fee payable by the Borrower for a one-year extension pursuant to Section 1.16 hereto in an amount equal to 0.15% of the Revolving Credit Commitments then in effect.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.
“Federal Funds Rate” means the fluctuating interest rate per annum described in part (i) of clause (b) of the definition of Base Rate appearing in Section 1.4(a) hereof.
“Fiscal Quarter” means each of the three-month periods ending on March 31, June 30, September 30 and December 31.
“Fiscal Year” means the twelve-month period ending on December 31.
“Fitch” means Fitch Ratings, or any successor thereto.
“Fixed Charges” means, for any Fiscal Quarter, Debt Service for such quarter, plus Preferred Dividends for such quarter and required distributions (other than distributions by the Borrower to holders of operating partnership units and distributions by Whitestone REIT to common equity holders), plus ground lease payments unless such payments are deducted from Property NOI and EBITDA.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by the L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Percentage of outstanding Swingline Loans made by the Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting

Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantor” and “Guarantors” each is defined in Section 4.1 hereof.
“Guaranty” and “Guaranties” each is defined in Section 4.1 hereof.
“Hazardous Material” means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous” or “toxic” or words of like import pursuant to an Environmental Law.
“Hazardous Material Activity” means any activity, event or occurrence involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Material.
“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower, Whitestone REIT or the Subsidiaries shall be a Hedging Agreement.
“Hedging Liability” means the liability of the Borrower, Whitestone REIT or any Subsidiary to any of the Lenders, or any Affiliates of such Lenders in respect of any Hedging Agreement as the Borrower, Whitestone REIT or such Subsidiary, as the case may be, may from time to time enter into with any one or more of the Lenders party to this Agreement or their Affiliates, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor); provided, however, that, with respect to any Guarantor, Hedging Liability Guaranteed by such Guarantor shall exclude all Excluded Swap Obligations.
“Increased Amount Date” is defined in Section 1.15(a) hereof.
“Increase Joinder Agreement” is defined in Section 1.15(b) hereof.
“Incremental Facilities” means the Incremental Revolving Credit and/or the Incremental Term Credit established hereunder after the Closing Date in accordance with Section 1.15 hereof.
“Incremental Revolving Credit” means the credit facility for making Incremental Revolving Loans described in Section 1.15 hereof.
“Incremental Revolving Credit Commitments” is defined in Section 1.15(a) hereof.
“Incremental Revolving Loan” is defined in Section 1.15(c) hereof, and, as so defined, includes a Base Rate Loan or an Eurodollar Loan, each of which is a type of Incremental Revolving Loan hereunder.
“Incremental Revolving Loan Lender” is defined in Section 1.15(a) hereof.
“Incremental Term Credit” means the credit facility for making Incremental Term Loans described in Section 1.15 hereof.
“Incremental Term Loan” is defined in Section 1.15(d) hereof, and, as so defined, includes a Base Rate Loan or an Eurodollar Loan, each of which is a type of Incremental Term Loan hereunder.
“Incremental Term Loan Commitments” is defined in Section 1.15(a) hereof.
“Incremental Term Loan Lender” as defined in Section 1.15(a) hereof.
“Incremental Term Loan Percentage” means for each Lender, with respect to each Series, the percentage of the aggregate Incremental Term Loan Commitments of such Series represented by such Lender’s portion thereof or, if such Incremental Term Loan Commitments have been terminated, the percentage held by such Lender of the aggregate principal amount of all Incremental Term Loans of such Series then outstanding.
“Incremental Term Note” is defined in Section 1.10 hereof.
“Indebtedness” means, with respect to any Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed (other than trade debt incurred in the ordinary course of business not more than 180 days past due); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or for services rendered; (c) accounts payable and accruals (excluding any accrued dividends on common stock), the aggregate amount of which is greater than 5% of Total Asset Value (calculated without taking into account any accounts payable or accruals) as of any date of determination; (d) Capitalized Lease Obligations of such Person (including ground leases to the extent required under GAAP to be reported as a liability); (e) all reimbursement obligations (contingent or otherwise) of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (f) all off-balance sheet obligations of such Person; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any mandatorily redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (h) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than mandatorily redeemable Stock)); (i) net obligations under any derivative contract not entered into as a hedge against existing Indebtedness, in an amount equal to the derivatives termination value thereof; (j) all Indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions to recourse liability until a claim is made with respect thereto, and then shall be included only to the extent of the amount of such claim); (k) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and (l) such Person’s ownership share of the Indebtedness of any Affiliate of such Person. All Loans and L/C Obligations shall constitute Indebtedness of the Borrower. Indebtedness of any Person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent of such Person’s ownership share of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse to such Person, in which case the greater of such Person’s ownership share of such Indebtedness or the amount of the recourse portion of the Indebtedness, shall be included as Indebtedness of such Person). Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the calculation of Indebtedness shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Accordingly, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount
“Indemnified Taxes” means (a) all Taxes other than Excluded Taxes and (b) to the extent not otherwise described in (a), Other Taxes.
“Initial Properties” means collectively the Properties listed on Schedule 1.1 and “Initial Property” means any of such Properties.
“Interest Expense” means, with respect to a Person for any period of time the interest expense whether paid, accrued or capitalized (without deduction of consolidated interest income) of such Person for such period. Interest Expense shall exclude any amortization of (i) deferred financing fees, including the write-off of such fees relating to the early retirement of such related Indebtedness, and (ii) debt discounts (but only to the extent such discounts do not exceed 3.0% of the initial face principal amount of such debt).
“Interest Payment Date” means (a) with respect to any Eurodollar Loan, the last day of each Interest Period with respect to such Eurodollar Loan and on the Revolving Credit Termination Date, Term A Credit Termination Date or Term B Credit Termination Date, as applicable, and, if the applicable Interest Period is longer than three (3) months, on each day occurring every three (3) months after the commencement of such Interest Period, (b) with respect to any Base Rate Loan (other than Swingline Loans), the last day of every calendar quarter and on the Revolving Credit Termination Date, Term A Credit Termination Date or Term B Credit Termination Date, as applicable, and (c) with respect to any Swingline Loan, (i) bearing interest by reference to the Base Rate, the last day of every calendar month, and on the maturity date and (ii) bearing interest by reference to the Swingline Lender’s Quoted Rate, the last day of the Interest Period with respect to the Swingline Loan, and on the Revolving Credit Termination Date.

“Interest Period” means the period commencing on the date a Borrowing of Eurodollar Loans or Swingline Loans (bearing interest at the Swingline Lender’s Quoted Rate) is advanced, continued, or created by conversion and ending (a) in the case of Eurodollar Loans, one (1), two (2), three (3), or six (6) months thereafter and (b) in the case of Swingline Loans bearing interest at the Swingline Lender’s Quoted Rate, on the date one (1) to five (5) Business Days thereafter as mutually agreed by the Borrower and the Swingline Lender, provided, however, that:
(i)    no Interest Period shall extend beyond, as applicable, (i) the Revolving Credit Termination Date, (ii) the Term A Credit Termination Date or (iii) the Term B Credit Termination Date;
(ii)    whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurodollar Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and
(iii)    for purposes of determining an Interest Period for a Borrowing of Eurodollar Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.
“Interest Rate Election Date” is defined in Section 1.4(d) hereof.
“Investment Grade Credit Rating” means, with respect to the Borrower, a Credit Rating of at least BBB- by S&P, Baa3 by Moody’s or BBB- by Fitch, and such rating shall not be accompanied by (a) in the case of S&P, a negative outlook, creditwatch negative or the equivalent thereof, (b) in the case of Moody’s, a negative outlook, a review for possible downgrade or the equivalent thereof or (c) in the case of Fitch, a negative watch or the equivalent thereof.
“Investment Grade Notice” means a written notice to the Administrative Agent from the Borrower stating that the Borrower has received an Investment Grade Credit Rating from either S&P or Moody’s, accompanied by reasonably acceptable evidence of such Investment Grade Credit Rating.

“Land Assets” means any real property which is not an Asset Under Development and on which no significant improvements have been constructed.
“L/C Issuer” means Bank of Montreal, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 1.3(h) hereof.
“L/C Obligations” means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.
“L/C Participation Fee” is defined in Section 2.1(c) hereof.
“L/C Sublimit” means $20,000,000, as may be reduced pursuant to the terms hereof.
“Lease” means each existing or future lease, sublease, license, or other agreement under the terms of which any Person has or acquires any right to occupy or use any Property of the Borrower or any Subsidiary, or any part thereof, or interest therein, as the same may be amended, supplemented or modified.
“Legacy Houston Properties” means those properties set forth in Schedule 5.1.
“Legal Requirement” means any treaty, convention, statute, law, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any governmental authority, whether federal, state, or local.
“Lenders” means and includes Bank of Montreal and the other financial institutions from time to time party to this Agreement, including each assignee Lender pursuant to Section 12.10 hereof. Unless the context requires otherwise, the term “Lenders” includes the Swingline Lender.
“Lending Office” is defined in Section 10.4 hereof.
“Letter of Credit” is defined in Section 1.3(a) hereof.
“LIBOR” is defined in Section 1.4(b) hereof.
“Lien” means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.
“Loan” means any Revolving Loan, Swingline Loan, Term A Loan, Term B Loan, Incremental Revolving Loan or Incremental Term Loan, whether outstanding as a Base Rate Loan or Eurodollar Loan or otherwise, each of which is a “type” of Loan hereunder.

“Loan Documents” means this Agreement, the Notes (if any), the Applications, the Guaranties, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.
“Loan Party” means the Borrower and each of the Guarantors.
“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property, condition (financial or otherwise) or prospects of Whitestone REIT, the Borrower or of Whitestone REIT, the Borrower and its Subsidiaries taken as a whole, (b) a material impairment of the ability of Whitestone REIT, the Borrower or any Subsidiary to perform its obligations under any Loan Document or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Whitestone REIT, the Borrower or any Subsidiary of any Loan Document or the rights and remedies of the Administrative Agent and the Lenders thereunder.
“Material Subsidiary” means, each Subsidiary that owns an Eligible Property included in the Borrowing Base Value.
“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 102% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion except as otherwise provided for herein.
“Moody’s” means Moody’s Investors Service, Inc.
“Non‑Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” and “Notes” each is defined in Section 1.10 hereof.
“Obligations” means all obligations of the Borrower to pay principal and interest on the Loans, all Reimbursement Obligations owing under the Applications, all fees and charges payable hereunder, and all other payment obligations of the Borrower or any of its Subsidiaries arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.
“Occupancy Rate” means for any Property, the percentage of the rentable area of such Property occupied by bona fide Tenants of such Property or leased by such Tenants pursuant to bona fide Tenant Leases, in each case, which Tenants (a) are not more than 90 days in arrears on base rental or other similar payments due under the Leases and (b) are not subject to a then continuing Bankruptcy Event, or if subject to a then continuing Bankruptcy Event (i) the trustee in bankruptcy of such Tenant shall have accepted and assumed such Lease or the Tenant shall be in compliance with the rental payments described above in clause (a); and (ii) to the extent that the Tenant shall have filed and the bankruptcy court shall have approved the Tenant’s plan for reorganization, the Tenant shall be performing its obligations pursuant to the approved plan of reorganization; and (iii) is reasonably acceptable to the Administrative Agent.
“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.
“OFAC Event” means the event specified in Section 8.13 hereof.
“OFAC Sanctions Programs” means all laws, regulations, and Executive Orders administered by OFAC, including without limitation, the Bank Secrecy Act, anti-money laundering laws (including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA Patriot Act)), and all economic and trade sanction programs administered by OFAC, any and all similar United States federal laws, regulations or Executive Orders, and any similar laws, regulations or orders adopted by any State within the United States.
“OFAC SDN List” means the list of the Specially Designated Nationals and Blocked Persons maintained by OFAC.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Recourse Debt” means, as of the date of determination, all Indebtedness (including the face amount of all outstanding letters of credit) which is recourse to, or has a deficiency guaranty provided by, Whitestone REIT, the Borrower or any Material Subsidiary (directly or by a guaranty thereof, but without duplication), other than with respect to the Loans, Letters of Credit and other Obligations of the Borrower and Guarantors hereunder.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other

Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 1.13 hereof).
“Participating Interest” is defined in Section 1.3(e) hereof.
“Participating Lender” is defined in Section 1.3(e) hereof.
“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.
“Percentage” means, for any Lender, its Revolver Percentage, Term A Loan Percentage, Term B Loan Percentage or Incremental Term Loan Percentage, as applicable; and where the term “Percentage” is applied on an aggregate basis (including, without limitation, Section 12.13(c)), such aggregate percentage shall be calculated by aggregating the separate components of the Revolver Percentage, Term A Loan Percentage, Term B Loan Percentage or Incremental Term Loan Percentage and expressing such components on a single percentage basis.
“Permitted Liens” means each of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding has been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 8.3; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue or that are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, zoning restrictions, rights of way and other encumbrances on title to real property that, in the aggregate, do not materially and adversely affect the value of such property or the use of such property for its present purposes; (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business; (f) Liens in favor of the United States of America for amounts paid to Whitestone REIT, the Borrower or any Subsidiary as progress payments under government contracts entered into by it; (g) attachment, judgment and other similar Liens arising in connection with court, reference or arbitration proceedings, provided that the same have been in existence less than 20 days, that the same have been discharged or that execution or enforcement thereof has been stayed pending appeal; and (h) Liens on Properties that are not Eligible Properties and whose Borrowing Base Values are not included in the calculation of the Borrowing Base.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.
“Plan” means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.
“Preferred Dividends” means any dividend paid (or payable), as the case may be, in cash on any preferred equity security issued by the Borrower.
“Property” or “Properties” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP, including any Eligible Property owned by the Borrower or any of its Subsidiaries.
“Property Expenses” means the costs (including, but not limited to, payroll, taxes, assessments, insurance, utilities, landscaping and other similar charges) of operating and maintaining any Eligible Property or Property which secures Other Recourse Debt that are the responsibility of the Borrower or the applicable Material Subsidiary that are not paid directly by any Tenant, but excluding depreciation, amortization, interest costs and maintenance capital expenditures.
“Property Income” means cash rents (excluding non‑cash straight‑line rent) and other cash revenues received by the Borrower or a Material Subsidiary in the ordinary course for any Eligible Property or Property which secures Other Recourse Debt, but excluding security deposits and prepaid rent except to the extent applied in satisfaction of any Tenants’ obligations for rent.
“Property Net Operating Income” or “Property NOI” means, with respect to any Property for any Rolling Period (without duplication) the aggregate amount of (i) Property Income for such period minus (ii) Property Expenses for such period.
“Property Owner” means the Person who owns fee or leasehold title interest (as applicable) in and to a Property.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Ground Lease” means any ground lease (a) which is a direct ground lease granted by the fee owner of real property, (b) which may be transferred and/or assigned without the consent of the lessor (or as to which the lease expressly provides that (i) such lease may be transferred and/or assigned with the consent of the lessor and (ii) such consent shall not be unreasonably withheld or delayed) or subject to certain reasonable pre‑defined requirements, (c) which has a remaining term (including any renewal terms exercisable at the sole option of the lessee) of at least twenty (20) years, (d) under which no material default has occurred and is continuing, (e) with respect to which a Lien may be granted without the consent of the lessor, (f) which contains lender protection provisions acceptable to the Administrative Agent, including, without limitation, provisions to the effect that (i) the lessor shall notify any holder of a Lien in such lease of the occurrence of any default by the lessee under such lease and shall afford such holder the option to cure such default, and (ii) in the event that such lease is terminated, such holder shall have the option to enter into a new lease having terms substantially identical to those contained in the terminated lease and (g) which is otherwise acceptable in form and substance to the Administrative Agent.
“Rating Agency” means S&P, Fitch or Moody’s, as applicable.
“RCRA” means the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§6901 et seq., and any future amendments.
“Recipient” means (a) the Administrative Agent, (b) any Lender, and (c) the L/C Issuer, as applicable.
“Reimbursement Obligation” is defined in Section 1.3(c) hereof.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migration, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks or other receptacles containing or previously containing any Hazardous Material.
“Required Lenders” means, as of the date of determination thereof, Lenders whose outstanding Loans and Participating Interests in L/C Obligations and Unused Revolving Credit Commitments constitute more than 50% of the sum of the total outstanding Loans, Participating Interests in L/C Obligations, and Unused Revolving Credit Commitments of the Lenders. The Unused Revolving Credit Commitment, the aggregate principal amount of outstanding Revolving Loans and the outstanding Participating Interests in L/C Obligations of each Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Revolver Percentage” means, for each Lender, the percentage of the Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Lender (including through Participating Interests in L/C Obligations) of the aggregate principal amount of all Revolving Loans and L/C Obligations then outstanding.
“Revolving Credit” means the credit facility for making Revolving Loans and Swingline Loans and issuing Letters of Credit described in Sections 1.1 and 1.3 hereof.
“Revolving Credit Commitment” means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Swingline Loans and Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrower and the Lenders acknowledge and agree that the Revolving Credit Commitments of the Lenders aggregate $400,000,000 on the date hereof. The Borrower and the Lenders also acknowledge and agree that any Incremental Revolving Credit Commitment is also a Revolving Credit Commitment.
“Revolving Credit Termination Date” means November 7, 2018, as such date may be extended pursuant to Section 1.16, or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 1.12, 9.2 or 9.3 hereof.
“Revolving Loan” is defined in Section 1.1 hereof and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a “type” of Revolving Loan hereunder. The Borrower and the Lenders acknowledge and agree that any Incremental Revolving Loan is also a Revolving Loan.
“Revolving Note” is defined in Section 1.10 hereof.

“Rolling Period” means, as of any date, the four Fiscal Quarters ending on or immediately preceding such date.
“S&P” means Standard & Poor’s Ratings Services Group, a Standard & Poor’s Financial Services LLC business.
“Secured Debt” means all indebtedness outstanding of the Borrower and its Subsidiaries, evidenced by notes, bonds, debentures or similar instruments and Capital Lease Obligations that are secured by a Lien (other than certain Permitted Liens).
“Series” is defined in Section 1.15(a) hereof.
“Significant Lease” means, as to any particular Property, each Lease which constitutes 25% or more of all base rent revenue of such Property.
“Subsidiary” means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise expressly noted herein, the term “Subsidiary” means a Subsidiary of the Borrower or of any of its direct or indirect Subsidiaries.
“Stock” means shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock, but excluding any preferred stock or other preferred equity security.
“Stock Equivalents” means all securities (other than Stock) convertible into or exchangeable for Stock at the option of the holder, and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swingline” means the credit facility for making one or more Swingline Loans described in Section 1.1(b).

“Swingline Lender” means Bank of Montreal, in its capacity as the Lender of Swingline Loans hereunder, or any successor Lender acting in such capacity appointed pursuant to Section 12.10.
“Swingline Lender’s Quoted Rate” is defined in Section 1.1(b).
“Swingline Sublimit” means $25,000,000, as reduced pursuant to the terms hereof.
“Swingline Loan” and “Swingline Loans” each is defined in Section 1.1(b).
“Swing Note” is defined in Section 1.10.
“Tangible Net Worth” means for each applicable period, total equity on the Borrower’s consolidated balance sheet as reported in its Form 10-K or 10-Q less all amounts appearing on the assets side of its consolidated balance sheet representing an intangible asset under GAAP.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including back up withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tenant” means any Person leasing, subleasing or otherwise occupying any portion of a Property under a Lease or other occupancy agreement with the Borrower or a Subsidiary that is the direct owner of such Property.
“Term A Credit” means the credit facility for the Term A Loans described in Section 1.2(a) hereof.
“Term A Loan” is defined in Section 1.2(a) hereof and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a “type” of Term A Loan hereunder.
“Term A Loan Commitment” means, as to any Lender, its Term A Loan Commitment as set forth on Schedule 1 attached hereto and made a part hereof. The Borrower and the Lenders acknowledge and agree that the Term A Loan Commitments of the Lenders aggregate $50,000,000 on the Closing Date.
“Term A Credit Termination Date” means February 17, 2017, or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 1.12, 9.2 or 9.3 hereof.

“Term A Loan Percentage” means, for each Lender, the percentage of the Term A Loan Commitments represented by such Lender’s Term A Loan Commitment or, if the Term A Loan Commitments have been terminated or have expired, the percentage held by such Lender of the aggregate principal amount of all Term A Loans then outstanding.
“Term A Note” is defined in Section 1.10 hereof.
“Term B Credit” means the credit facility for the Term B Loans described in Section 1.2(b) hereof.
“Term B Credit Termination Date” means November 7, 2019, or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 1.12, 9.2 or 9.3 hereof.
“Term B Loan” is defined in Section 1.2(b) and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a “type” of Term B Loan hereunder.
“Term B Loan Commitment” means, as to any Lender, the obligation of such Lender to make its Term B Loan on the Closing Date in the principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof. The Borrower and the Lenders acknowledge and agree that the Term B Loan Commitments of the Lenders aggregate $50,000,000 on the Closing Date.
“Term B Loan Percentage” means, for each Lender, the percentage of the Term B Credit Commitments represented by such Lender’s Term B Credit Commitment or, if the Term B Credit Commitments have been terminated or have expired, the percentage held by such Lender of the aggregate principal amount of all Term B Loans then outstanding.
“Term B Note” is defined in Section 1.10 hereof.
“Term Credit“ means either the Term A Credit or the Term B Credit; and “Term Credits” means both the Term A Credit and the Term B Credit.
“Term Loans” means and includes the Term A Loans and Term B Loans and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a “type” of Term Loan hereunder.
“Total Asset Value” means, at any time of determination, (a) for all Legacy Houston Properties constituting real property owned by the Borrower or any Subsidiary for 12 months or more, the Consolidated Adjusted Property NOI for the Rolling Period most recently ended divided by the Capitalization Rate for all Legacy Houston Properties, plus (b) for all Properties other than the Legacy Houston Properties constituting real property owned by the Borrower or any Subsidiary for 12 months or more, the Consolidated Adjusted Property NOI for the Rolling Period most recently ended divided by the Capitalization Rate for all other Properties, plus (c) for all Properties constituting real property owned by the Borrower or any Subsidiary for less than 12 months, the aggregate of all of the purchase prices for such properties, plus (d) Aggregate Unrestricted Cash at such time, plus (e) the aggregate book value of all unimproved land holdings, mortgage or mezzanine loans, notes receivable and/or construction in progress owned by the Borrower or any Subsidiary at such time, plus (f) the aggregate value of marketable securities owned by the Borrower or any Subsidiary at such time, which are not subject to any Lien, other than Liens in favor of Administrative Agent, plus (g) the Borrower’s and each Subsidiary’s pro rata share of the foregoing items and components attributable to interests in Affiliates.
“Total Indebtedness” means, as of a given date, the aggregate principal amount of all Indebtedness of the Borrower, its Subsidiaries and the Borrower’s ownership share of its Affiliates, determined on a consolidated basis.
“Unfunded Vested Liabilities” means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.
“Unsecured Other Recourse Debt” means, with respect to a Person and for any period, Other Recourse Debt that is not Secured Debt, provided that any Other Recourse Debt that is secured only by a pledge of Equity Interests shall be deemed to be Unsecured Other Recourse Debt.
“Unused Revolving Credit Commitments” means, at any time, the difference between the Revolving Credit Commitments then in effect and the aggregate outstanding principal amount of Revolving Loans and L/C Obligations.
“U.S. Dollars” and “$” each means the lawful currency of the United States of America.
“Voting Stock” of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.
“Welfare Plan” means a “welfare plan” as defined in Section 3(1) of ERISA.
“Whitestone REIT” means Whitestone REIT, a Maryland real estate investment trust.

“Wholly‑owned Subsidiary” means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors’ qualifying shares as required by law) or other equity interests are owned by the Borrower and/or one or more Wholly‑owned Subsidiaries within the meaning of this definition.
“Withholding Agent” means any Loan Party and the Administrative Agent.
Section 5.2.    Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references to time of day herein are references to Chicago, Illinois, time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement. The Borrower covenants and agrees with the Lenders that whether or not the Borrower may at any time adopt Accounting Standards Codification 825 or account for assets and liabilities acquired in an acquisition on a fair value basis pursuant to Accounting Standards Codification 805, all determinations of compliance with the terms and conditions of this Agreement shall be made on the basis that the Borrower has not adopted Accounting Standards Codification 825 or Accounting Standards Codification 805.
Section 5.3.    Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 6.5 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower or the Required Lenders may by written notice to the Lenders and the Borrower, respectively, require that the Lenders and the Borrower negotiate in good faith to amend such covenants, standards, and terms so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Borrower and its Subsidiaries shall be the same as if such change had not been made. No delay by the Borrower or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 5.3, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, the Borrower shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.

SECTION 6.	REPRESENTATIONS AND WARRANTIES.
The Borrower represents and warrants to the Administrative Agent, the Lenders, and the L/C Issuer as follows:
Section 6.1.    Organization and Qualification. The Borrower is duly organized, validly existing, and in good standing as a limited partnership under the laws of the State of Delaware. Whitestone REIT is duly organized, validly existing, and in good standing as a real estate investment trust under the laws of the State of Maryland. Each of Whitestone REIT and the Borrower has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying.
Section 6.2.    Subsidiaries. Each Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying. Schedule 6.2 hereto identifies each Subsidiary as of the date hereof and as updated from time to time as provided in Section 8.5(k), the jurisdiction of its organization, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Borrower and the other Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 6.2 as owned by the Borrower or another Subsidiary are owned, beneficially and of record, by the Borrower or such Subsidiary free and clear of all Liens. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.
Section 6.3.    Authority and Validity of Obligations. The Borrower has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for, and to perform all of its obligations hereunder and under the other Loan Documents executed by it. Whitestone REIT and each Subsidiary has full right and authority to enter into the Loan Documents executed by it, to guarantee the Obligations, Hedging Liability, and Bank Product Obligations, and to perform all of its obligations under the Loan Documents executed by it. The Loan Documents delivered by Whitestone REIT, the Borrower and its Material Subsidiaries have been duly authorized, executed, and delivered by such Persons and constitute legal valid and binding obligations of Whitestone REIT, the Borrower and its Material Subsidiaries enforceable against them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by Whitestone REIT, the Borrower or any Subsidiary of any of the matters and things herein or therein provided for, (a) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon Whitestone REIT, the Borrower or any Subsidiary or any provision of the organizational documents (e.g., charter, certificate or articles of incorporation and by‑laws, certificate or articles of association and operating agreement, partnership agreement, or other similar organizational documents) of Whitestone REIT, the Borrower or any Material Subsidiary, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting Whitestone REIT, the Borrower or any Material Subsidiary or any of their Property, in each case where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of Whitestone REIT, the Borrower or any Material Subsidiary. Furthermore, Borrower will take the position, that the amendments to the Prior Credit Agreement contained in this Agreement constitute a “significant modification” of the Prior Credit Agreement within the meaning of Treasury Regulation Section 1.1001-3(e) and that after giving effect to this Agreement the Obligations will not qualify as “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i), in either case, unless otherwise required by applicable law.

Section 6.4.    Use of Proceeds; Margin Stock. The Borrower shall use the proceeds of the Term Loans, the Incremental Term Loans (if any) and the Revolving Credit to refinance existing indebtedness, to fund acquisitions and capital expenditures, for its general working capital purposes and for such other legal and proper purposes as are consistent with all applicable laws. Neither the Borrower, Whitestone REIT nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Margin stock (as hereinabove defined) constitutes less than 25% of the assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder. The Borrower will not request any Loan or Letter of Credit, shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (ii) in any manner that would result in the violation of any applicable OFAC Sanctions Programs.
Section 6.5.    Financial Reports.  The consolidated balance sheet of Whitestone REIT, the Borrower and its Subsidiaries as of December 31, 2013, and the related consolidated statements of income, retained earnings and cash flows of Whitestone REIT, the Borrower and its Subsidiaries for the Fiscal Year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of Pannell Kerr Forster of Texas, P.C., independent public accountants, and the unaudited interim consolidated balance sheet of Whitestone REIT, the Borrower and its Subsidiaries as at June 30, 2014, and the related consolidated statements of income, retained earnings and cash flows of Whitestone REIT, the Borrower and its Subsidiaries for the 6 months then ended, heretofore furnished to the Administrative Agent and the Lenders, fairly present the consolidated financial condition of Whitestone REIT, the Borrower and its Subsidiaries as at said date and the consolidated results of their operations and cash flows for the period then ended in conformity with GAAP applied on a consistent basis. None of Whitestone REIT, the Borrower or any Subsidiary has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 8.5 hereof.
Section 6.6.    No Material Adverse Change. Since December 31, 2013, there has been no change in the condition (financial or otherwise) or business prospects of Whitestone REIT, the Borrower or any Subsidiary except those occurring in the ordinary course of business, none of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 6.7.    Full Disclosure. The statements and information furnished to the Administrative Agent and the Lenders in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby do not contain any untrue statements (known by Borrower to be untrue) of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Administrative Agent and the Lenders acknowledging that as to any projections furnished to the Administrative Agent and the Lenders, the Borrower only represents that the same were prepared on the basis of information and estimates the Borrower believed to be reasonable.
Section 6.8.    Trademarks, Franchises, and Licenses. To Borrower’s knowledge, Whitestone REIT, the Borrower and its Subsidiaries own, possess, or have the right to use all necessary patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information to conduct their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person.
Section 6.9.    Governmental Authority and Licensing. Whitestone REIT, the Borrower and its Subsidiaries have received all licenses, permits, and approvals of all federal, state, and local governmental authorities, if any, necessary to conduct their businesses, in each case where the failure to obtain or maintain the same could reasonably be expected to have a Material Adverse Effect. No investigation or proceeding which, if adversely determined, could reasonably be expected to result in revocation or denial of any material license, permit or approval is pending or, to the knowledge of the Borrower, threatened.
Section 6.10.    Good Title. Whitestone REIT, the Borrower and its Subsidiaries have good and defensible title (or valid leasehold interests) to their assets as reflected on the most recent consolidated balance sheet of Whitestone REIT, the Borrower and its Subsidiaries furnished to the Administrative Agent and the Lenders (except for sales of assets in the ordinary course of business), subject to no Liens other than Permitted Liens.
Section 6.11.    Litigation and Other Controversies. There is no litigation or governmental or arbitration proceeding or labor controversy pending, nor to the knowledge of the Borrower threatened, against Whitestone REIT, the Borrower or any Subsidiary or any of their Property which if adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 6.12.    Taxes. To the Borrower’s knowledge, all tax returns required to be filed by Whitestone REIT, the Borrower or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees, and other governmental charges upon Whitestone REIT, the Borrower or any Subsidiary or upon any of its Property, income or franchises, which are shown to be due and payable in such returns, have been paid, except such taxes, assessments, fees and governmental charges, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided. The Borrower has not received written notice of any proposed additional tax assessment against Whitestone REIT, the Borrower or its Subsidiaries for which adequate provisions in accordance with GAAP have not been made on their accounts. Adequate provisions in accordance with GAAP for taxes on the books of Whitestone REIT, the Borrower and each Subsidiary have been made for all open years, and for its current fiscal period.
Section 6.13.    Approvals. No authorization, consent, license or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by the Borrower or any Guarantor of any Loan Document.
Section 6.14.    Affiliate Transactions. None of Whitestone REIT, the Borrower or any Subsidiary is a party to any contracts or agreements with any of its Affiliates on terms and conditions which are less favorable to Whitestone REIT, the Borrower or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.
Section 6.15.    Investment Company. None of Whitestone REIT, the Borrower or any Subsidiary is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 6.16.    ERISA. Whitestone REIT, the Borrower and each other member of their Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. None of Whitestone REIT, the Borrower or any Subsidiary has any contingent liabilities with respect to any post‑retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.
Section 6.17.    Compliance with Laws. (a) Whitestone REIT, the Borrower and its Subsidiaries are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their Property or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), where any such non‑compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(b)    Without limiting the representations and warranties set forth in Section 6.17(a) above, except for such matters individually or in the aggregate, which could not reasonably be expected to result in a Material Adverse Effect, the Borrower represents and warrants that: (i) Whitestone REIT, the Borrower and its Subsidiaries, and each of the Properties, comply in all material respects with all applicable Environmental Laws; (ii) Whitestone REIT, the Borrower and its Subsidiaries have obtained all governmental approvals required for their operations and each of the Properties by any applicable Environmental Law; (iii) Whitestone REIT, the Borrower and its Subsidiaries have not, and the Borrower has no knowledge of any other Person who has, caused any Release, threatened Release or disposal of any Hazardous Material at, on, about, or off any of the Properties in any material quantity and, to the knowledge of the Borrower, none of the Properties are adversely affected by any Release, threatened Release or disposal of a Hazardous Material originating or emanating from any other property; (iv) none of the Properties contain and have contained any: (1) except as set forth on Schedule 6.17, underground storage tank, (2) material amounts of asbestos containing building material, (3) landfills or dumps, (4) hazardous waste management facility as defined pursuant to RCRA or any comparable state law, or (5) site on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law; (v) Whitestone REIT, the Borrower and its Subsidiaries have not used a material quantity of any Hazardous Material and have conducted no Hazardous Material Activity at any of the Properties; (vi) Whitestone REIT, the Borrower and its Subsidiaries have no material liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA or any comparable state law; (vii) Whitestone REIT, the Borrower and its Subsidiaries are not subject to, have no notice or knowledge of and are not required to give any notice of any Environmental Claim involving Whitestone REIT, the Borrower or any Subsidiary or any of the Properties, and there are no conditions or occurrences at any of the Properties which could reasonably be anticipated to form the basis for an Environmental Claim against Whitestone REIT, the Borrower or any Subsidiary or such Properties; (viii) none of the Properties are subject to any, and the Borrower has no knowledge of any imminent restriction on the ownership, occupancy, use or transferability of the Properties in connection with any (1) Environmental Law or (2) Release, threatened Release or disposal of a Hazardous Material; and (ix) there are no conditions or circumstances at any of the Properties which pose an unreasonable risk to the environment or the health or safety of Persons.
    Section 6.18.    OFAC. (a) Whitestone REIT and the Borrower are in compliance with the requirements of all OFAC Sanctions Programs and Anti-Corruption Laws applicable to either of them, (b) each Subsidiary of the Borrower is in compliance with the requirements of all OFAC Sanctions Programs and Anti-Corruption Laws applicable to such Subsidiary, (c) the Borrower has provided to the Administrative Agent, the L/C Issuer, and the Lenders all information regarding the Borrower and its Affiliates and Subsidiaries necessary for the Administrative Agent, the L/C Issuer, and the Lenders to comply with all applicable OFAC Sanctions Programs, and (d) to the best of the Borrower’s knowledge, neither the Borrower nor any of its Affiliates or Subsidiaries is, as of the date hereof, named on the current OFAC SDN List. Notwithstanding anything contained in the foregoing to the contrary, no Borrower or Guarantor shall have any duty to investigate or confirm that any unit holder of Borrower or shareholder of Whitestone REIT is in compliance with the provisions of this Section 6.18 and any violation by any such shall not be a Default under this Agreement. No Loan or Letter of Credit, use of the proceeds of any Loan or Letter of Credit or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable OFAC Sanctions Programs.
    Section 6.19.    Other Agreements. None of Whitestone REIT, the Borrower or any Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting such Person or any of its Property, which default if uncured could reasonably be expected to have a Material Adverse Effect. None of Whitestone REIT, Borrower or any Subsidiary shall enter into an amendment or modification of any contract or agreement which could reasonably be expected to have a Material Adverse Effect.
Section 6.20.    Solvency. Whitestone REIT, the Borrower and its Subsidiaries are solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business and all businesses in which they are about to engage.
Section 6.21.    No Default. No Default or Event of Default has occurred and is continuing.
Section 6.22.    No Broker Fees.     No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated thereby; and the Borrower hereby agrees to indemnify the Administrative Agent and the Lenders against, and agrees that it will hold the Administrative Agent and the Lenders harmless from, any claim, demand, or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable attorneys’ fees) arising in connection with any such claim, demand, or liability.
Section 6.23.    Condition of Property; Casualties; Condemnation    . Each Property owned by Whitestone REIT, the Borrower and each Subsidiary, in all material respects (a) is in good repair, working order and condition, normal wear and tear excepted, (b) is free of material structural defects, (c) is not subject to material deferred maintenance and (d) has and will have all building systems contained therein in good repair, working order and condition, normal wear and tear excepted. None of the Properties owned by Whitestone REIT, the Borrower or any Subsidiary is currently materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy which is not in the process of being repaired. No condemnation or other like proceedings that has had, or could reasonably be expected to result in, a Material Adverse Change, are pending and served nor threatened against any Property owned by it in any manner whatsoever. No casualty has occurred to any such Property that could reasonably be expected to have a Material Adverse Effect.
Section 6.24.    Legal Requirements and Zoning    . To Borrower’s knowledge, the use and operation of each Property owned or leased by the Borrower and its Subsidiaries constitutes a legal use (including legally nonconforming use) under applicable zoning regulations (as the same may be modified by special use permits or the granting of variances) and complies in all material respects with all Legal Requirements, and does not violate in any material respect any approvals, restrictions of record or any material agreement affecting any such Property (or any portion thereof).
Section 6.25.    Qualified Ground Leases. The only material leases of Properties for which either the Borrower or a Material Subsidiary is a lessee are the Qualified Ground Leases. The Property Owner for a Real Property subject to a Qualified Ground Lease is the lessee under such Qualified Ground Lease and no consent is necessary to such Person being the lessee under such Qualified Ground Lease which has not already been obtained. The Qualified Ground Leases are in full force and effect and no defaults exist thereunder.
Section 6.26.    No Defaults; Landlord is in Compliance with Leases    . Schedule 6.26 hereto identifies each Significant Lease in existence on the date hereof, the Property which is demised pursuant to each Significant Lease and the name of each landlord and lessee under each Significant Lease. Except as disclosed to the Administrative Agent in writing in accordance with Section 8.5(k) hereof, none of the Tenants under Significant Leases on Properties owned by the Borrower, Material Subsidiaries or any other Subsidiary of the Borrower are in default for a period in excess of 90 days on the monthly contractual rent payments.

SECTION 7.	CONDITIONS PRECEDENT.
Section 7.1.    All Credit Events. At the time of each Credit Event hereunder:
(a)    each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct as of said time, except to the extent the same expressly relate to an earlier date (in which case, the same shall be true and correct as of such earlier date);

(b)    no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event;
(c)    in the case of a Borrowing, the Administrative Agent shall have received the notice required by Section 1.6 hereof, in the case of the issuance of any Letter of Credit, the L/C Issuer shall have received a duly completed Application for such Letter of Credit together with any fees called for by Section 2.1 hereof, and, in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor in a form acceptable to the L/C Issuer together with any fees called for by Section 2.1 hereof; and
(d)    such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Administrative Agent, the L/C Issuer or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.
Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date on such Credit Event as to the facts specified in subsections (a) through (c), inclusive, of this Section; provided, however, that the Lenders may continue to make advances under the Revolving Credit, in the sole discretion of the Lenders with Revolving Credit Commitments, notwithstanding the failure of the Borrower to satisfy one or more of the conditions set forth above and any such advances so made shall not be deemed a waiver of any Default or Event of Default or other condition set forth above that may then exist.
Section 7.2.    Initial Credit Event. Before or concurrently with the initial Credit Event:
(a)    the Administrative Agent shall have received this Agreement duly executed by the Borrower, the Material Subsidiaries, as Guarantors, and the Lenders;
(b)    if requested by any Lender, the Administrative Agent shall have received for such Lender such Lender’s duly executed Notes of the Borrower dated the date hereof and otherwise in compliance with the provisions of Section 1.10 hereof;
(c)    the Administrative Agent shall have received evidence of insurance required to be maintained under the Loan Documents;
(d)    the Administrative Agent shall have received copies of Whitestone REIT’s, the Borrower’s and each Material Subsidiary’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary;

(e)    the Administrative Agent shall have received copies of resolutions of Whitestone REIT’s, the Borrower’s and each Material Subsidiary’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on Whitestone REIT’s, the Borrower’s and each Material Subsidiary’s behalf, all certified in each instance by its Secretary or Assistant Secretary or other Authorized Representative;
(f)    the Administrative Agent shall have received copies of the certificates of good standing for Whitestone REIT, the Borrower and each Material Subsidiary (dated no earlier than 30 days prior to the date hereof) from the office of the secretary of the state of its incorporation or organization and of each state in which it is qualified to do business as a foreign corporation or organization;
(g)    the Administrative Agent shall have received a list of the Borrower’s Authorized Representatives;
(h)    the Administrative Agent shall have received the initial fees called for by Section 2.1 hereof;
(i)    the capital and organizational structure of Whitestone REIT, the Borrower and its Subsidiaries shall be satisfactory to the Administrative Agent, the Lenders, and the L/C Issuer;
(j)    the Lenders shall have received a Closing Date Borrowing Base Certificate;
(k)    the Administrative Agent shall have received financing statement and federal tax lien searches against the Borrower, Whitestone REIT and each Material Subsidiary evidencing the absence of Liens on its Property except for Permitted Liens or as otherwise permitted by Section 8.8 hereof;
(l)    the Administrative Agent shall have received a written opinion of counsel to Whitestone REIT, the Borrower and each Material Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent;
(m)    the Administrative Agent shall have received a fully executed Internal Revenue Service Form W-9 for the Borrower and each Guarantor;

(n)    the Administrative Agent shall have received such other agreements, instruments, documents, certificates, and opinions as the Administrative Agent may reasonably request; and
(o)    the Administrative Agent and any Lender shall have received any information or materials reasonably required by the Administrative Agent or such Lender in order to assist the Administrative Agent or such Lender in maintaining compliance with (i) the Act (as hereinafter defined) and (ii) any applicable “know your customer” or similar rules or regulations.
Section 7.3.    Eligible Property Additions and Deletions to the Borrowing Base    . As of the Closing Date, the Borrower represents to the Lenders and the Administrative Agent that the Initial Properties qualify as Eligible Properties and that the information provided on Schedule 1.1 is true and correct.
Upon not less than 10 Business Days prior written notice from the Borrower to the Administrative Agent, the Borrower can designate that a Property be added (subject to the other requirements for a Property qualifying as an Eligible Property) or deleted as an Eligible Property. Such notice shall be accompanied by a Borrowing Base Certificate setting forth the components of the Borrowing Base as of the addition or deletion of the designated Property as an Eligible Property, and (x) with respect to an addition, the Borrowing Base Certificate required above and (y) with respect to a deletion, Borrower’s certification in such detail as reasonably required by the Administrative Agent that no Default or Event of Default exists under this Agreement and such deletion shall not (A) cause the Eligible Properties in the aggregate to violate the Borrowing Base Requirements, (B) cause a Default, (C) cause or result in the Borrower failing to comply with any of the financial covenants contained in Section 8.20 hereof, (D) cause there to be less than twenty (20) Eligible Properties or (E) cause the Aggregate Borrowing Base Value to be less than $150,000,000. All such additions shall be subject to approval by the Administrative Agent, such approval to be given or withheld within 10 Business Days of request thereof. The Administrative Agent shall provide the Lenders with notice promptly after the addition or deletion of an Eligible Property from the Borrowing Base.
Notwithstanding anything contained in this Agreement to the contrary, the Required Lenders in their reasonable discretion may (a) at the Borrower’s request, add a Property as an Eligible Property despite the failure of such Property to otherwise qualify as an Eligible Property and (b) upon ten (10) Business Days’ prior written notice to the Borrower, designate that a Property is no longer an Eligible Property upon their determination that such Property ceases to meet the criteria set forth in the definition of Eligible Property, such notice describing in detail the reason such property is no longer considered an Eligible Property; provided however, that if during such ten (10) Business

Day Period the Borrower can satisfy those requirements deemed unsatisfied by the Required Lenders, such Property shall remain an Eligible Property.
Furthermore, if no Default exists at the time of any deletion of a Property from qualifying as an Eligible Property, any Material Subsidiary which owned such Property, but that does not otherwise own any other Eligible Property, shall be released from its obligations under its Guaranty.

SECTION 8.	COVENANTS.
The Borrower agrees that, so long as any credit is available to or in use by the Borrower hereunder, except to the extent compliance in any case or cases is waived in writing pursuant to the terms of Section 12.11 hereof:
Section 8.1.    Maintenance of Business. (i) The Borrower shall, and shall cause Whitestone REIT and each Material Subsidiary to, preserve and maintain its existence, except as otherwise provided in Section 8.10(c) hereof. The Borrower shall, and shall cause Whitestone REIT and each Material Subsidiary to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business.
(ii)    (a) The Common Stock of Whitestone REIT shall at all times be duly listed on the New York Stock Exchange, Inc., the American Stock Exchange or the National Association of Securities Dealers Automated Quotation and (b) Whitestone REIT shall timely file all reports required to be filed by it with the New York Stock Exchange, Inc., the American Stock Exchange or the National Association of Securities Dealers Automated Quotation and the Securities and Exchange Commission.
Section 8.2.    Maintenance of Properties. The Borrower, Whitestone REIT and each Material Subsidiary shall cause each of its Tenants to maintain, preserve, and keep all of the Borrower’s, Whitestone REIT’s and each Material Subsidiary’s Property in working condition and order (ordinary wear and tear excepted), and Borrower, Whitestone REIT and each Material Subsidiary shall from time to time make all needful and proper repairs, renewals, replacements, additions, and betterments to its Property so that it shall at all times be fully preserved and maintained.
Section 8.3.    Taxes and Assessments. The Borrower, Whitestone REIT and each Material Subsidiary shall, or shall cause its Tenants to, duly pay and discharge all taxes, rates, assessments, fees, and governmental charges upon or against it or its Property, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.
Section 8.4.    Insurance. The Borrower shall insure and keep insured, and shall cause Whitestone REIT and each Subsidiary to insure and keep insured, with good and responsible insurance companies all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Borrower shall insure, and shall cause Whitestone REIT and each Subsidiary to insure, such other hazards and risks (including, without limitation, business interruption, employers’ and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Borrower shall, upon the request of the Administrative Agent, furnish to the Administrative Agent and the Lenders a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.
Section 8.5.    Financial Reports. The Borrower shall, and shall cause Whitestone REIT and each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to the Administrative Agent, each Lender, the L/C Issuer and each of their duly authorized representatives such information respecting the business and financial condition of Whitestone REIT, the Borrower and each Subsidiary as the Administrative Agent or such Lender may reasonably request; and without any request, shall furnish to the Administrative Agent, the Lenders, and the L/C Issuer:
(a)    as soon as available, and in any event within 50 days after the last day of each Fiscal Quarter, a Borrowing Base Certificate showing the computation of the Borrowing Base in reasonable detail as of the close of business on the last day of such Fiscal Quarter, prepared by the Borrower and certified to by its chief financial officer or another officer of the Borrower acceptable to the Administrative Agent;
(b)    as soon as available, and in any event no later than 45 days after the last day of each Fiscal Quarter of each Fiscal Year of the Borrower, a copy of the consolidated and consolidating balance sheet of Whitestone REIT, the Borrower and its Subsidiaries as of the last day of such Fiscal Quarter and the consolidated and consolidating statements of income, retained earnings, and cash flows of Whitestone REIT, the Borrower and its Subsidiaries for the Fiscal Quarter and for the fiscal year‑to‑date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous Fiscal Year, prepared by the Borrower in accordance with GAAP (subject to the absence of footnote disclosures and year‑end audit adjustments) and certified to by its chief financial officer or another officer of the Borrower reasonably acceptable to the Administrative Agent;
(c)    as soon as available, and in any event no later than 90 days after the last day each Fiscal Year of the Borrower, a copy of the consolidated and consolidating balance sheet of Whitestone REIT, the Borrower and its Subsidiaries as of the last day of the Fiscal Year then ended and the consolidated and consolidating statements of income, retained earnings, and cash flows of Whitestone REIT, the Borrower and its Subsidiaries for the Fiscal Year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous Fiscal Year, accompanied by an unqualified opinion of independent public accountants of recognized national standing, selected by the Borrower and reasonably satisfactory to the Administrative Agent, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of Whitestone REIT, the Borrower and its Subsidiaries as of the close of such Fiscal Year and the results of their operations and cash flows for the Fiscal Year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;
(d)    within the period provided in subsection (c) above, the written statement of the accountants who certified the audit report thereby required that in the course of their audit they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of any such Default or Event of Default, they shall disclose in such statement the nature and period of the existence thereof;
(e)    promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of Whitestone REIT’s, the Borrower’s or any Subsidiary’s operations and financial affairs given to it by its independent public accountants;
(f)    promptly after the sending or filing thereof, copies of each financial statement, report, notice or proxy statement sent by Whitestone REIT, the Borrower or any Subsidiary to its stockholders or other equity holders, and upon written request from the Administrative Agent, copies of each regular, periodic or special report, registration statement or prospectus (including all Form 10‑K, Form 10‑Q and Form 8‑K reports) filed by Whitestone REIT, the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency;

(g)    promptly after receipt thereof, a copy of each audit made by any regulatory agency of the books and records of Whitestone REIT, the Borrower or any Subsidiary or of notice of any material noncompliance with any applicable law, regulation or guideline relating to Whitestone REIT, the Borrower or any Subsidiary, or its business;
(h)    as soon as available, and in any event within 90 days after the end of each Fiscal Year of Whitestone REIT and the Borrower, a copy of the Borrower’s consolidated projections of revenues, expenses and balance sheet on a quarter‑by‑quarter basis (for not less than four (4) sequential quarters), with such projections in reasonable detail prepared by the Borrower and in form satisfactory to the Administrative Agent (which shall include a summary of all significant assumptions made in preparing such business plan);
(i)    notice of any Change of Control;
(j)    promptly after knowledge thereof shall have come to the attention of any responsible officer of the Borrower, written notice of (i) any threatened (in writing) or pending litigation or governmental or arbitration proceeding or labor controversy against Whitestone REIT, the Borrower or any Subsidiary or any of their Property which could reasonably be expected to have a Material Adverse Effect or (ii) the occurrence of any Default or Event of Default hereunder;
(k)    within 50 days of the end of each of the first 3 Fiscal Quarters and within 90 days after the close of the last Fiscal Quarter of the year (i) a list of all newly formed or acquired Subsidiaries during such quarter (such list shall contain the information relative to such new Subsidiaries as set forth in Schedule 6.2 hereto); (ii) a list of newly executed Significant Leases during such quarter (upon receipt of which Schedule 6.26 shall be deemed amended to include references to such Significant Lease); (iii) a copy of any notice of a material default or any other material notice (including without limitation property condition reviews) received by the Borrower or any Material Subsidiary from any ground lessor under a Significant Lease during such quarter and (iv) a schedule showing for such quarter (A) any Significant Lease that was or is continuing to be in default with respect to monthly contractual rent payments in excess of 90 days;
(l)    with each of the financial statements delivered pursuant to subsections (b) and (c) above, a written certificate in the form attached hereto as Exhibit E signed by the chief financial officer of the Borrower or another officer of the Borrower reasonably acceptable to the Administrative Agent to the effect that to the best of such officer’s knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower or any Subsidiary to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Section 8.20 and clauses (j), (k), (l), (n) and (o) of Section 8.8 hereof;
(m)    promptly after knowledge thereof shall have come to the attention of any responsible officer of the Borrower, written notice to each Lender if a Lease of any Eligible Property included in the Borrowing Base Value is more than sixty (60) days past due; and
(n)    promptly and in any event within 5 Business Days after knowledge thereof, a written notice to the Administrative Agent of any change of its Credit Rating from any Rating Agency.
Section 8.6.    Inspection. The Borrower shall, and shall cause Whitestone REIT and each Subsidiary to, permit the Administrative Agent, each Lender, the L/C Issuer and each of their duly authorized representatives and agents to visit and inspect any of its Property, corporate books, and financial records, to examine and make copies of its books of accounts and other financial records (which shall be subject to the confidentiality requirements of Section 12.21 hereof), and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision the Borrower hereby authorizes such accountants to discuss with the Administrative Agent, such Lenders, and the L/C Issuer the finances and affairs of Whitestone REIT, the Borrower and its Subsidiaries) at such reasonable times and intervals as the Administrative Agent or any such Lender or the L/C Issuer may designate and, so long as no Default or Event of Default exists, with reasonable prior notice to the Borrower. The Administrative Agent, Lenders and the L/C Issuer shall use reasonable efforts to coordinate inspections undertaken in accordance with this Section to reduce the administrative burden of such inspections on the Borrower, Whitestone REIT and their Subsidiaries.
Section 8.7.    Liens. The Borrower shall not, nor shall it permit Whitestone REIT or any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by any such Person; provided, however, that the foregoing shall not apply to nor operate to prevent any Permitted Liens.
Section 8.8.    Investments, Acquisitions, Loans and Advances. The Borrower shall not, nor shall it permit Whitestone REIT or any Subsidiary to (i) directly or indirectly, make, retain or have outstanding any investments (whether through the purchase of stock or obligations or otherwise) in any Person, real property or improvements on real property, or any loans, advances, lines of credit, mortgage loans or other financings (including pursuant to sale/leaseback transactions) to any other Person, or (ii) acquire any real property, improvements on real property or all or any substantial part of the assets or business of any other Person or division thereof; provided, however, that the foregoing shall not apply to nor operate to prevent:
(a)    investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;
(b)    investments in commercial paper rated at least P‑1 by Moody’s and at least A‑1 by S&P maturing within one year of the date of issuance thereof;
(c)    investments in certificates of deposit issued by any Lender or by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less;
(d)    investments in repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in subsection (a) above entered into with any bank meeting the qualifications specified in subsection (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;
(e)    investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections (a), (b), (c), and (d) above;
(f)    the Borrower’s investments from time to time in its Subsidiaries, and investments made from time to time by a Subsidiary in one or more of its Subsidiaries;
(g)    intercompany advances made from time to time among the Borrower and its Subsidiaries in the ordinary course of business to finance working capital needs;
(h)    investments held by the Borrower and its Subsidiaries as of the date of this Agreement;
(i)    investments in individual Properties or in entities which own such individual Properties, provided that such investment does not cause a breach of the financial covenants set forth in Section 8.20 hereof, provided, further that if such investments are in Properties or entities owning such properties which are also joint ventures, Assets Under Development, Land Assets or ground leases, then such investments shall also satisfy the requirements of clauses (j), (k), (l) and (n) of this Section, respectively, as well as the criteria set forth in the paragraph following clause (o) of this Section below;
(j)    investments in joint ventures in an amount not to exceed in the aggregate at any one time outstanding 10% of the Total Asset Value of the Borrower and its Subsidiaries at such time;
(k)    investments in Assets Under Development in an amount not to exceed in the aggregate at any one time outstanding 10% of the Total Asset Value of the Borrower and its Subsidiaries at such time;
(l)     investments in Land Assets in an amount not to exceed in the aggregate at any one time outstanding 5% of the Total Asset Value of the Borrower and its Subsidiaries at such time;
(m)    investments received in connection with a workout of any obligation owed to Borrower or its Subsidiaries;
(n)     Investments in ground leases in an amount not to exceed in the aggregate at any one time outstanding 10% of the Total Asset Value of the Borrower and its Subsidiaries at such time;
(o)    investments other than those otherwise permitted under this Section in an amount not to exceed in the aggregate at any one time outstanding 5% of the Total Asset Value of the Borrower and its Subsidiaries at such time.
Investments of the type described in clauses (j), (k), (l), (n) and (o) immediately preceding shall at no time exceed in the aggregate at any one time outstanding 20% of the Total Asset Value of the Borrower and its Subsidiaries at such time. In determining the amount of investments, acquisitions, loans, and advances permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), and loans and advances shall be taken at the principal amount thereof then remaining unpaid.
Section 8.9.    Mergers, Consolidations and Sales. Except with the prior written consent of the Required Lenders (which shall not be unreasonably withheld, conditioned or delayed), the Borrower shall not, nor shall it permit Whitestone REIT or any Subsidiary to, effect any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, so long as no Default or Event of Default then exist, this Section shall not apply to nor operate to prevent:

(a)    the sale, transfer, lease or other disposition of Property of the Borrower and its Subsidiaries to one another in the ordinary course of its business;
(b)    sales of shares of capital stock or other equity interests by Borrower or Whitesone REIT, so long as no Change of Control results therefrom;
(c)    the merger of any Subsidiary with and into the Borrower or any other Subsidiary, provided that, in the case of any merger involving the Borrower, the Borrower is the entity surviving the merger;
(d)    the sale, transfer or other disposition of any tangible personal property that, in the reasonable business judgment of the Borrower or its Subsidiary, has become obsolete or worn out, and which is disposed of in the ordinary course of business;
(e)    the sale, transfer, lease or other disposition of Property of the Borrower or any Subsidiary (including any disposition of Property as part of a sale and leaseback transaction) aggregating not more than 20% of the Total Asset Value of the Borrower for all such transactions after the date of this Agreement;
(f)    any merger if it results in the simultaneous payoff in immediately available funds of the Obligations; and
(g)    the merger or consolidation of the Borrower with another Person not otherwise permitted under clauses (c) and (f) above, so long as (i) the Borrower is the surviving entity, (ii) the Borrower has delivered evidence reasonably satisfactory to the Administrative Agent that it will be in pro forma compliance with all provisions of this Agreement upon and after such merger or consolidation and (iii) the Borrower will not engage in any material line of business substantially different from that engaged in on the Closing Date.
Section 8.10.    Maintenance of Subsidiaries. The Borrower shall not assign, sell or transfer, nor shall it permit any Material Subsidiary to issue, assign, sell or transfer, any shares of capital stock or other equity interests of a Material Subsidiary; provided, however, that the foregoing shall not operate to prevent (a) Liens on the capital stock or other equity interests of Material Subsidiaries granted to the Administrative Agent, (b) the issuance, sale and transfer to any person of any shares of capital stock of a Material Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary, and (c) any transaction permitted by Section 8.9(b) above.

Section 8.11.    ERISA. The Borrower shall, and shall cause Whitestone REIT and each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a Lien against any of its Property. The Borrower shall, and shall cause Whitestone REIT and each Subsidiary to, promptly notify the Administrative Agent and each Lender of: (a) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (c) its intention to terminate or withdraw from any Plan, and (d) the occurrence of any event with respect to any Plan which would result in the incurrence by Whitestone REIT, the Borrower or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of Whitestone REIT, the Borrower or any Subsidiary with respect to any post‑retirement Welfare Plan benefit.
Section 8.12.    Compliance with Laws. (a) The Borrower shall, and shall cause Whitestone REIT and each Subsidiary to, comply in all respects with the requirements of all federal, state, and local laws, rules, regulations, ordinances and orders applicable to or pertaining to its Property or business operations, where any such non‑compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in a Lien upon any of its Property.
(b)    Without limiting the agreements set forth in Section 8.12(a) above, the Borrower shall and shall cause Whitestone REIT and each Subsidiary and shall use commercially reasonable efforts to cause each Tenant or subtenant, if any, to, at all times, do the following to the extent the failure to do so, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect: (i) comply in all material respects with, and maintain each of the Properties in compliance in all material respects with, all applicable Environmental Laws; (ii) use commercially reasonable efforts to require that each Tenant and subtenant, if any, of any of the Properties or any part thereof comply in all material respects with all applicable Environmental Laws; (iii) obtain and maintain in full force and effect all material governmental approvals required by any applicable Environmental Law for operations at each of the Properties; (iv) cure any material violation by it or at any of the Properties of applicable Environmental Laws; (v) not allow the presence or operation at any of the Properties of any (1) landfill or dump or (2) hazardous waste management facility or solid waste disposal facility as defined pursuant to RCRA or any comparable state law; (vi) not manufacture, use, generate, transport, treat, store, release, dispose or handle any Hazardous Material at any of the Properties except in the ordinary course of its business and in de minimis amounts; (vii) within ten (10) Business Days notify the Administrative Agent in writing of and provide any reasonably requested documents upon receipt of written notice of any of the following in connection with Whitestone REIT, the Borrower or any Subsidiary or any of the Properties: (1) any material liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA or any comparable state law; (2) any material Environmental Claim; (3) any material violation of an Environmental Law or material Release, threatened Release or disposal of a Hazardous Material; (4) any restriction on the ownership, occupancy, use or transferability arising pursuant to any (x) Release, threatened Release or disposal of a Hazardous Material or (y) Environmental Law; or (5) any environmental, natural resource, health or safety condition, which could reasonably be expected to have a Material Adverse Effect; (viii) conduct at its expense any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any material Release, threatened Release or disposal of a Hazardous Material as required by any applicable Environmental Law, (ix) abide by and observe any restrictions on the use of the Properties imposed by any governmental authority as set forth in a deed or other instrument affecting Whitestone REIT’s, the Borrower’s or any Subsidiary’s interest therein; (x) promptly provide or otherwise make available to the Administrative Agent any reasonably requested environmental record concerning the Properties which Whitestone REIT, the Borrower or any Subsidiary possesses or can reasonably obtain; and (xi) perform, satisfy, and implement any operation or maintenance actions required by any governmental authority or Environmental Law, or included in any no further action letter or covenant not to sue issued by any governmental authority under any Environmental Law.
Section 8.13.    Compliance with OFAC Sanctions Programs. (a) The Borrower shall at all times comply with the requirements of all OFAC Sanctions Programs and Anti-Corruption Laws applicable to the Borrower and shall cause Whitestone REIT and each of its Subsidiaries to comply with the requirements of all OFAC Sanctions Programs and Anti-Corruption Laws applicable to such Subsidiary. Notwithstanding anything contained in the foregoing to the contrary, none of the Borrower, Whitestone REIT and each Material Subsidiary shall have any duty to investigate or confirm that any unit holder of Borrower or shareholder of Whitestone REIT is in compliance with the provisions of this Section 8.13 and any violation by any such shall not be a Default under this Agreement.
(b)    The Borrower shall provide the Administrative Agent, the L/C Issuer, and the Lenders any information regarding the Borrower, its Affiliates, and its Subsidiaries necessary for the Administrative Agent, the L/C Issuer, and the Lenders to comply with all applicable OFAC Sanctions Programs; subject however, in the case of Affiliates, to the Borrower’s ability to provide information applicable to them.
(c)    If the Borrower obtains actual knowledge or receives any written notice that the Borrower, any Affiliate or any Subsidiary is named on the then current OFAC SDN List (such occurrence, an “OFAC Event”), the Borrower shall promptly (i) give written notice to the Administrative Agent, the L/C Issuer, and the Lenders of such OFAC Event, and (ii) comply with all applicable laws with respect to such OFAC Event (regardless of whether the party included on the OFAC SDN List is located within the jurisdiction of the United States of America), including the OFAC Sanctions Programs, and the Borrower hereby authorizes and consents to the Administrative Agent, the L/C Issuer, and the Lenders taking any and all steps the Administrative Agent, the L/C Issuer, or the Lenders deem necessary, in their sole but reasonable discretion, to avoid violation of all applicable laws with respect to any such OFAC Event, including the requirements of the OFAC Sanctions Programs (including the freezing and/or blocking of assets and reporting such action to OFAC).
Section 8.14.    Burdensome Contracts With Affiliates. The Borrower shall not, nor shall it permit Whitestone REIT or any Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates on terms and conditions which are less favorable to Whitestone REIT, the Borrower or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.
Section 8.15.    No Changes in Fiscal Year. The Fiscal Year of Whitestone REIT, the Borrower and its Subsidiaries ends on December 31 of each year; and the Borrower shall not, nor shall it permit Whitestone REIT or any Subsidiary to, change its fiscal year from its present basis.
Section 8.16.    Formation of Subsidiaries. Promptly upon the formation or acquisition of any Material Subsidiary, the Borrower shall provide the Administrative Agent and the Lenders notice thereof and timely comply with the requirements of Section 4 hereof.
Section 8.17.    Change in the Nature of Business. The Borrower shall not, nor shall it permit Whitestone REIT or any Subsidiary to, engage in any business or activity if as a result the general nature of the business of the Borrower, Whitestone REIT, or any Subsidiary would be changed in any material respect from the general nature of the business engaged in by it as of the Closing Date.
Section 8.18.    Use of Proceeds. The Borrower shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 6.4 hereof.
Section 8.19.    No Restrictions. Except as provided herein, the Borrower shall not, nor shall it permit Whitestone REIT or any Subsidiary to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Borrower, Whitestone REIT or any Subsidiary to: (a) pay dividends or make any other distribution on any Subsidiary’s capital stock or other equity interests owned by the Borrower or any other Subsidiary, (b) pay any indebtedness owed to Whitestone REIT, the Borrower or any other Subsidiary, (c) make loans or advances to Whitestone REIT, the Borrower or any other Subsidiary, (d) transfer any of its Property to Whitestone REIT, the Borrower or any other Subsidiary; provided however, that the foregoing does not apply to any limitation on transfers of property that is subject to a Permitted Lien or (e) guarantee the Obligations, Hedging Liability, and Bank Product Obligations and/or grant Liens on its assets to the Administrative Agent.
Section 8.20.    Financial Covenants    .
(a)    Maximum Total Indebtedness to Total Asset Value Ratio. As of the last day of each Fiscal Quarter of the Borrower, the Borrower shall not permit the ratio of Total Indebtedness to Total Asset Value to be greater than 0.60 to 1.00.
(b)    Maximum Secured Debt to Total Asset Value Ratio. As of the last day of each Fiscal Quarter of the Borrower, the Borrower shall not permit the ratio of Secured Debt to Total Asset Value to be greater than 0.40 to 1.00.
(c)    Minimum EBITDA to Fixed Charges Ratio. As of the last day of each Rolling Period of the Borrower, the Borrower shall not permit the ratio of EBITDA for such Rolling Period to Fixed Charges for such Rolling Period to be less than 1.50 to 1.0.
(d)    Maximum Other Recourse Debt to Total Asset Value Ratio. As of the last day of each Rolling Period of the Borrower, the Borrower and its Subsidiaries shall not permit the ratio of Other Recourse Debt to Total Asset Value to be greater than 0.15 to 1.0.
(e)    Maintenance of Net Worth. The Borrower shall at all times maintain a Tangible Net Worth of not less than the sum of (a) $175,000,000 plus (b) 85% of the aggregate net proceeds received by the Borrower or any of its Subsidiaries after the Closing Date in connection with any offering of Stock or Stock Equivalents of the Borrower or the Subsidiaries that results in an increase of Tangible Net Worth.
Section 8.21.    Borrowing Base Covenants    . The Borrower shall cause the Eligible Properties in the Borrowing Base to at all times comply with the Borrowing Base Requirements; provided that if the requirements of the definition of Borrowing Base Requirements are not met, then within five (5) Business Days of notice of such failure either (i) the Borrower shall have cured such failure or (ii) the Eligible Property’s Borrowing Base Value shall have been lowered or removed from the Borrowing Base to the extent necessary to cause such failure to no longer exists.
Section 8.22.    Dividends and Certain Other Restricted Payments Whitestone REIT, the Borrower and its Subsidiaries shall be permitted to declare and pay distributions, dividends or redemptions from time to time in amounts determined by the Borrower; provided, however if any Default or Event of Default under Section 9.1(j) or Section 9.1(k) has occurred and is continuing, Whitestone REIT, the Borrower and its Subsidiaries may only pay dividends as are necessary to maintain Whitestone REIT’s status as a real estate investment trust under applicable Legal Requirements.

SECTION 9.	EVENTS OF DEFAULT AND REMEDIES.
Section 9.1.    Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:
(a)    default in the payment when due of all or any part of the principal of any Loan (whether at the stated maturity thereof or at any other time provided for in this Agreement, other than a mandatory prepayment required by Section 1.8(b)) or of any Reimbursement Obligation; or a default for a period of two (2) Business Days in the prepayment when due of any principal of any Loan required by Section 1.8(b); or default for a period of five (5) Business Days in the payment when due of any interest, fee or other Obligation payable hereunder or under any other Loan Document;
(b)    default in the observance or performance of any covenant set forth in Sections 8.1, 8.5, 8.7, 8.8, 8.9, 8.10, 8.11, 8.18, 8.20, 8.21 or 8.22 hereof;
(c)    default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of the Borrower or (ii) written notice thereof is given to the Borrower by the Administrative Agent; provided, however, that if at the end of such 30‑day period the applicable party is diligently pursuing remedies to cure such default (and such default is one that is capable of being cured), then such party shall have one additional 30‑day period to cause such cure;
(d)    any representation or warranty made herein or in any other Loan Document or in any certificate furnished to the Administrative Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof;
(e)    any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, or any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void;
(f)    default and expiration of any cure periods related thereto shall occur under (x) any Indebtedness issued, assumed or guaranteed by Whitestone REIT, the Borrower or any Subsidiary aggregating in excess of $25,000,000 or (y) any recourse Indebtedness issued, assumed or guaranteed by Whitestone REIT, the Borrower or any Subsidiary aggregating in excess of $15,000,000, or a default and expiration of any cure periods related thereto, shall occur under any indenture, agreement or other instrument under which such Indebtedness may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness (whether or not such maturity is in fact accelerated), or any such Indebtedness shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise);
(g)    any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against Whitestone REIT, the Borrower or any Subsidiary, or against any of its Property, in an aggregate amount in excess of $25,000,000 (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed for a period of 30 days;
(h)    Whitestone REIT, the Borrower or any Subsidiary, or any member of its Controlled Group, shall fail to pay when due an amount or amounts aggregating in excess of $25,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $25,000,000 (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by Whitestone REIT, the Borrower or any Subsidiary, or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against Whitestone REIT, the Borrower or any Subsidiary, or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;
(i)    any Change of Control shall occur;
(j)    Whitestone REIT, the Borrower or any Material Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 9.1(k) hereof;
(k)    a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for Whitestone REIT, the Borrower or any Subsidiary, or any substantial part of any of its Property, or a proceeding described in Section 9.1(j)(v) shall be instituted against Whitestone REIT, the Borrower or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days;
(l)    there shall be a determination from the applicable governmental authority from which no appeal can be taken that Whitestone REIT’s tax status as a REIT has been lost; or
(m)    the Common Stock of Whitestone REIT fails to be duly listed on the New York Stock Exchange, Inc., the American Stock Exchange or the National Association of Securities Dealers Automated Quotation.
Section 9.2.    Non‑Bankruptcy Defaults. When any Event of Default (other than those described in subsection (j) or (k) of Section 9.1 hereof) has occurred and is continuing, the Administrative Agent shall, by written notice to the Borrower: (a) if so directed by the Required Lenders, terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) if so directed by the Required Lenders, demand that the Borrower immediately deliver to the Administrative Agent Cash Collateral in an amount equal to 102% of the aggregate amount of each Letter of Credit then outstanding, and the Borrower agrees to immediately make such payment and acknowledges and agrees that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Administrative Agent, for the benefit of the Lenders, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of

Credit. The Administrative Agent, after giving notice to the Borrower pursuant to Section 9.1(c) or this Section 9.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.
Section 9.3.    Bankruptcy Defaults. When any Event of Default described in subsections (j) or (k) of Section 9.1 hereof has occurred and is continuing, then all outstanding Loans shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Borrower shall immediately deliver to the Administrative Agent Cash Collateral in an amount equal to 102% of the aggregate amount of each Letter of Credit then outstanding, the Borrower acknowledging and agreeing that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Lenders, and the Administrative Agent on their behalf, shall have the right to require the Borrower to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.
Section 9.4.    Collateral for Undrawn Letters of Credit. (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 1.8(b), Section 1.14, Section 9.2 or Section 9.3 above, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Administrative Agent as provided in subsection (b) below.
(b)    All amounts prepaid pursuant to subsection (a) above shall be held by the Administrative Agent in one or more separate collateral accounts (each such account, and the credit balances, properties, and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the “Collateral Account”) as security for, and for application by the Administrative Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the L/C Issuer, and to the payment of the unpaid balance of all other Obligations (and to all Hedging Liability and Bank Product Obligations). The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent for the benefit of the Administrative Agent, the Lenders, and the L/C Issuer. If and when requested by the Borrower, the Administrative Agent shall invest funds held in the Collateral Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Administrative Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to amounts due and owing from the Borrower to the L/C Issuer, the Administrative Agent or the Lenders. If the Borrower shall have made payment of all obligations referred to in subsection (a) above required under Section 1.8(b) hereof, at the request of the Borrower the Administrative Agent shall release to the Borrower amounts held in the Collateral Account so long as at the time of the release and after giving effect thereto no Default or Event of Default exists. If the Borrower shall have made payment of all obligations referred to in subsection (a) above required under Section 9.2 or 9.3 hereof, so long as no Letters of Credit, Commitments, Loans or other Obligations, Hedging Liability, or Bank Product Obligations remain outstanding, at the request of the Borrower the Administrative Agent shall release to the Borrower any remaining amounts held in the Collateral Account.
(c)    At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the L/C Issuer (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 1.14(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(i)    Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the L/C Issuer, and agree to maintain, a first priority security interest in all such Cash Collateral as security for such Defaulting Lender’s obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (ii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the L/C Issuer as herein provided (other than Permitted Liens), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower shall, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(ii)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 9.4 or Section 1.14 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iii)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the L/C Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 9.4(c) following (A) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (B) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided that, subject to Section 1.14 the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.
Section 9.5.    Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 9.1(c) hereof promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

SECTION 10.	CHANGE IN CIRCUMSTANCES.
Section 10.1.    Change of Law. Notwithstanding any other provisions of this Agreement or any other Loan Document, if at any time any Change in Law makes it unlawful for any Lender to make or continue to maintain any Eurodollar Loans or to perform its obligations as contemplated hereby related to Eurodollar Loans, such Lender shall promptly give written notice thereof to the Borrower and such Lender’s obligations to make or maintain Eurodollar Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain Eurodollar Loans. The Borrower shall prepay on demand the outstanding principal amount of any such affected Eurodollar Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected Eurodollar Loans from such Lender by means of Base Rate Loans from such Lender, which Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender.
Section 10.2.    Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurodollar Loans:
(a)    the Administrative Agent determines that deposits in U.S. Dollars (in the applicable amounts) are not being offered to it in the interbank eurodollar market for such Interest Period, or that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

(b)    the Required Lenders advise the Administrative Agent that (i) LIBOR as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Eurodollar Loans for such Interest Period or (ii) that the making or funding of Eurodollar Loans becomes impracticable, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Eurodollar Loans shall be suspended.
Section 10.3.    Increased Cost and Reduced Return.     (a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBOR) or the L/C Issuer;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the L/C Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit or Swingline Loan (or of maintaining its obligation to participate in or to issue any Letter of Credit or Swingline Loan), or to reduce the amount of any sum received or receivable by such Lender, the L/C Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, within fifteen (15) days after request of such Lender, the L/C Issuer or other Recipient, the Borrower will pay to such Lender, the L/C Issuer or other Recipient (with a copy to the Administrative Agent), as the case may be, such additional amount or amounts as will compensate such Lender, the L/C Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)    Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any lending office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time within fifteen (15) days after request by such Lender, the L/C Issuer or other Recipient (with a copy to the Administrative Agent), the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine‑month period referred to above shall be extended to include the period of retroactive effect thereof).
Section 10.4.    Lending Offices. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a “Lending Office”) for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent. To the extent reasonably possible, a Lender shall designate an alternative branch or funding office with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Section 10.3 hereof or to avoid the unavailability of Eurodollar Loans under Section 10.2 hereof, so long as such designation is not otherwise disadvantageous to the Lender.
Section 10.5.    Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder with respect to Eurodollar Loans shall be made as if each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the interbank eurodollar market having a maturity corresponding to such Loan’s Interest Period, and bearing an interest rate equal to LIBOR for such Interest Period.

SECTION 11.	THE ADMINISTRATIVE AGENT.
Section 11.1.    Appointment and Authority    . Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of Montreal to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 11 are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third‑party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
Section 11.2.    Rights as a Lender    . The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 11.3.    Action by Administrative Agent; Exculpatory Provisions. (a) If the Administrative Agent receives from the Borrower a written notice of an Event of Default or if the L/C Issuer or any Lender shall notify Administrative Agent of the existence of a Default or Event of Default, the Administrative Agent shall promptly give each of the Lenders and the L/C Issuer written notice thereof. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties:
(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. The Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action; and
(iii)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)    Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.2, 9.3, 9.4, 9.5 and 12.11), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Any such action taken or failure to act pursuant to the foregoing shall be binding on all Lenders. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, a Lender, or the L/C Issuer.
(c)    Neither the Administrative Agent nor any of its Related Parties shall be responsible for or have any duty or obligation to any Lender or the L/C Issuer or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7.1 or 7.2 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
Section 11.4.    Reliance by Administrative Agent    . The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 11.5.    Delegation of Duties    . The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent. The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the Credits as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub‑agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub‑agents.
Section 11.6.    Resignation of Administrative Agent    . (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States of America, or an Affiliate of any such bank with an office in the United States of America. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    With effect from the Resignation Effective Date, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 11 and Section 12.13 shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
Section 11.7.    Non‑Reliance on Administrative Agent and Other Lenders    . Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 11.8.    L/C Issuer and Swingline Lender. The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Swingline Lender shall act on behalf of the Lenders with respect to the Swingline Loans made hereunder. The L/C Issuer and the Swingline Lender shall each have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 11 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications pertaining to such Letters of Credit or by the Swingline Lender in connection with Swingline Loans made or to be made hereunder as fully as if the term “Administrative Agent”, as used in this Section 11, included the L/C Issuer and the Swingline Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the L/C Issuer or Swingline Lender, as applicable. Any resignation by the Person then acting as Administrative Agent pursuant to Section 11.6 shall also constitute its resignation or the resignation of its Affiliate as the L/C Issuer and Swingline Lender except as it may otherwise agree. If such Person then acting as the L/C Issuer so resigns, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as the L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Loans or fund risk participations in Reimbursement Obligations pursuant to Section 1.3. If such Person then acting as Swingline Lender resigns, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 1.2(b). Upon the appointment by the Borrower of a successor L/C Issuer or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender),

(i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as applicable (other than any rights to indemnity payments or other amounts that remain owing to the retiring L/C Issuer or Swingline Lender), and (ii) the retiring L/C Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents other than with respect to its outstanding Letters of Credit and Swingline Loans, and (iii) upon the request of the resigning L/C Issuer, the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the resigning L/C Issuer to effectively assume the obligations of the resigning L/C Issuer with respect to such Letters of Credit.
Section 11.9.    Hedging Liability and Bank Product Obligations. By virtue of a Lender’s execution of this Agreement or an assignment agreement pursuant to Section 12.10 hereof, as the case may be, any Affiliate of such Lender with whom the Borrower or any other Loan Party has entered into an agreement creating Hedging Liability or Bank Product Obligations shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate’s right to share in payments and collections out of the Guaranties as more fully set forth in Section 3.1. In connection with any such distribution of payments and collections, or any request for the release of the Guaranties in connection with the termination of the Commitments and the payment in full of the Obligations, the Administrative Agent shall be entitled to assume no amounts are due to any Lender or its Affiliate with respect to Hedging Liability or Bank Product Obligations unless such Lender has notified the Administrative Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution or payment or release of Guaranties.
Section 11.10.    Designation of Additional Agents. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as “syndication agents,” “documentation agents,” “book runners,” “lead arrangers,” “arrangers,” or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.
Section 11.11.    Authorization to Release Guaranties    . The Administrative Agent is hereby irrevocably authorized by each of the Lenders, the L/C Issuer, and their Affiliates to release any Material Subsidiary from its obligations as a Guarantor, at any time or from time to time, if (i) such Person ceases to be a Material Subsidiary as a result of a transaction permitted under the Loan Documents or (ii) the requirements of Section 4.3 hereof are met. Upon the Administrative Agent’s request, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Person form its obligations as a Guarantor under the Loan Documents.
Section 11.12.    Authorization of Administrative Agent to File Proofs of Claim     In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under the Loan Documents including, but not limited to, Sections 1.11, 2.1, 10.3 and 12.13) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.1 and 12.13. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.
SECTION 12.        MISCELLANEOUS.
Section 12.1.    Taxes. (a) Payments Free of Withholding.

(a)    Certain Defined Terms. For purposes of this Section, the term “Lender” includes the L/C Issuer and the term “applicable law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.10(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 12.1(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W‑9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(i)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W‑8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W‑8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii)    executed originals of IRS Form W‑8ECI;
(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I‑1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W‑8BEN; or
(iv)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W‑8IMY, accompanied by IRS Form W‑8ECI, IRS Form W‑8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I‑2 or Exhibit I‑3, IRS Form W‑9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I‑4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out‑of‑pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after‑Tax position than the indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 12.2.    Other Taxes. The Borrower agrees to pay on demand, and indemnify and hold the Administrative Agent, the Lenders, and the L/C Issuer harmless from, any Other Taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.
Section 12.3.    No Waiver, Cumulative Remedies. No delay or failure on the part of the Administrative Agent, the L/C Issuer, or any Lender, or on the part of the holder or holders of any of the Obligations, in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the L/C Issuer, the Lenders, and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.
Section 12.4.    Non‑Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.
Section 12.5.    Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

Section 12.6.    Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders and the L/C Issuer of amounts sufficient to protect the yield of the Lenders and the L/C Issuer with respect to the Loans and Letters of Credit, including, but not limited to, Sections 1.11, 10.3, and 12.13 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.
Section 12.7.    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:
(a)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(b)    the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Obligations to any assignee or participant, other than to any Loan Party or any Subsidiary thereof (as to which the provisions of this Section shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.
Section 12.8.    Notices; Electronic Communication. (a) Notices Generally. Except as otherwise specified herein, all notices hereunder and under the other Loan Documents shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the Administrative Agent and the Borrower given by courier, by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents to any Lender shall be addressed to its address or telecopier number set forth on its Administrative Questionnaire; and notices under the Loan Documents to the Borrower, any Guarantor the Administrative Agent, or the L/C Issuer shall be addressed to its respective address or telecopier number set forth below:

to the Borrower or any Guarantor:
Whitestone REIT Operating Partnership, L.P.
2600 South Gessner Road, Suite 500
Houston, Texas 77063
Attention: David K. Holeman
Telephone: (713) 435-2227
Telecopy: (713) 465-8847

With copy to:

Bass, Berry & Sims PLC
100 Peabody Place, Suite 900
Memphis, Tennessee 38103
Attention: T. Gaillard Uhlhorn
Telephone: (901) 543-5943
Telecopy: (901) 543-5999
to the Administrative Agent and L/C Issuer: Bank of Montreal 100 High Street 26th Floor Boston, Massachusetts Attention: Lloyd Baron Telephone: 617-960-2372 Telecopy: 617-960-2392
Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section or in the relevant Administrative Questionnaire and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, 5 days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section or in the relevant Administrative Questionnaire; provided that any notice given pursuant to Section 1 hereof shall be effective only upon receipt.
(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to

Section 1.3(f) or Section 1.6 if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such respective Section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefore, provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
Section 12.9.    Counterparts; Integration; Effectiveness. (a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 7.2, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of an original executed counterpart of this Agreement. For purposes of determining compliance with the conditions specified in Section 7.2 hereof, each Lender and the L/C Issuer that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender or the L/C Issuer unless the Administrative Agent shall have received notice from such Lender or the L/C Issuer prior to the Closing Date specifying its objection thereto.
(b)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper‑based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Illinois State Electronic Commerce Security Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 12.10.    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that (in each case with respect to any Credit) any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and the Loans at the time owing to it (in each case with respect to any Credit) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the relevant Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Credits on a non‑pro rata basis.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Credit or any unfunded Commitments with respect to any Term Credit if such assignment is to a Person that is not a Lender with a Commitment in respect of such Credit, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (ii) any Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)    the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) and Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit.

(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any other Loan Party or any Loan Party’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
(vi)    No Assignment to Natural Persons or Borrower or Borrower’s Affiliates. No such assignment shall be made to a natural Person, the Borrower, any Guarantor or any of the Borrower’s or such Guarantor’s Affiliates or Subsidiaries.
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 12.13 and 12.14 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, the Borrower or the Administrative Agent but with notice to the Borrower of the identity of any such participant and amount of such participation, sell participations to any Person (other than a natural Person or the Borrower or any other Loan Party or any Loan Party’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) except to the extent provided in this Section 12.10, such participation shall not entitle such participant to any rights or privileges under this Agreement, (iv) except to the extent provided in this Section 12.10, such participant shall have no direct rights against the Loan Parties and (v) the Borrower, the Administrative Agent, the L/C Issuer and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.8 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 12.11 that expressly relate to amendments requiring the unanimous consent of the Lenders, or of all affected Lenders, in the Credit in which such Participant participates. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 1.11, 10.3 and 12.1 (subject to the requirements and limitations therein, including the requirements under Section 12.1(g) (it being understood that the documentation required under Section 12.1(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 1.13 and 10.4 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 10.3 or 12.1, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and Participant’s expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 1.13 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.14 as though it were a Lender; provided that such Participant agrees to be subject to Section 12.7 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non‑fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103‑1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Section 12.11.    Amendments. Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Lenders, and (c) if the rights or duties of the Administrative Agent, the L/C Issuer or the Swingline Lender are affected thereby, the Administrative Agent, the L/C Issuer or the Swingline Lender, as applicable; provided that:
(i)    no amendment or waiver pursuant to this Section 12.11 shall (A) increase or extend any Commitment of any Lender without the consent of such Lender or (B) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or of any Reimbursement Obligation or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan or Letter of Credit (or participate therein) hereunder (including, specifically, any change in the manner of computation of any financial covenant (including any defined terms with respect thereto) used in determining the Applicable Margin that would result in a reduction of any interest rate without the written consent of each Lender affected thereby), or (C) release the Borrower or any Guarantor (except as expressly provided herein) without the consent of each Lender;
(ii)    no amendment or waiver pursuant to this Section 12.11 shall, unless signed by each Lender affected thereby, extend the Revolving Credit Termination Date, extend the Term A Credit Termination Date, extend the Term B Credit Termination Date, change the definition of “Required Lenders” or “Percentage,” change the provisions of Section 2.1, the pro rata sharing provisions of Sections 3.1 and 12.7 or this Section 12.11, or affect the number of Lenders required to take any action hereunder or under any other Loan Document; and
(iii)    no amendment to Section 13 hereof shall be made without the consent of the Guarantors affected thereby.
Notwithstanding anything to the contrary herein, (1) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders) and such Defaulting Lender’s Commitments shall be excluded for purposes of determining “Required Lenders”, except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, (2) if the Administrative Agent and the Borrower have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision, (3) guarantees, collateral security documents and related documents executed by the Borrower or any other Loan Party in connection with this Agreement may be in a form reasonably acceptable to the Administrative Agent and may be amended, supplemented or waived without the consent of any Lender if such amendment, supplement or waiver is delivered in order to (x) comply with local law or advice of local counsel, (y) cure ambiguities, omissions, mistakes or defects or (z) cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents, and (4) the Borrower and the Administrative Agent may, without the input or consent of any other Lender, effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower and the Administrative Agent to effect the provisions of Section 1.16.
Section 12.12.    Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.
Section 12.13.    Costs and Expenses; Indemnification. (a) The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, negotiation, and administration of the Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, in connection with the preparation and execution of the Loan Documents, and any amendment, waiver or consent related thereto, whether or not the transactions contemplated herein are consummated. The Borrower agrees to pay to the Administrative Agent, the L/C Issuer, and each Lender, and any other holder of any Obligations outstanding hereunder, all costs and expenses reasonably incurred or paid by the Administrative Agent, the L/C Issuer, such Lender, or any such holder, including reasonable attorneys’ fees and disbursements and court costs, in connection with any Default or Event of Default hereunder or in connection with the enforcement of any of the Loan Documents (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving the Borrower or any Guarantor as a debtor thereunder). The Borrower further agrees to indemnify the Administrative Agent, the L/C Issuer, each Lender, and any security trustee therefor, and their respective directors, officers, employees, agents, financial advisors, and consultants (each such Person being called an “Indemnitee”) against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable fees and disbursements of counsel for any such Indemnitee and all reasonable expenses of litigation or preparation therefor, whether or not the Indemnitee is a party thereto, or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to any

Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification, as determined in a final, non‑appealable judgment by a court of competent jurisdiction. The Borrower, upon demand by the Administrative Agent, the L/C Issuer, or a Lender at any time, shall reimburse the Administrative Agent, the L/C Issuer, or such Lender for any reasonable legal or other expenses (including, without limitation, all reasonable fees and disbursements of counsel for any such Indemnitee) incurred in connection with investigating or defending against any of the foregoing (including any settlement costs relating to the foregoing) except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified, as determined in a final, non-appealable judgment by a court of competent jurisdiction. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. The obligations of the Borrower under this Section shall survive the termination of this Agreement.
(b)    The Borrower unconditionally agrees to indemnify, defend and hold harmless, and covenants not to sue for any claim for contribution against, each Indemnitee for any damages, costs, loss or expense, including without limitation, response, remedial or removal costs and all fees and disbursements of counsel for any such Indemnitee, arising out of any of the following: (i) any presence, release, threatened release or disposal of any hazardous or toxic substance or petroleum by Whitestone REIT, the Borrower or any Subsidiary or otherwise occurring on or with respect to its Property (whether owned or leased), (ii) the operation or violation of any environmental law, whether federal, state, or local, and any regulations promulgated thereunder, by Whitestone REIT, the Borrower or any Subsidiary or otherwise occurring on or with respect to its Property (whether owned or leased), (iii) any claim for personal injury or property damage in connection with Whitestone REIT, the Borrower or any Subsidiary or otherwise occurring on or with respect to its Property (whether owned or leased), and (iv) the inaccuracy or breach of any environmental representation, warranty or covenant by Whitestone REIT, the Borrower or any Subsidiary made herein or in any other Loan Document evidencing or securing any Obligations or setting forth terms and conditions applicable thereto or otherwise relating thereto, except for damages arising from the willful misconduct or gross negligence of the relevant Indemnitee, as determined in a final, non‑appealable judgment by a court of competent jurisdiction. This indemnification shall survive the payment and satisfaction of all Obligations and the termination of this Agreement for a period of five (5) years, and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim under this indemnification. This indemnification shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of each Indemnitee and its successors and assigns.
(c)    To the extent that (i) the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by any of them to the Administrative Agent (or any sub‑agent thereof), the L/C Issuer, the Swingline Lender or any Related Party (and without limiting its obligation to do so) or (ii) any liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever are imposed on, incurred by, or asserted against, Administrative Agent, the L/C Issuer, the Swingline Lender or a Related Party in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Administrative Agent, the L/C Issuer, the Swingline Lender or a Related Party in connection therewith, then, in each case, each Lender severally agrees to pay to the Administrative Agent (or any such sub‑agent), the L/C Issuer, the Swingline Lender or such Related Party, as the case may be, such Lender’s Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to the L/C Issuer or the Swingline Lender solely in its capacity as such, only the Lenders party to the Revolving Credit shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Lenders’ pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each such Lender’s share of the Revolving Credit Exposure at such time); and provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub‑agent), the L/C Issuer or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub‑agent), the L/C Issuer or the Swingline Lender in connection with such capacity. The Lenders’ obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.
Section 12.14.    Set‑off. In addition to any rights now or hereafter granted under the Loan Documents or applicable law and not by way of limitation of any such rights, if an Event of Default shall have occurred and be continuing, with the prior written consent of the Administrative Agent, each Lender, the L/C Issuer, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, the L/C Issuer or any such Affiliate, to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, the L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 1.14 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 12.15.    Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.
Section 12.16.    Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control, (b) neither the Borrower nor any Guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to the Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither the Borrower nor any Guarantor or endorser shall have any action against the Administrative Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of Borrower’s Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Borrower’s Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on the Borrower’s Obligations had the rate of interest not been limited to the Maximum Rate during such period.
Section 12.17.    Construction. The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents. The provisions of this Agreement relating to Subsidiaries shall only apply during such times as the Borrower has one or more Subsidiaries.
Section 12.18.    Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS (EXCEPT AS OTHERWISE SPECIFIED THEREIN), AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Illinois State court or, to the extent permitted by applicable Legal Requirements, in such federal court. Each party hereto hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. Nothing in this Agreement or any other Loan Document or otherwise shall affect any right that the Administrative Agent, the L/C Issuer or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any Guarantor or its respective properties in the courts of any jurisdiction.
(c)    The Borrower and each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirements, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 12.18(b). Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopy or e‑mail) in Section 12.8. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Legal Requirements.
Section 12.19.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 12.20.    USA Patriot Act. Each Lender and the L/C Issuer that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107‑56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Loan Parties that pursuant to the requirements of the Act, it is required to obtain, verify, and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the L/C Issuer to identify such Loan Party in accordance with the Act.

Section 12.21.     Confidentiality. Each of the Administrative Agent, the Lenders, and the L/C Issuer severally agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors to the extent any such Person has a need to know such Information (it being understood that the Persons to whom such disclosure is made will first be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self‑regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Whitestone REIT, the Borrower or any Subsidiary and its obligations, (g) with the prior written consent of the Borrower, (h) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, any Lender or the L/C Issuer on a non‑confidential basis from a source other than Whitestone REIT, the Borrower or any Subsidiary or any of their directors, officers, employees or agents, including accountants, legal counsel and other advisors, (i) to rating agencies if requested or required by such agencies in connection with a rating relating to the Loans or the Commitments hereunder, or (j) to entities which compile and publish information about the syndicated loan market, provided that only basic information about the pricing and structure of the transaction evidenced hereby may be disclosed pursuant to this subsection (j). For purposes of this Section, “Information” means all information received from the Borrower or any of the Subsidiaries or from any other Person on behalf of Whitestone REIT, the Borrower or any Subsidiary relating to Whitestone REIT, the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a non-confidential basis prior to disclosure by Whitestone REIT, the Borrower or any of its Subsidiaries or from any other Person on behalf of Whitestone REIT, the Borrower or any of the Subsidiaries.
Section 12.22.    Amendment and Restatement; No Novation. From and after the date of this Agreement, all references to the Prior Credit Agreement in any Loan Document or in any other instrument or document shall, unless otherwise explicitly stated therein, be deemed to refer to this Agreement. This Agreement shall become effective as of the date hereof, and supersede all provisions of the Prior Credit Agreement as of such date, upon the execution of this Agreement by each of the parties hereto and fulfillment of the conditions precedent contained in Section 7.2 hereof.

This Agreement shall constitute for all purposes an amendment and restatement of the Prior Credit Agreement and not a new agreement and all obligations outstanding under the Prior Credit Agreement shall, subject to Section 12.23 hereof, continue to be outstanding hereunder and shall not constitute a novation of the indebtedness or other obligations outstanding under the Prior Credit Agreement.
Section 12.23.    Equalization of Loans and Commitments. Upon the satisfaction of the conditions precedent set forth in Section 7.2 hereof, all loans outstanding under the Prior Credit Agreement shall remain outstanding as the initial Borrowing of Loans under this Agreement and, in connection therewith, the Borrower shall be deemed to have prepaid all outstanding Eurodollar Loans on the Closing Date and shall pay to each Lender who is currently a party to the Prior Credit Agreement any compensation due such Lender under Section 1.11 of the Prior Credit Agreement as a result thereof (to the extent invoiced prior to the Closing Date and if not waived under the Prior Credit Agreement by any Lender in writing delivered to the Administrative Agent prior to the Closing Date). On the Closing Date, the Lenders each agree to make such purchases and sales of interests in the outstanding Loans between themselves so that each Lender is then holding its relevant Percentage of outstanding Loans. Such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith.

SECTION 13.	THE GUARANTEES.
Section 13.1.    The Guarantees. To induce the Lenders and the L/C Issuer to provide the credits described herein and in consideration of benefits expected to accrue to the Borrower by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, Whitestone REIT and, subject to the terms of Section 4.3 hereof, each Material Subsidiary party hereto, (including any Material Subsidiary formed or acquired after the Closing Date executing an Additional Guarantor Supplement in the form attached hereto as Exhibit G or such other form acceptable to the Administrative Agent) hereby unconditionally and irrevocably guarantee jointly and severally to the Administrative Agent, the Lenders, the L/C Issuer and their Affiliates, the due and punctual payment of all present and future Obligations, Hedging Liability and Bank Product Obligations, including, but not limited to, the due and punctual payment of principal of and interest on the Loans, the Reimbursement Obligations and the due and punctual payment of all other obligations now or hereafter owed by the Borrower under the Loan Documents and the due and punctual payment of all Hedging Liability and Bank Product Obligations, in each case as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including all interest, costs, fees, and charges after the entry of an order for relief against the Borrower or such other obligor in a case under the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against the Borrower or any such obligor in any such proceeding). In case of failure by the Borrower or other obligor punctually to pay any obligations guaranteed hereby, each Guarantor hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by the Borrower or such obligor.
Section 13.2.    Guarantee Unconditional. The obligations of each Guarantor under this Section 13 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:
(a)    any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of the Borrower or other obligor or of any other guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;
(b)    any modification or amendment of or supplement to this Agreement or any other Loan Document or any agreement relating to Hedging Liability or Bank Product Obligations;
(c)    any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting, the Borrower or other obligor, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of the Borrower or other obligor or of any other guarantor contained in any Loan Document;
(d)    the existence of any claim, set‑off, or other rights which the Borrower or other obligor or any other guarantor may have at any time against the Administrative Agent, any Lender, the L/C Issuer or any other Person, whether or not arising in connection herewith;
(e)    any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Borrower or other obligor, any other guarantor, or any other Person or Property;
(f)    any application of any sums by whomsoever paid or howsoever realized to any obligation of the Borrower or other obligor, regardless of what obligations of the Borrower or other obligor remain unpaid;
(g)    any invalidity or unenforceability relating to or against the Borrower or other obligor or any other guarantor for any reason of this Agreement or of any other Loan Document or any agreement relating to Hedging Liability or Bank Product Obligations or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or other obligor or any other guarantor of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount payable under the Loan Documents or any agreement relating to Hedging Liability or Bank Product Obligations; or
(h)    any other act or omission to act or delay of any kind by the Administrative Agent, any Lender, the L/C Issuer, or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of any Guarantor under this Section 13.
Section 13.3.    Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Except as otherwise set forth in Section 4.3 or Section 7.3 hereof, each Guarantor’s obligations under this Section 13 shall remain in full force and effect until the Commitments are terminated, all Letters of Credit have expired, and the principal of and interest on the Loans and all other amounts payable by the Borrower and the Guarantors under this Agreement and all other Loan Documents and, if then outstanding and unpaid, all Hedging Liability and Bank Product Obligations shall have been paid in full. If at any time any payment of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount payable by the Borrower or other obligor or any Guarantor under the Loan Documents or any agreement relating to Hedging Liability or Bank Product Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or other obligor or of any guarantor, or otherwise, each Guarantor’s obligations under this Section 13 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.
Section 13.4.    Subrogation. Each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the obligations guaranteed hereby shall have been paid in full subsequent to the termination of all the Commitments and expiration of all Letters of Credit. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations, Hedging Liability and Bank Product Obligations and all other amounts payable by the Borrower hereunder and the other Loan Documents and (y) the termination of the Commitments and expiration of all Letters of Credit, such amount shall be held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders (and their Affiliates) and shall forthwith be paid to the Administrative Agent for the benefit of the Lenders and the L/C Issuer (and their Affiliates) or be credited and applied upon the Obligations, Hedging Liability and Bank Product Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.
Section 13.5.    Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and any notice except as specifically provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent, any Lender, the L/C Issuer or any other Person against the Borrower or other obligor, another guarantor, or any other Person.
Section 13.6.    Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Section 13 shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under this Section 13 void or voidable under applicable law, including, without limitation, fraudulent conveyance law.
Section 13.7.    Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower or other obligor under this Agreement or any other Loan Document, or any agreement relating to Hedging Liability or Bank Product Obligations, is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or such obligor, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents, or under any agreement relating to Hedging Liability or Bank Product Obligations, shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.
Section 13.8.    Benefit to Guarantors. The Borrower and the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Borrower has a direct impact on the success of each Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit hereunder.
Section 13.9.    Guarantor Covenants. Each Guarantor shall take such action as the Borrower is required by this Agreement to cause such Guarantor to take, and shall refrain from taking such action as the Borrower is required by this Agreement to prohibit such Guarantor from taking.
Section 13.10.    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under the Guaranty provided hereby, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until discharged in accordance with Section 13.3. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 13.11.    Subordination    . Each Guarantor (each referred to herein as a “Subordinated Creditor”) hereby subordinates the payment of all indebtedness, obligations, and liabilities of the Borrower or other Loan Party owing to such Subordinated Creditor, whether now existing or hereafter arising, to the indefeasible payment in full in cash of all Obligations, Hedging Liability, and Bank Product Obligations. During the existence of any Event of Default, subject to Section 13.4, any such indebtedness, obligation, or liability of the Borrower or other Loan Party owing to such Subordinated Creditor shall be enforced and performance received by such Subordinated Creditor as trustee for the benefit of the holders of the Obligations, Hedging Liability, and Bank Product Obligations and the proceeds thereof shall be paid over to the Administrative Agent for application to the Obligations, Hedging Liability, and Bank Product Obligations (whether or not then due), but without reducing or affecting in any manner the liability of such Guarantor under this Section 13.

[SIGNATURE PAGES TO FOLLOW]

This Amended and Restated Credit Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.
“BORROWER”
WHITESTONE REIT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership
By: Whitestone REIT
Its: General Partner
By /s/ John J. Dee
Name John J. Dee
Title Corporate Secretary and Chief Operating Officer

“ADMINISTRATIVE AGENT, SWINGLINE LENDER AND L/C ISSUER”
BANK OF MONTREAL, as L/C Issuer, Swingline Lender and as Administrative Agent
By /s/ Lloyd Baron
Name Lloyd Baron
Title Vice President

“LENDERS”
BANK OF MONTREAL, as a Lender
By /s/ Lloyd Baron
Name Lloyd Baron
Title Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By /s/ Patrick Trowbridge
Name Patrick Trowbridge
Title Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,     as a Lender
By /s/ Kevin A. Stacker
Name Kevin A. Stacker
Title Senior Vice President

BANK OF AMERICA, N.A.,     as a Lender
By /s/ Lance Buxkemper
Name Lance Buxkemper
Title Vice President

REGIONS BANK, as a Lender
By /s/ Kerri L. Raines
Name Kerri L. Raines
Title Vice President

THE HUNTINGTON NATIONAL BANK, as a Lender
By /s/ Josephine Wisniewski
Name Josephine Wisniewski
Title Vice President

SUNTRUST BANK, as a Lender
By /s/ Bryan P. McFarland
Name Bryan P. McFarland
Title Senior Vice President

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Lender
By /s/ Joanna Soliman
Name Joanna Soliman
Title Vice President

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Lender
By /s/ J.T. Johnston Coe
Name J.T. Johnston Coe
Title Managing Director

ROYAL BANK OF CANADA, as a Lender
By /s/ John Flores
Name John Flores
Title Authorized Signatory

“Guarantors”
WHITESTONE REIT, a Maryland real estate investment trust
By /s/ John J. Dee
Name John J. Dee
Title Corporate Secretary and Chief Operating Officer
WHITESTONE REIT OPERATING PARTNERSHIP III LP, a Texas limited partnership

By:	Whitestone REIT Operating Partnership III GP: LLC

Its:	General Partner

By:	Whitestone REIT Operating Partnership, L.P.,

Its:	Sole Member

By:	Whitestone REIT

Its:	General Partner
By /s/ John J. Dee
Name John J. Dee
Title Corporate Secretary and Chief Operating Officer

WHITESTONE AHWATUKEE PLAZA, LLC, a Delaware limited liability company

By:	Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership

Its:	Sole Member

By:	Whitestone REIT, a Maryland real estate investment trust

Its:	General Partner
By /s/ John J. Dee
Name John J. Dee
Title Corporate Secretary and Chief Operating Officer
WHITESTONE SHOPS AT PINNACLE, LLC, a Delaware limited liability company

By:	Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership

Its:	Sole Member

By:	Whitestone REIT, a Maryland real estate investment trust

Its:	General Partner
By /s/ John J. Dee
Name John J. Dee
Title Corporate Secretary and Chief Operating Officer

WHITESTONE FOUNTAIN SQUARE, LLC, a Delaware limited liability company

By:	Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership

Its:	Sole Member

By:	Whitestone REIT, a Maryland real estate investment trust

Its:	General Partner
By /s/ John J. Dee
Name John J. Dee
Title Corporate Secretary and Chief Operating Officer
WHITESTONE VILLAGE SQUARE AT DANA PARK LLC, a Delaware limited liability company

By:	Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership

Its:	Sole Member

By:	Whitestone REIT, a Maryland real estate investment trust

Its:	General Partner
By /s/ John J. Dee
Name John J. Dee
Title Corporate Secretary and Chief Operating Officer

WHITESTONE CENTERS LLC, a Texas limited liability company

By:	Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership

Its:	Sole Member

By:	Whitestone REIT, a Maryland real estate investment trust

Its:	General Partner
By /s/ John J. Dee
Name John J. Dee
Title Corporate Secretary and Chief Operating Officer
WHITESTONE REIT OPERATING COMPANY IV LLC, a Texas limited liability company

By:	Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership

Its:	Sole Member

By:	Whitestone REIT, a Maryland real estate investment trust

Its:	General Partner
By /s/ John J. Dee
Name John J. Dee
Title Corporate Secretary and Chief Operating Officer

WHITESTONE HEADQUARTERS VILLAGE, LLC, a Delaware limited liability company

By:	Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership

Its:	Sole Member

By:	Whitestone REIT, a Maryland real estate investment trust

Its:	General Partner
By /s/ John J. Dee
Name John J. Dee
Title Corporate Secretary and Chief Operating Officer
WHITESTONE FEATHERWOOD, LLC, a Texas limited liability company

By:	Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership

Its:	Sole Member

By:	Whitestone REIT, a Maryland real estate investment trust

Its:	General Partner
By /s/ John J. Dee
Name John J. Dee
Title Corporate Secretary and Chief Operating Officer

WHITESTONE SUNNYSLOPE VILLAGE, LLC, a Delaware limited liability company

By:	Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership

Its:	Sole Member

By:	Whitestone REIT, a Maryland real estate investment trust

Its:	General Partner
By /s/ John J. Dee
Name John J. Dee
Title Corporate Secretary and Chief Operating Officer
WHITESTONE OFFICES LLC, a Texas limited liability company

By:	Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership

Its:	Sole Member

By:	Whitestone REIT, a Maryland real estate investment trust

Its:	General Partner
By /s/ John J. Dee
Name John J. Dee
Title Corporate Secretary and Chief Operating Officer

WHITESTONE PIMA NORTE LLC, a Texas limited liability company

By:	Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership

Its:	Sole Member

By:	Whitestone REIT, a Maryland real estate investment trust

Its:	General Partner
By /s/ John J. Dee
Name John J. Dee
Title Corporate Secretary and Chief Operating Officer
WHITESTONE FOUNTAIN HILLS LLC, a Delaware limited liability company

By:	Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership

Its:	Sole Member

By:	Whitestone REIT, a Maryland real estate investment trust

Its:	General Partner
By /s/ John J. Dee
Name John J. Dee
Title Corporate Secretary and Chief Operating Officer

WHITESTONE CP WOODLAND PH 2, LLC, a Delaware limited liability company

By:	Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership

Its:	Sole Member

By:	Whitestone REIT, a Maryland real estate investment trust

Its:	General Partner
By /s/ John J. Dee
Name John J. Dee
Title Corporate Secretary and Chief Operating Officer
WHITESTONE MARKET STREET AT DC RANCH, LLC, a Delaware limited liability company

By:	Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership

Its:	Sole Member

By:	Whitestone REIT, a Maryland real estate investment trust

Its:	General Partner
By /s/ John J. Dee
Name John J. Dee
Title Corporate Secretary and Chief Operating Officer

WHITESTONE HERITAGE TRACE PLAZA 1 LLC, a Delaware limited liability company

By:	Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership

Its:	Sole Member

By:	Whitestone REIT, a Maryland real estate investment trust

Its:	General Partner
By /s/ John J. Dee
Name John J. Dee
Title Corporate Secretary and Chief Operating Officer
WHITESTONE HERITAGE TRACE PLAZA 2 LLC, a Delaware limited liability company

By:	Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership

Its:	Sole Member

By:	Whitestone REIT, a Maryland real estate investment trust

Its:	General Partner
By /s/ John J. Dee
Name John J. Dee
Title Corporate Secretary and Chief Operating Officer

WHITESTONE STRAND LLC, a Delaware limited liability company

By:	Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership

Its:	Sole Member

By:	Whitestone REIT, a Maryland real estate investment trust

Its:	General Partner
By /s/ John J. Dee
Name John J. Dee
Title Corporate Secretary and Chief Operating Officer
WHITESTONE PROMENADE, LLC, a Texas limited liability company

By:	Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership

Its:	Sole Member

By:	Whitestone REIT, a Maryland real estate investment trust

Its:	General Partner
By /s/ John J. Dee
Name John J. Dee
Title Corporate Secretary and Chief Operating Officer

WHITESTONE TOWNE CENTER, LLC, a Delaware limited liability company

By:	Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership

Its:	Sole Member

By:	Whitestone REIT, a Maryland real estate investment trust

Its:	General Partner
By /s/ John J. Dee
Name John J. Dee
Title Corporate Secretary and Chief Operating Officer

EXHIBIT A
NOTICE OF PAYMENT REQUEST
[Date]
[Name of Lender]
[Address]
Attention:
Reference is made to the Amended and Restated Credit Agreement, dated as of November 7, 2014, among Whitestone REIT Operating Partnership, L.P., the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of Montreal, as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement. [The Borrower has failed to pay its Reimbursement Obligation in the amount of $____________. Your Revolver Percentage of the unpaid Reimbursement Obligation is $_____________] or [__________________________ has been required to return a payment by the Borrower of a Reimbursement Obligation in the amount of $_______________. Your Revolver Percentage of the returned Reimbursement Obligation is $_______________.]
Very truly yours,
BANK OF MONTREAL, as L/C Issuer

By:
Name:
Title:

EXHIBIT B
NOTICE OF BORROWING
Date:    , ____

To:
Bank of Montreal, as Administrative Agent for the Lenders from time to time parties to the Amended and Restated Credit Agreement dated as of November 7, 2014 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Whitestone REIT Operating Partnership, L.P., certain Guarantors which are signatories thereto, certain Lenders which are from time to time parties thereto, and Bank of Montreal, as Administrative Agent

Ladies and Gentlemen:
The undersigned, Whitestone REIT Operating Partnership, L.P. (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 1.6 of the Credit Agreement, of the Borrowing specified below:
1.    The Business Day of the proposed Borrowing is ___________, ____.
2.    The aggregate amount of the proposed Borrowing is $______________.
3.    The Borrowing is being advanced under the [Revolving][Term A][Term B] Credit.
4.    The Borrowing is to be comprised of $___________ of [Base Rate] [Eurodollar] Loans.
[5.    The duration of the Interest Period for the Eurodollar Loans included in the Borrowing shall be ____________ months.]
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:
(a)    the representations and warranties of the Borrower contained in Section 6 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); and

(b)    no Default or Event of Default has occurred and is continuing or would result from such proposed Borrowing.
WHITESTONE REIT OPERATING PARTNERSHIP, L.P.

By: Whitestone REIT
Its: General Partner

By:
Name:
Title:

EXHIBIT C
NOTICE OF CONTINUATION/CONVERSION
Date: ____________, ____

To:
Bank of Montreal, as Administrative Agent for the Lenders from time to time parties to the Amended and Restated Credit Agreement dated as of November 7, 2014 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among Whitestone REIT Operating Partnership, L.P., certain Guarantors which are from time to time signatories thereto, certain Lenders which are from time to time parties thereto, and Bank of Montreal, as Administrative Agent

Ladies and Gentlemen:
The undersigned, Whitestone REIT Operating Partnership, L.P. (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 1.6 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:
1.    The conversion/continuation Date is __________, ____.
2.    The aggregate amount of the [Revolving] [Term A] [Term B] Loans to be [converted] [continued] is $______________.
3.    The Loans are to be [converted into] [continued as] [Eurodollar] [Base Rate] Loans.
4.    [If applicable:] The duration of the Interest Period for the [Revolving] [Term A] [Term B] Loans included in the [conversion] [continuation] shall be _________ months.
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed conversion/continuation date, before and after giving effect thereto and to the application of the proceeds therefrom:
(a)    the representations and warranties of the Borrower contained in Section 6 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); provided, however, that this condition shall not apply to the conversion of an outstanding Eurodollar Loan to a Base Rate Loan; and

(b)    no Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].
WHITESTONE REIT OPERATING PARTNERSHIP, L.P.

By: Whitestone REIT
Its: General Partner

By:
Name:
Title:

EXHIBIT D-1
[AMENDED AND RESTATED] TERM A NOTE
U.S. $_______________    ____________, _______
FOR VALUE RECEIVED, the undersigned, WHITESTONE REIT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), hereby promises to pay to _________________________ (the “Lender”) or its registered assigns at the principal office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrower), in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of all Term A Loans made or maintained by the Lender to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of such Term A Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.
[This Note is one of the Term A Notes referred to in the Amended and Restated Credit Agreement dated as of November 7, 2014, among the Borrower, the Guarantors party thereto, the Lenders and L/C Issuer party thereto, and Bank of Montreal, as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.]
[This Amended and Restated Note (this “Note”) amends and restates that certain [Term Note] dated [_________] made by the Borrower in favor of the Lender (the “Original Term Note”) and is one of the Term A Notes referred to in the Amended and Restated Credit Agreement dated as of November 7, 2014, among the Borrower, the Guarantors party thereto, the Lenders and L/C Issuer party thereto, and Bank of Montreal, as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. This Note is issued in replacement and substitution for, and supersedes, the Original Term Note. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.]

Voluntary prepayments may be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.
The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.
[SIGNATURE PAGE FOLLOWS]

WHITESTONE REIT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By: Whitestone REIT
Its: General Partner

By:
Name:
Title:

EXHIBIT D-2
TERM B NOTE
U.S. $_______________    ____________, _______
FOR VALUE RECEIVED, the undersigned, WHITESTONE REIT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), hereby promises to pay to _________________________ (the “Lender”) or its registered assigns at the principal office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrower), in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of all Term B Loans made or maintained by the Lender to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of such Term B Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.
This Note is one of the Term B Notes referred to in the Amended and Restated Credit Agreement dated as of November 7, 2014, among the Borrower, the Guarantors party thereto, the Lenders and L/C Issuer party thereto, and Bank of Montreal, as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.
Voluntary prepayments may be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.
The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.
WHITESTONE REIT OPERATING PARTNERSHIP, L.P.
By: Whitestone REIT
Its: General Partner
By:
Name:
Title:

EXHIBIT D-3
[AMENDED AND RESTATED] REVOLVING NOTE

U.S. $_______________    ____________, 20___
FOR VALUE RECEIVED, the undersigned, Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), hereby promises to pay to ____________________ (the “Lender”) or its registered assigns on the Revolving Credit Termination Date of the hereinafter defined Credit Agreement, at the principal office of the Administrative Agent in Chicago Illinois (or such other location as the Administrative Agent may designate to the Borrower), in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Revolving Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.
[This Note is one of the Revolving Notes referred to in the Amended and Restated Credit Agreement dated as of November 7, 2014, among the Borrower, the Guarantors party thereto, the Lenders and L/C Issuer party thereto, and Bank of Montreal, as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.]
[This Amended and Restated Note (this “Note”) amends and restates that certain [Revolving Note] dated [_________] made by the Borrower in favor of the Lender (the “Original Revolving Note”) and is one of the Revolving Notes referred to in the Amended and Restated Credit Agreement dated as of November 7, 2014, among the Borrower, the Guarantors party thereto, the Lenders and L/C Issuer party thereto, and Bank of Montreal, as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. This Note is issued in replacement and substitution for, and supersedes, the Original Revolving Note. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.]
Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.
The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.
[SIGNATURE PAGE FOLLOWS]

WHITESTONE REIT OPERATING PARTNERSHIP, L.P.

By: Whitestone REIT
Its: General Partner

By:
Name:
Title:

EXHIBIT D-4
INCREMENTAL TERM NOTE
U.S. $_______________    ____________, _______
FOR VALUE RECEIVED, the undersigned, WHITESTONE REIT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), hereby promises to pay to _________________________ (the “Lender”) or its registered assigns at the principal office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrower), in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of all Incremental Term Loans made or maintained by the Lender to the Borrower pursuant to the Credit Agreement and the Increase Joinder Agreement (as defined below), together with interest on the principal amount of such Incremental Term  Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement or the Increase Joinder Agreement, as applicable.
This Note is one of the Incremental Term Notes referred to in the Amended and Restated Credit Agreement dated as of November 7, 2014, among the Borrower, the Guarantors party thereto, the Lenders and L/C Issuer party thereto, and Bank of Montreal, as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”); and the Incremental Term Loan which this Note evidences has been effected pursuant to that certain [Joinder Agreement] dated as of _______, 20___ among the Borrower, [Insert Name of Incremental Term Loan Lender], and Bank of Montreal, as Administrative Agent (the “Increase Joinder Agreement”). This Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.
Voluntary prepayments may be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.
[SIGNATURE PAGE FOLLOWS]

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.
WHITESTONE REIT OPERATING PARTNERSHIP, L.P.

By: Whitestone REIT
Its: General Partner

By:
Name:
Title:

EXHIBIT D‑5
SWING NOTE
U.S. $_____________    ____________, 20__
FOR VALUE RECEIVED, the undersigned, WHITESTONE REIT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), hereby promises to pay to ___________________ (the “Lender”) or its registered assigns on the Revolving Credit Termination Date of the hereinafter defined Credit Agreement, at the principal office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrower), in immediately available funds, the principal sum of _______________________________ Dollars ($____________) or, if less, the aggregate unpaid principal amount of all Swingline Loans made by the Lender to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of the Swingline Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.
This Note is the Swing Note referred to in the Amended and Restated Credit Agreement dated as of November 7, 2014 among the Borrower, the Guarantors party thereto, the Lenders and L/C Issuer party thereto, and Bank of Montreal, as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.
Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.
The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.
WHITESTONE REIT OPERATING PARTNERSHIP, L.P.

By: Whitestone REIT
Its: General Partner

By:
Name:
Title:

EXHIBIT E
COMPLIANCE CERTIFICATE

To:	Bank of Montreal, as Administrative Agent under, and the Lenders party to, the Credit Agreement described below
This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to that certain Amended and Restated Credit Agreement dated as of November 7, 2014, among Whitestone REIT Operating Partnership, L.P., as Borrower, the Guarantors signatory thereto, the Administrative Agent and the Lenders party thereto (as extended, renewed, amended or restated from time to time, the “Credit Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.    I am the duly elected ____________ of Whitestone REIT, the General Partner of Whitestone REIT Operating Partnership, L.P.;
2.    I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;
3.    The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;
4.    The financial statements required by Section 8.5 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete as of the date and for the periods covered thereby; and
5.    The Schedule I hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of __________________ 20___.
WHITESTONE REIT OPERATING PARTNERSHIP, L.P.
By: Whitestone REIT
Its: General Partner

By:
Name:
Title:

SCHEDULE I
TO COMPLIANCE CERTIFICATE
WHITESTONE REIT OPERATING PARTNERSHIP, L.P.
COMPLIANCE CALCULATIONS
FOR AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF NOVEMBER 7, 2014
CALCULATIONS AS OF _____________, _______

A. Maximum Total Indebtedness to Total Asset Value Ratio (Section 8.20(a))
1. Total Indebtedness	$___________
2. Total Asset Value as calculated on Exhibit A hereto	___________
3. Ratio of Line A1 to A2	____:1.0
4. Line A3 must not exceed	0.60:1.0
5. The Borrower is in compliance (circle yes or no)	yes/no
B. Maximum Secured Debt to Total Asset Value Ratio (Section 8.20(b))
1. Secured Debt	$___________
2. Total Asset Value as calculated on Exhibit A hereto	___________
3. Ratio of Line B1 to B2	____:1.0
4. Line B3 must not exceed	.40:1.0
5. The Borrower is in compliance (circle yes or no)	yes/no
C. Minimum EBITDA to Fixed Charges Ratio (Section 8.20(c))
1. Net Income	$___________
2. Depreciation and amortization expense	___________
3. Interest Expense	___________
4. Income tax expense	___________
5. Extraordinary, unrealized or non-recurring losses	___________
6. Rent received but reserved for capital expenditures	___________
7. Extraordinary gains and unrealized gains	___________
8. Income tax benefits	___________
9. Sum of Lines C2, C3, C4 and C5	___________
10. Sum of Lines C6, C and C8	___________
11. Line C1 plus Line C9 minus Line C10 (“EBITDA”)	___________
12. Fixed Charges	___________
13. Ratio of Line C11 to Line C12	____:1.0

14. Line C13 shall not be less than	1.50:1.0
15. The Borrower is in compliance (circle yes or no)	yes/no
D. Maximum Other Recourse Debt to Total Asset Value Ratio (Section 8.20(d))
1. Other Recourse Debt	$___________
2. Total Asset Value as calculated on Exhibit A hereto	___________
3. Ratio of Line D1 to Line D2	____:1.0
4. Line D3 shall not exceed	0.15:1.0
5. The Borrower is in compliance (circle yes or no)	yes/no
E. Tangible Net Worth (Section 8.20(e))
1. Tangible Net Worth	$___________
2. Aggregate net proceeds of Stock and Stock Equivalent offerings	___________
3. 85% of Line E2	___________
4. $175,000,000 plus Line E3	___________
5. Line E1 shall not be less than Line E4
6. The Borrower is in compliance (circle yes or no)	yes/no
F. Investments in Joint Ventures (Section 8.8(j))
1. Investments in joint ventures	$___________
2. Total Asset Value as calculated on Exhibit A hereto	___________
3. 10% of Line F2	___________
4. Line F1 shall not exceed Line F3
5. The Borrower is in compliance (circle yes or no)	yes/no
G. Investments in Assets Under Development (Section 8.8(k))
1. Investments in Assets Under Development	$___________
2. Total Asset Value as calculated on Exhibit A hereto	____________
3. 10% of Line G2	___________
4. Line G1 shall not exceed Line G3
5. The Borrower is in compliance (circle yes or no)	yes/no
H. Investments in Land Assets (Section 8.8(l))
1. Investments in Land Assets	$___________
2. Total Asset Value as calculated on Exhibit A hereto	___________
3. 5% of Line H2	___________
4. Line H1 shall not exceed Line H3
5. The Borrower is in compliance (circle yes or no)	yes/no
I. Investments in Ground Leases (Section 8.8(n))
1. Investments in Ground Leases	$___________
2. Total Asset Value as calculated on Exhibit A hereto	___________
3. 10% of Line I2	___________
4. Line I1 shall not exceed Line I3
5. The Borrower is in compliance (circle yes or no)	yes/no
J. Other Investments (Section 8.8(o))
1. Investments other than those permitted under Section 8.8	$___________

2. Total Asset Value as calculated on Exhibit A hereto	___________
3. 5% of Line J2	___________
4. Line J1 shall not exceed Line J3
5. The Borrower is in compliance (circle yes or no)	yes/no
K. Aggregate Investment Limitation (Section 8.8)
1. Sum of Lines F1, G1, H1, I1 and J1	$___________
2. Total Asset Value as calculated on Exhibit A hereto	___________
3. 20% of Line K2	___________
4. Line K1 shall not exceed Line K3
5. The Borrower is in compliance (circle yes or no)	yes/no

EXHIBIT A TO SCHEDULE I
TO COMPLIANCE CERTIFICATE
OF WHITESTONE REIT OPERATING PARTNERSHIP, L.P.

This Exhibit A is attached to Schedule I to the Compliance Certificate of Whitestone REIT Operating Partnership, L.P. dated ___________ __, 20__ and delivered to Bank of Montreal, as Administrative Agent, and the Lenders party to the Credit Agreement referred to therein. The undersigned hereby certifies that the following is a true, correct and complete calculation of Total Asset Value for Rolling Period most recently ended:

A. LEGACY HOUSTON PROPERTIES OWNED FOR 12 MONTHS OR MORE

Property	Adjusted Property NOI
$_____________________________ plus
$_____________________________ plus
$_____________________________ plus
equals Consolidated Adjusted Property NOI of $_______________
divided by Capitalization Rate for Legacy Houston Properties (8.00%) EQUALS: $________________________.
B. OTHER PROPERTIES OWNED FOR 12 MONTHS OR MORE

Property	Adjusted Property NOI
$_____________________________ plus
$_____________________________ plus
$_____________________________ plus
equals Consolidated Adjusted Property NOI of $_______________
divided by Capitalization Rate for all other Properties (7.50%) EQUALS: $________________________.

C. PROPERTIES OWNED FOR LESS THAN 12 MONTHS

Property	Purchase Price
$_____________________________ plus
$_____________________________ plus
$_____________________________ plus
EQUALS: $ _________________________.

D. AGGREGATE UNRESTRICTED CASH EQUALS: $_____________________________.

E. LAND, MORTGAGE/MEZZANINE LOANS, NOTES RECEIVABLE AND CONSTRUCTION IN     PROGRESS: $_____________________________.

F. MARKETABLE SECURITIES (WITHOUT LIENS): $_____________________________.

G. PRO RATA SHARE OF AFFILIATE COMPONENTS: $_____________________________.

TOTAL ASSET VALUE (SUM OF A, B, C, D, E, F AND G) EQUALS: $_________________________.

WHITESTONE REIT OPERATING PARTNERSHIP, L.P.

By: Whitestone REIT
Its: General Partner

By:
Name:
Title:

EXHIBIT B TO SCHEDULE I
TO COMPLIANCE CERTIFICATE
OF WHITESTONE REIT OPERATING PARTNERSHIP, L.P.

This Exhibit B is attached to Schedule I to the Compliance Certificate of Whitestone REIT Operating Partnership, L.P. dated November 7, 2014 and delivered to Bank of Montreal, as Administrative Agent, and the Lenders party to the Credit Agreement referred to therein. The undersigned hereby certifies that the following is a true, correct and complete calculation of Property NOI for all Properties for Rolling Period most recently ended:

Property	Property Income	Minus	Property Expenses	equals	Property NOI
	$_________________	-	$_________________	=	$_________________
	$_________________	-	$_________________	=	$_________________
	$_________________	-	$_________________	=	$_________________
	$_________________	-	$_________________	=	$_________________

TOTAL PROPERTY NOI FOR ALL PROPERTIES:        $_____________

WHITESTONE REIT OPERATING PARTNERSHIP, L.P.

By: Whitestone REIT
Its: General Partner

By:
Name:
Title:

EXHIBIT F
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
1.    Assignor[s]:    ________________________________

________________________________
[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]: ________________________________
________________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower(s): Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership

4.	Administrative Agent: Bank of Montreal, as the administrative agent under the Credit Agreement

5.
Credit Agreement:    Amended and Restated Credit Agreement dated as of _______ among Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership the Lenders parties thereto, Bank of Montreal, as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest[s]:

ASSIGNOR[S]	Assignee[s]	Credit Assigned	Aggregate Amount of Commitment/Loans for all Lenders	AMOUNT OF COMMITMENT/LOANS ASSIGNED[8]	Percentage Assigned of Commitment/ Loans
			$	$	%
			$	$	%
			$	$	%
[7.    Trade Date:    ______________]
[PAGE BREAK]

Effective Date: ________________, 20___ [To be inserted by Administrative Agent and which shall be the effective date of recordation of transfer in the register therefor.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR[S]
[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and] Accepted:

BANK OF MONTREAL, as
Administrative Agent

By:
Name:
Title:

[Consented to:]
[NAME OF RELEVANT PARTY]

By:
Name:
Title:

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

SECTION 1.	REPRESENTATIONS AND WARRANTIES.
Section 1.1.    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
Section 1.2.    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 12.10(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 12.10(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.5 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

SECTION 2.	PAYMENTS.
From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

SECTION 3.	GENERAL PROVISIONS.
This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Illinois.

EXHIBIT G
ADDITIONAL GUARANTOR SUPPLEMENT
______________, ___
Bank of Montreal, as Administrative Agent for the Lenders named in the Amended and Restated Credit Agreement dated as of November 7, 2014, among Whitestone REIT Operating Partnership, L.P., as Borrower, the Guarantors signatories thereto, the Lenders from time to time party thereto, and the Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”)
Ladies and Gentlemen:
Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.
The undersigned, [name of Subsidiary Guarantor], a [jurisdiction of incorporation or organization] hereby elects to be a “Guarantor” for all purposes of the Credit Agreement, effective from the date hereof. The undersigned confirms that the representations and warranties set forth in Section 6 of the Credit Agreement are true and correct as to the undersigned as of the date hereof and the undersigned shall comply with each of the covenants set forth in Section 8 of the Credit Agreement applicable to it.
Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement, including, without limitation, Section 13 thereof, to the same extent and with the same force and effect as if the undersigned were a signatory party thereto.
The undersigned acknowledges that this Agreement shall be effective upon its execution and delivery by the undersigned to the Administrative Agent, and it shall not be necessary for the Administrative Agent or any Lender, or any of their Affiliates entitled to the benefits hereof, to execute this Agreement or any other acceptance hereof. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Illinois.

Very truly yours,
[NAME OF SUBSIDIARY GUARANTOR]

By:
Name:
Title:

EXHIBIT H
BORROWING BASE CERTIFICATE

To:	Bank of Montreal, as Administrative Agent under, and the Lenders party to, the Credit Agreement described below.
Pursuant to the terms of the Amended and Restated Credit Agreement dated as of November 7, 2014, among us (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), we submit this Borrowing Base Certificate to you and certify that the calculation of the Borrowing Base set forth below and on any Exhibits to this Certificate is true, correct and complete as of the Borrowing Base Determination Date.
A. Borrowing Base Determination Date: __________________ ____, 20___.
B. The Borrowing Base as of the Borrowing Base Determination Date is calculated as:

1. 60% of the Aggregate Borrowing Base Value as calculated on Exhibit A hereto	$_________________
2. Debt Service Coverage Amount as calculated on Exhibit B hereto	$_________________
3. The lesser of Line 1 and Line 2.	$_________________
4. Aggregate Revolving Loans and face amount of Letters of Credit outstanding	$_________________
5. Aggregate amount of Unsecured Other Recourse Debt	$_________________
6. Line 3 minus Line 4 minus Line 5 (the “Borrowing Base”)	$_________________

The foregoing certifications, together with the computations set forth in Schedule I hereto are made and delivered this ______ day of __________________ 20___.
WHITESTONE REIT OPERATING PARTNERSHIP, L.P.

By: Whitestone REIT
Its: General Partner

By:
Name:
Title:

EXHIBIT A TO BORROWING BASE CERTIFICATE
OF WHITESTONE REIT OPERATING PARTNERSHIP, L.P.

This Exhibit A is attached to the Borrowing Base Certificate of Whitestone REIT Operating Partnership, L.P. for the Borrower Base Determination Date of ___________ ____, 20___ and delivered to Bank of Montreal, as Administrative Agent, and the Lenders party to the Credit Agreement referred to therein. The undersigned hereby certifies that the following is a true, correct and complete calculation of Borrowing Base Value as of the Borrowing Base Determination Date set forth above:

A. PROPERTIES OWNED FOR 12 MONTHS OR MORE

Eligible Property	Adjusted Property NOI	/	Capitalization Rate	X	Borrower’s ownership Percentage	=	Borrowing Base Value
	$__________		%__________		%__________		$__________
	$__________		%__________		%__________		$__________
	$__________		%__________		%__________		$__________
	$__________		%__________		%__________		$__________

B. PROPERTIES OWNED FOR LESS THAN 12 MONTHS

Eligible Property	Purchase Price
$_____________________________ plus
$_____________________________ plus
$_____________________________ plus
EQUALS: $ _________________________.

THE SUM OF A PLUS B EQUALS THE AGGREGATE
BORROWING BASE VALUE OF ALL ELIGIBLE PROPERTIES:    $__________

1. The above calculation is based on no less than 20 Eligible Properties    yes/no
2. The aggregate Occupancy Rate for all Eligible Properties is greater
than 80%    yes/no

3. No more than 25% of the Aggregate Borrowing Base Value above is
comprised of any one Eligible Property    yes/no

If the answer to any item 1 through 3 above is no, then adjustments must be made to cause compliance with items 1 through 3.

EXHIBIT B TO BORROWING BASE CERTIFICATE
OF WHITESTONE REIT OPERATING PARTNERSHIP, L.P.

This Exhibit B is attached to the Borrowing Base Certificate of Whitestone REIT Operating Partnership, L.P. for the Borrowing Base Determination Date of __________ ___, 20__ and delivered to Bank of Montreal, as Administrative Agent, and the Lenders party to the Credit Agreement referred to therein. The undersigned hereby certifies that the following is a true, correct and complete calculation of Debt Service Coverage Amount as of the Borrowing Base Determination Date set forth above:

Eligible Property	DEBT SERVICE COVERAGE AMOUNT AS CALCULATED ON ANNEX I TO THIS EXHIBIT B
$__________
$__________
$__________
$__________

TOTAL DEBT SERVICE COVERAGE AMOUNT OF ALL SUCH ELIGIBLE PROPERTIES:    $__________

ANNEX I TO EXHIBIT B TO BORROWING BASE CERTIFICATE
OF WHITESTONE REIT OPERATING PARTNERSHIP, L.P.

[Borrower to Insert Calculation of Debt Service Coverage Amount for each Eligible Property]

EXHIBIT I‑1
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Amended and Restated Credit Agreement dated as of November 7, 2014 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Whitestone REIT Operating Partnership, L.P., as Borrower, the Guarantors signatories thereto, the Lenders from time to time party thereto, and Bank of Montreal, as Administrative Agent (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.
Pursuant to the provisions of Section 12.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non‑U.S. Person status on IRS Form W‑8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF LENDER]

By:
Name:
Title:

Date:	, 20[_]

EXHIBIT I‑2
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Amended and Restated Credit Agreement dated as of November 7, 2014 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Whitestone REIT Operating Partnership, L.P., as Borrower, the Guarantors signatories thereto, the Lenders from time to time party thereto, and Bank of Montreal, as Administrative Agent (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.
Pursuant to the provisions of Section 12.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non‑U.S. Person status on IRS Form W‑8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 20[_]

EXHIBIT I‑3
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Amended and Restated Credit Agreement dated as of November 7, 2014 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Whitestone REIT Operating Partnership, L.P., as Borrower, the Guarantors signatories thereto, the Lenders from time to time party thereto, and Bank of Montreal, as Administrative Agent (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.
Pursuant to the provisions of Section 12.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W‑8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W‑8BEN or (ii) an IRS Form W‑8IMY accompanied by an IRS Form W‑8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 20[_]

EXHIBIT I‑4
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Amended and Restated Credit Agreement dated as of November 7, 2014 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Whitestone REIT Operating Partnership, L.P., as Borrower, the Guarantors signatories thereto, the Lenders from time to time party thereto, and Bank of Montreal, as Administrative Agent (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.
Pursuant to the provisions of Section 4.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W‑8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W‑8BEN or (ii) an IRS Form W‑8IMY accompanied by an IRS Form W‑8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF LENDER]

By:
Name:
Title:
Date:, 20[_]

SCHEDULE 1.1

INITIAL PROPERTIES

Property	Owner
Bissonnet/Beltway	Whitestone REIT Operating Partnership III LP
Centre South	Whitestone REIT Operating Partnership III LP
Westchase	Whitestone REIT Operating Partnership III LP
Shaver	Whitestone REIT Operating Partnership III LP
Spoerlein Commons	Whitestone REIT Operating Partnership, L.P.
Desert Canyon	Whitestone REIT Operating Partnership, L.P.
Ahwatukee Plaza	Whitestone Ahwatukee Plaza LLC
Shops at Pinnacle	Whitestone Shops at Pinnacle LLC
Kempwood	Whitestone Centers LLC
Sugar Park	Whitestone Centers LLC
Providence	Whitestone Centers LLC
Lion Square	Whitestone Centers LLC
Sunridge	Whitestone Centers LLC
Dana Park	Whitestone Village Square at Dana Park, LLC
Fountain Square	Whitestone Fountain Square LLC
Windsor	Whitestone REIT Operating Company IV, LLC
Bellnot	Whitestone REIT Operating Partnership III LP
Gilbert Tuscany	Whitestone REIT Operating Partnership, L.P.
Headquarters Village	Whitestone Headquarters Village LLC
Town Park	Whitestone Centers LLC
South Richey	Whitestone Centers LLC
Torrey Square	Whitestone Centers LLC
Featherwood	Whitestone Featherwood LLC
Holly Knight	Whitestone Centers LLC
The Citadel	Whitestone REIT Operating Partnership, L.P.
Market Place	Whitestone Sunnyslope Village, LLC
Webster Point	Whitestone REIT Operating Partnership III LP
Brookhill	Whitestone REIT Operating Company IV, LLC
CP Northwest	Whitestone REIT Operating Partnership III LP
Zeta	Whitestone REIT Operating Company IV, LLC
LBJ	Whitestone Offices LLC
Pima Norte	Whitestone Pima Norte LLC
Royal Crest	Whitestone REIT Operating Partnership III LP
Fountain Hills	Whitestone Fountain Hills LLC
CP Woodland II	Whitestone CP Woodland Ph 2, LLC
Market Street at DC Ranch	Whitestone Market Street at DC Ranch, LLC

Property	Owner
Heritage Trace	Whitestone Heritage Trace Plaza 1 LLC Whitestone Heritage Trace Plaza 2 LLC
The Strand	Whitestone Strand LLC
Whitestone Promenade, LLC
Whitestone Towne Center, LLC

SCHEDULE I

COMMITMENTS

Lender	Revolving Credit Commitment	Term A Loan Commitment	Term B Loan Commitment	TOTAL OF LENDER COMMITMENTS
Bank of Montreal	$68,000,000.00	$8,500,000.00	$8,500,000.00	$85,000,000.00
US Bank National Association	$68,000,000.00	$8,500,000.00	$8,500,000.00	$85,000,000.00
Wells Fargo Bank, National Association	$68,000,000.00	$8,500,000.00	$8,500,000.00	$85,000,000.00
Bank of America, N.A.	$68,000,000.00	$8,500,000.00	$8,500,000.00	$85,000,000.00
SunTrust Bank	$40,000,000.00	$5,000,000.00	$5,000,000.00	$50,000,000.00
Regions Bank	$24,000,000.00	$3,000,000.00	$3,000,000.00	$30,000,000.00
Royal Bank of Canada	$24,000,000.00	$3,000,000.00	$3,000,000.00	$30,000,000.00
Deutsche Bank AG, New York Branch	$20,000,000.00	$2,500,000.00	$2,500,000.00	$25,000,000.00
The Huntington National Bank	$20,000,000.00	$2,500,000.00	$2,500,000.00	$25,000,000.00
TOTAL OF COMMITMENTS	$400,000,000.00	$50,000,000.00	$50,000,000.00	$500,000,000.00

SCHEDULE 5.1

LEGACY HOUSTON PROPERTIES

SCHEDULE 6.2

SUBSIDIARIES

1.	Whitestone Centers LLC, a Texas limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

2.	Whitestone Industrial-Office LLC, a Texas limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

3.	Whitestone REIT Operating Partnership III GP LLC, a Texas limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

4.
Whitestone Operating Partnership III LP, Ltd., a Texas limited partnership (a 99% limited partner interest owned by Whitestone REIT Operating Partnership, L.P. and a 1% general partner interest owned by Whitestone REIT Operating Partnership III GP, LLC)

5.
Whitestone REIT Operating Partnership III LP, a Texas limited partnership (a 99% limited partner interest owned by Whitestone Operating Partnership III LP, Ltd. and a 1% general partner interest owned by Whitestone REIT Operating Partnership III GP, LLC)

6.	Whitestone REIT Operating Company IV LLC, a Texas limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

7.	Whitestone Pima Norte LLC, a Texas limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

8.	Whitestone Corporate Park West LLC, a Texas limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.

9.	Whitestone Offices LLC, a Texas limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

10.	Whitestone Retail Services, L.L.C., a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

11.	Whitestone Brokerage Services, L.L.C., a Texas limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

12.	Whitestone SunnySlope Village, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

13.	Whitestone Featherwood, LLC, a Texas limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

14.	Whitestone Terravita Marketplace, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

15.	Whitestone Ahwatukee Plaza, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

16.	Whitestone Pinnacle of Scottsdale, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

17.	Whitestone Pinnacle of Scottsdale-Phase II, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

18.	Whitestone Shops at Starwood, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

19.	Whitestone Shops at Starwood-Phase III, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

20.	Whitestone Shops at Pinnacle, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

21.	Whitestone Paradise Plaza, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

22.	Whitestone Artesia, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

23.	Whitestone Fountain Square, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

24.	Whitestone Village Square at Dana Park LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

25.	Whitestone Village Square at Dana Park Development Land LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

26.	Whitestone Pecos Ranch, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

27.	Whitestone Headquarters Village, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

28.	Whitestone TRS, Inc., a Delaware corporation (wholly owned by Whitestone REIT Operating Partnership, L.P.)

29.	Whitestone Mercado, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

30.	Whitestone Realty, LLC, an Arizona limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

31.	Whitestone Anthem Martketplace LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

32.	Whitestone Uptown Tower, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

33.	Whitestone Anthem Marketplace Development Land LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

34.	Whitestone Fountain Hills LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

35.	Whitestone CP Woodland Ph 2, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

36.	Whitestone Woodlake Plaza, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

37.	Whitestone Market Street at DC Ranch, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

38.	Whitestone Heritage Trace Plaza 1 LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

39.	Whitestone Heritage Trace Plaza 2 LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

40.	Whitestone Strand LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

41.	Whitestone Promenade, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

42.	Whitestone Towne Center, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

SCHEDULE 6.17

UNDERGROUND STORAGE TANKS

Property	Address
Sugar Park Plaza	11824-11830 Wilcrest Drive, Houston, TX 77031
Town Park	6000-50 S. Gessner, Houston, TX 77036
The Pinnacle of Scottsdale	23425-23636 N. Scottsdale Rd., Scottsdale, AZ 85255
Mercado at Scottsdale Ranch	10105 E. Via Linda, Scottsdale, AZ 85255

SCHEDULE 6.26

SIGNIFICANT LEASES (AS OF SEPTEMBER 30, 2014)